As filed with the Securities and Exchange Commission on May 22, 2003        Registration No. 333-
---------------------------------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         American Financial Group, Inc.
          -------------------------------------------------------------
          (Exact name of Small Business Issuer as specified in charter)


       United States                       6035                 56-2317250
---------------------------------    -----------------      --------------------
(State or other jurisdiction         (Primary SIC No.)      (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                 365 Broad Street, Bloomfield, New Jersey 07003
                                  973-748-3600
        ----------------------------------------------------------------
        (Address and telephone number of principal executive offices and principal place of business)

           Mr. Joseph Kliminski, President and Chief Executive Officer
                 365 Broad Street, Bloomfield, New Jersey 07003
                                  973-748-3600
           -----------------------------------------------------------
            (Name, address and telephone number of agent for service)

                  Please send copies of all communications to:

             Samuel J. Malizia, Esq.                Sanford Brown, Esq.
             Tiffany A. Hasselman, Esq.             Charlotte M. Rasche, Esq.
             MALIZIA SPIDI & FISCH, PC              BRACEWELL & PATTERSON
             1100 New York Ave., N.W.               500 North Akard
             Suite 340 West                         Suite 4000
             Washington, D.C.  20005                Dallas, Texas  75201
             (202) 434-4660                         (214) 758-1093

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after this registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------
Title of Each                Shares          Proposed Maximum  Proposed Maximum     Amount of
Class of Securities          to be           Offering Price      Aggregate       Registration
To Be Registered           Registered            Per Unit       Offering Price       Fee(1)
-------------------------- ----------------- ----------------  ----------------  ----------------

Common Stock,
$0.10 Par Value             1,375,400             $10.00         $13,754,000        $1,112.70
Interests of participants
in the 401(k) Plan             238,459(2)         $10.00         $ 2,384,590                --(3)
-------------------------- ----------------- ----------------  ----------------  ----------------

(1)  Calculated in accordance with Rule 457(o).
(2)  These shares are included in the 1,375,400 shares being registered.
(3) The $2,384,590 of participations to be registered are based upon the assets of the 401(k) Plan. Pursuant to Rule 457(h)(2), no additional fee is required with respect to the interests of participants of the 401(k) Plan.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
     Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS                                                                [LOGO]


                         AMERICAN FINANCIAL GROUP, INC.
                (Holding Company for American Savings Bank of NJ)

                     Up to 1,196,000 Shares of Common Stock


         American Financial Group, Inc. is a federally-chartered corporation that is offering for sale up to 1,196,000 shares of its common stock at $10.00 per share. American Financial Group, Inc. is the holding company for American Savings Bank of NJ. The shares being offered will represent approximately 40% of the outstanding common stock of American Financial Group, Inc. after the completion of this stock offering. American Savings, MHC, a federally-chartered mutual holding company will own the remainder of the outstanding common stock of American Financial Group, Inc.

         The deadline for ordering stock is 12:00 noon, eastern time, on _________, 2003, and may be extended to _______________, 2003. The minimum purchase is 25 shares (minimum investment of $250). All funds submitted shall be placed in a segregated deposit account at American Savings Bank of NJ until the shares are issued or the funds are returned. No stock will be sold if American Financial Group, Inc. does not receive orders for at least 884,000 shares.

         There is currently no public market for the stock. American Financial Group, Inc. anticipates that the stock will initially be quoted on the OTC Bulletin Board, moving later to the new BBX market. See Market for the Stock on page __ of this document.

         Milestone Advisors, LLC is not required to sell any specific number or dollar amount of stock but will use its best efforts to sell the stock offered.

-------------------------------------------- --------------------  -------------
                                             MINIMUM              MAXIMUM
-------------------------------------------- --------------------  -------------
Number of Shares                             884,000               1,196,000
-------------------------------------------- --------------------  -------------
Total Underwriting Commissions and Expenses  $580,000              $580,000
-------------------------------------------- --------------------  -------------
Net Proceeds                                 $8,260,000            $11,380,000
-------------------------------------------- --------------------  -------------
Net Proceeds Per Share                       $9.34                 $9.52
-------------------------------------------- --------------------  -------------

         Based upon market conditions and the approval of the Office of Thrift Supervision, American Financial Group, Inc. may increase the offering by up to 15% of the 1,196,000 shares to be sold, which would bring the number of shares to be sold to 1,375,400 shares. No notice of an increase will be given to persons who have subscribed for stock unless the number of shares to be sold is increased beyond 1,375,400 shares.

Please refer to Risk Factors beginning on page __ of this document.

         These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

         Neither the Securities and Exchange Commission, the Office of Thrift Supervision, nor any state securities regulator has approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                             Milestone Advisors, LLC

                 The Date of this Prospectus is __________, 2003

--------------------------------------------------------------------------------

                                     SUMMARY

This summary highlights selected information from this document and may not contain all the information that is important to you. To understand the stock offering fully, you should read this entire document carefully, including the financial statements and the notes to the financial statements beginning at page F-1 of this document. References in this document to "we," "us," or "our" refer to American Savings Bank of NJ or American Financial Group, Inc., or both, as the context indicates.

                         American Financial Group, Inc.
                                365 Broad Street
                          Bloomfield, New Jersey 07003
                                 (973) 748-3600

         American Financial Group, Inc. is a federally-chartered corporation organized in June 2003 that was formed for the purpose of acquiring all of the capital stock of American Savings Bank, which was previously owned by American Savings, MHC, a federally-chartered mutual holding company. American Savings Bank converted from a mutual to a stock savings bank in a mutual holding company reorganization in 1999 in which no stock was sold to any person other than American Savings, MHC. Currently, all of the outstanding stock of American Savings Bank is held by American Financial Group, Inc. and all of the outstanding stock of American Financial Group, Inc. is held by American Savings, MHC.

         American Financial Group, Inc. will be offering shares representing 40% of the outstanding stock of American Financial Group, Inc. after the completion of the offering. The shares will be offered to depositors of American Savings Bank, the employee stock ownership plan of American Savings Bank and possibly to the community via a syndicated offering if necessary. See How We Will Prioritize Orders if We Receive Orders for More Shares than are Available on page ___ and Conduct of the Offering on page ___. Concurrent with the offering, American Financial Group, Inc. will lend its employee stock ownership plan cash obtained from the stock subscriptions to enable the plan to buy up to 8% of the shares issued in the offering to persons other than American Savings, MHC. American Savings MHC will own the remaining 60% of the outstanding stock of American Financial Group, Inc. The following chart shows the corporate structure after completion of the stock offering.

         -------------------------------
         |                             |
         |    American Savings, MHC    |            Minority stockholders of
         |                             |         American Financial Group, Inc.
         -------------------------------                  |
                     | 60%                                | 40%
         ---------------------------------------------------------------
         |      American Financial Group, Inc.                         |
         ---------------------------------------------------------------

         ---------------------------------------------------------------
         |        American Savings Bank of NJ                          |
         ---------------------------------------------------------------


         American Financial Group, Inc. has not engaged in any significant business. Its primary activity is holding all of the stock of American Savings Bank. In June 2003, American Financial Group, Inc. organized a new subsidiary, ASB Investment Corp, a New Jersey-incorporated company, for the purpose of selling insurance and investment products, including annuities, to customers of the Bank and the general public, with initial activities limited to the sale of fixed rate annuities.

         American Financial Group, Inc. will invest the proceeds of the offering as discussed under Use of Proceeds on page __. In the future, it may pursue other business activities, including mergers and acquisitions, investment alternatives and diversification of operations. There are, however, no current understandings or agreements for these activities.

                              American Savings, MHC

         American Savings, MHC is a federally-chartered mutual holding company that was formed in 1999 in connection with the mutual holding company reorganization of American Savings Bank. American Savings, MHC has not engaged in any significant business since its formation in 1999. American Savings, MHC currently owns 100% of the outstanding stock of American Financial Group, Inc. So long as

                                        1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

American Savings, MHC is in existence, it will at all times own at least a majority of the outstanding stock of American Financial Group, Inc. It is anticipated that the primary business activity of American Savings, MHC going forward will be to own a majority of American Financial Group, Inc.'s stock.

                           American Savings Bank of NJ

         American   Savings  Bank  of  NJ   ("American   Savings   Bank")  is  a
federally-chartered stock savings bank. American Savings Bank conducts a traditional community bank operation, offering retail banking services, one- to four-family mortgage loans, multi-family, commercial and other real estate mortgage loans, home equity loans and lines of credit, construction loans and consumer loans.

Use of the Proceeds Raised from the Sale of Stock.

         The proceeds from the sale of common stock will provide us with additional equity capital, which will support future deposit growth and expanded operations. While American Savings Bank currently exceeds the regulatory capital requirements to be considered well capitalized, the sale of stock, coupled with the accumulation of earnings, less dividends or other reductions in capital, from year to year, represents a means for the orderly preservation and expansion of our capital base. If our current growth continues at the same rate, and if we expand further as we currently plan, American Savings Bank will need the additional capital to remain well capitalized under regulatory capital requirements.

         American Financial Group, Inc. will use 80% of the net proceeds from the offering at the minimum and midpoint, or $6.6 million and $7.9 million, respectively, to make a capital contribution to American Savings Bank. The contribution at the maximum and maximum, as adjusted will be limited to 80% of the net proceeds at the midpoint, or $7.9 million. Concurrent with the offering, American Financial Group, Inc. will also lend its employee stock ownership plan cash from subscriptions received to enable the plan to buy up to 8% of the shares issued in the offering to persons other than American Savings, MHC. The balance will be retained as American Financial Group, Inc.'s initial capitalization and will be used for general business purposes which may include investment in securities, repurchasing shares of its common stock or paying cash dividends.

         The funds received by American Savings Bank will be used for general business purposes, including originating loans and purchasing securities. We intend to expand our branch office network over the next several years. We intend to continue the Bank's current mix of deposit and loan products, with the latter continuing to consist primarily of residential mortgages and multi-family, commercial and other real estate mortgages. In June 2003, we organized a new subsidiary, ASB Investment Corp, a New Jersey- incorporated company, for the purpose of selling insurance and investment products, including annuities, to customers of the Bank and the general public, with initial activities limited to the sale of fixed rate annuities. In addition to expanding our core banking business through internal growth, we may also consider expansion opportunities such as the acquisition of other financial institutions. We do not, however, have any current understandings, agreements or arrangements for expansion by acquisition of other financial institutions or for the expansion of our branch office network. See Use of Proceeds on page __.

How We Determined the Offering Range.

         The offering range is based on an independent valuation prepared by FinPro, Inc. ("FinPro"), an appraisal firm experienced in appraisals of financial institutions. FinPro has determined that as of May 9, 2003, our estimated aggregate pro forma market value ranged from a minimum of $22,100,000 to a maximum of $29,900,000, with a midpoint of $26,000,000. Based on this valuation and the $10.00 per share price, the number of shares of common stock being issued by American Financial Group, Inc. will range from 2,210,000 to 2,990,000. The $10.00 per share price was selected primarily because it is the price most commonly used in stock offerings of this type. American Financial Group, Inc. is offering 40%

                                        2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



of these shares, or between 884,000 shares and 1,196,000 shares, for purchase by eligible depositors of American Savings Bank in a subscription offering and to the general public if a community or a syndicated community offering is held. The number of shares of American Financial Group, Inc. that American Savings, MHC will own after completion of the stock offering will range from 1,326,000 to 1,794,000.

The independent valuation does not indicate trading value of the stock after the offering. You should not assume or expect that American Financial Group, Inc.'s valuation as indicated above means that the common stock will trade at or above the $10.00 purchase price after the stock offering.

         FinPro's valuation contains an analysis of a number of factors, including but not limited to:

o    our financial condition and results of operations as of March 31, 2003;

o    our operating trends;

o    the competitive environment in which we operate;

o operating trends of certain savings institutions and mutual holding companies;

o relevant economic conditions both nationally and in New Jersey which affect the operations of savings institutions;

o    stock market values of certain institutions; and

o stock market conditions for publicly traded savings institutions and mutual holding companies.

         In addition, FinPro's valuation takes into account the effect of the additional capital raised by the sale of the common stock on our estimated pro forma market value. In preparing its independent valuation, FinPro focused primarily on the price/earnings and price/book valuation methodologies, both of which are discussed in the valuation report. See Where You Can Find Additional Information on page ___ for how to obtain a copy of the valuation report. The following table compares American Financial Group, Inc.'s pro forma price/earnings and price/book ratios, on a fully converted equivalent basis at the minimum, midpoint and maximum of the offering range to the medians for all publicly traded thrifts, all publicly traded New Jersey thrifts and a comparable group of thirteen publicly traded thrifts identified in the valuation report. See Pro Forma Data on page __ for a description of the assumptions used in calculating the multiples and ratios for American Financial Group, Inc. at the minimum, midpoint and maximum of the offering range.

                                                                                                 Price/Core      Price/Book
                                                                                                  Earnings        Tangible
                                                                                                  Multiple*         Ratio
                                                                                                  ---------         -----
American Financial Group, Inc.:
     Minimum (884,000 shares sold)............................................................       10.99x         54.17%
     Midpoint (1,040,000 shares sold).........................................................       12.99x         58.79%
     Maximum (1,196,000 shares sold)..........................................................       14.93x         62.74%
Median for all publicly traded thrifts that underwent a standard conversion...................       14.01x        132.80%
Median for all publicly traded New Jersey thrifts that underwent a standard conversion........       14.59x        198.46%
Median for the comparable group...............................................................       15.97x        131.33%

___________
* The pro forma price/core earnings multiples for American Financial Group, Inc. presented in the above table are based on core earnings for the trailing twelve months as required by regulatory appraisal

                                        3
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         guidelines. Therefore, these ratios differ from the ratios presented in the tables under Pro Forma Data on page __.

         The independent valuation must be updated before we complete the stock offering. The amount of common stock being offered may be increased by up to 15% without notice to persons who have subscribed for stock, so that a total of 1,375,400 shares would be sold in the offering. We received authorization from the Office of Thrift Supervision ("OTS") to conduct the stock offering on __________, 2003. The updated independent valuation will be subject to the further approval of the OTS before we can complete the stock offering. If the updated independent valuation would result in more than 1,375,400 shares being sold in the offering, we would be required to notify all persons who have subscribed and such persons would have the opportunity to change or cancel their subscription orders. See pages __ to __.

The Amount of Stock You May Purchase.

Minimum purchase     = 25 shares
Maximum purchase     = 20,000 shares

         The maximum number of shares that any individual (or individuals through a single account) may purchase is 20,000. The maximum number of shares that any individual may purchase together with any associate or group of persons acting in concert is 40,000 shares.

         The purchase limitations are set by the plan of stock issuance adopted by our Board of Directors. If determined to be necessary or desirable by the Board of Directors, the plan may be amended by a two- thirds vote of the full Board, with the concurrence of the OTS. Thus, the purchase limitation may be revised after completion of the subscription offering without notice to subscribers, except that in the event the maximum purchase limitation is increased, persons who subscribed for the maximum will be notified and permitted to revise their subscription.

How We Will Prioritize Orders if We Receive Orders for More Shares than are Available.

         You might not receive any or all of the stock you order. We have granted subscription rights in the following order of priority:

o Priority 1 - depositors of American Savings Bank at the close of business on January 31, 2002 with deposits of at least $50.00.

o Priority 2 - the tax qualified employee stock benefit plans of American Savings Bank.

o Priority 3 - depositors of American Savings Bank at the close of business on June 30, 2003 with deposits of at least $50.00.

         To the extent that shares remain available and depending on market conditions at or near the completion of the subscription offering, we may conduct a community offering and possibly a syndicated community offering, and preference may be given first to residents of Essex county, and second to residents of the State of New Jersey. The community offering, if any, may commence simultaneously with, during or subsequent to the completion of the subscription offering. A syndicated community offering, if we conduct one, would commence just prior to, or as soon as practicable after, the termination of the subscription offering and would be open to the general public beyond the local community. We will have the right to reject orders, in whole or in part, in the community or syndicated community offerings, and orders received in connection with a syndicated community offering would receive a lower priority than orders received in the subscription offering and community offering. See The Stock Offering on page __.

                                        4
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Our Officers, Directors and Employees Will Receive Additional Compensation and Benefits After the Stock Offering.

         In order to align our employees' and directors' interests closer to our stockholders' interests, we intend to establish certain benefit plans that use our stock as compensation. Officers, directors, and employees will not be required to pay cash in exchange for shares received under the employee stock ownership plan or shares received under the restricted stock plan, but will be required to pay the exercise price to exercise stock options.

         The following table presents information regarding the participants in each plan, the percentage of total shares issued in the offering, and the dollar value of the stock for our employee stock ownership plan and stock-based incentive plans. The table below assumes that 2,600,000 total shares are issued, including the sale of 1,040,000 shares to public stockholders in the stock offering and the issuance of 1,560,000 to American Savings, MHC. It is assumed that the value of the stock in the table is $10.00 per share. Options are given no value because their exercise price will be equal to the fair market value of the stock on the day the options are granted. As a result, anyone who receives an option will only benefit from the option if the price of the stock rises above the exercise price and the option is exercised. See pages __ to __ for more information about the stock benefit plans.


                                                                                         Percentage of
                                           Individuals                                   Total Shares
                                            Eligible            Estimated     Number     Issued at
                                           to Receive             Value      of Shares/  Midpoint of
                                            Awards       of Shares/Options   Options     Offering Range
                                            ------       -----------------   -------     --------------
Employee Stock Ownership Plan............  Employees           $832,000       83,200          3.2%

Restricted Stock Plan Awards.............  Officers and         520,000       52,000          2.0%
                                           Directors

Stock Options............................  Officers and            *         130,000          5.0%
                                           Directors

__________________
* The exercise price of an option will be equal to the fair market value of the common stock on the date of grant of the option, thus, the exact dollar value of the option will equal the difference between the exercise price of such option and the market price of the common stock on the date of exercise of the option. Accordingly, the exact dollar value is not presently determinable.

Our Policy Regarding Dividends.

         At this time, we do not plan to pay dividends in the immediate future on the common stock of American Financial Group, Inc. We will in the future consider paying cash dividends, and the timing, amount and frequency would be determined at that time. There are also restrictions on our ability to pay dividends. See Dividend Policy on page __.

         If we pay dividends to stockholders of American Financial Group, Inc., it is anticipated that any dividends payable to American Savings, MHC would be waived. Under OTS regulations, such dividend waivers would not result in dilution to public stockholders in the event that American Savings, MHC converts to stock form in the future. See Regulation - Regulation of American Financial Group, Inc. on page __.

Deadlines for Purchasing Stock.

         The subscription offering will terminate at 12:00 noon, eastern time, on ___________, 2003 unless extended. The subscription offering may be extended to ____________, 2003. A community offering and

                                        5
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

a syndicated community offering, if such offerings are conducted, may terminate at any time without notice but no later than ____________, 2003. See The Stock Offering on page __.

How You May Pay for Your Shares.

         In the subscription offering and the direct community offering you may pay for your shares by:

         (1)      payment in cash, if delivered in person;

         (2)      personal check, bank draft or money order; or

         (3) authorizing us to withdraw available funds from your deposit accounts maintained with American Savings Bank.

         In the case of payments made in cash, personal check, bank draft or money order, subscription funds will be placed in a segregated account at American Savings Bank. Interest will be paid on subscription funds at American Savings Bank's regular savings account rate from the date the payment is received until the offering is either completed or terminated. The offering will not be completed and no stock will be sold unless we receive orders for at least 884,000 shares. If the offering is not completed for any reason, all funds submitted pursuant to the offerings will be promptly refunded with interest as described above. See The Stock Offering - Ordering and Receiving Common Stock on page __.

         Any orders received in the subscription or community offering which aggregate $25,000 or more, if paid by check, must be paid by official bank or certified check. We will not accept copies or facsimiles of order forms or permit wire transfers as payment for shares ordered for purchase. American Savings Bank cannot lend funds to anyone for the purpose of purchasing shares. See The Stock Offering - Ordering and Receiving Common Stock on page __.

Once Submitted, Your Stock Order is Irrevocable.

         For your subscription to be valid, you must return to us a properly completed original order form with full payment for your shares. An order form, once we receive it, may not be modified, canceled or withdrawn without our consent. If the offering is not completed by _______________, 2003, you will have the right to modify or withdraw your order and to have your subscription funds returned with interest at American Savings Bank's regular savings account rate. See The Stock Offering - Ordering and Receiving Common Stock on page __.

Your Subscription Rights Are Not Transferable.

         Selling or transferring your right to buy stock in the subscription offering is illegal. If you exercise this right you must state that you are purchasing stock for your own account. If we believe your order violates this restriction, your order will not be filled. You also may be subject to penalties imposed by the OTS.

Proposed Stock Purchases by Management.

         While no formal decisions have been made, preliminary indications are that American Financial Group, Inc.'s directors and executive officers and their associates will purchase approximately 237,000 shares of common stock in the offering, which represents 10.7%, 9.1% and 7.9% of the total shares to be outstanding after the offering at the minimum, midpoint and maximum of the offering range, respectively, including shares issued to American Savings, MHC.

                                        6
--------------------------------------------------------------------------------

                                  RISK FACTORS

         In addition to the other information in this document, you should consider carefully the following risk factors in evaluating an investment in our common stock.

The relatively small amount of stock being offered makes it highly unlikely that an active and liquid trading market for the stock will exist, and the liquidity and price of the stock may be adversely affected by a limited trading market.

         We expect that our common stock will trade on the over-the-counter market with quotations available on the OTC Bulletin Board, moving later to the new BBX market. Prior to this offering, American Financial Group, Inc. has not offered its stock to the public. Due to the relatively small size of the offering to the public, an active market for the stock may not exist after the offering. This means that there may be limited secondary market liquidity for our stock. This might make it difficult for you to buy or sell the stock after the initial offering which may negatively affect the price of the stock and cause significant volatility in the price of our stock. See Market for the Stock on page __.

         The liquidity of the trading market for our stock will also be affected by the amount of stock purchased by our directors and executive officers and their associates, who may purchase approximately 237,000 shares in the offering, which represents 10.7%, 9.1%, and 7.9% of the total outstanding stock after the offering at the minimum, midpoint and maximum of the offering range, respectively, including shares issued to American Savings, MHC. Shares purchased by directors and executive officers cannot be sold for a period of one year following the offering. Furthermore, if stockholders of American Financial Group, Inc. approve the restricted stock plan and the stock option plan, and if all shares reserved under the restricted stock plan are awarded and all options reserved under the stock option plan are awarded and exercised, insider ownership would increase. In addition, the Bank's employee stock ownership plan will purchase up to 8% of the shares issued in the offering to persons other than American Savings, MHC, and such shares will be held in trust, further limiting the publicly traded shares.

Changes in interest rates have reduced our profits. We are vulnerable to both increases and decreases in interest rates.

         Our ability to make a profit largely depends on our net interest income, which could be negatively affected by changes in interest rates. Net interest income is the difference between:

o the interest income we earn on our interest-earning assets, such as loans and securities; and

o the interest expense we pay on our interest-bearing liabilities, such as deposits and amounts we borrow.

         The rates we earn on our assets and the rates we pay on our liabilities are generally fixed for a contractual period of time. We, like many savings
institutions,   have  liabilities   that  generally  have  shorter   contractual
maturities than our assets. This imbalance can create significant earnings volatility, because market interest rates change over time. In a period of rising interest rates, the interest income earned on our assets may not increase as rapidly as the interest paid on our liabilities. In a period of declining interest rates the interest income earned on our assets may decrease more rapidly than the interest paid on our liabilities.

         In addition, changes in interest rates can affect the average life of loans and mortgage-backed and related securities. A reduction in interest rates results in increased prepayments of loans and mortgage- backed and related securities, as borrowers refinance their debt in order to reduce their borrowing cost. This causes reinvestment risk, because we are generally not able to reinvest prepayments at rates that are comparable to the rates we earned on the prepaid loans or securities. At March 31, 2003, 82.5% of our loan portfolio was comprised of one- to four-family mortgage loans, which have recently experienced a very high prepayment rate.

         Our net interest rate spread, which is the difference between the yields we receive on assets and the rates we pay on liabilities, has been decreasing during recent periods due to the significant decrease in market interest rates to historically low levels. For the six month period ended March 31, 2003 our net interest rate spread was 2.25%, as compared to 2.54% for the six month period ended December 31, 2002. Our investment securities portfolio consists primarily of adjustable interest rate securities and securities that have shorter maturity terms than residential mortgages, which provides protection against interest rate risk if interest rates rise. However, as interest rates have decreased, these securities have paid off or adjusted to lower yields. This decrease in the yield on our securities portfolio, along with the modification or replacement of loans in our existing loan portfolio with lower rate loans, has caused our net interest rate spread to shrink because the decrease in the rates we pay on deposits and borrowings has been less than the decrease in the yields on our securities and loan portfolios. This has caused a decrease in our earnings, sometimes referred as an "earnings squeeze." Our earnings are expected to continue to be impacted by an "earnings squeeze" in the future.

         We are also vulnerable to an increase in interest rates because the majority of our loan portfolio consists of long-term, fixed rate loans. At March 31, 2003, 70.9% of our loans with maturities of greater than one year had fixed rates of interest, and 73.3% of our loans had maturities of ten or more years. In an increasing rate environment, our cost of funds will increase more rapidly than the interest earned on our loan portfolio and investment securities portfolio because our primary source of funds is deposits with substantially shorter maturities than the maturities on our loans and investment securities. Having interest- bearing liabilities that reprice more frequently than interest-earning assets will be detrimental during periods of rising interest rates and could cause our net interest rate spread to shrink because the increase in the rates we would earn on our securities and loan portfolios would be less than the increase in the rates we would pay on deposits and borrowings. This could cause a decrease in our earnings and an "earnings squeeze" just as the decrease in interest rates in recent periods has impacted our earnings.

Increases in market rates of interest could adversely affect our equity.

         At March 31, 2003, we held approximately $93.6 million in available-for-sale securities. Generally accepted accounting principles ("GAAP") require that these securities be carried at fair value on our balance sheet. Unrealized holding gains or losses on these securities, that is, the difference between the fair value and the amortized cost of these securities, net of deferred taxes, is reflected in our stockholders' equity. Movements in interest rates, either increasing or decreasing, can impact the value of our available-for-sale securities portfolio.

         As of September 30, 2002, our available-for-sale securities portfolio had an unrealized gain of approximately $885,000. At March 31, 2003, our available-for-sale securities portfolio had an unrealized gain of approximately $336,000. The decrease in the fair value of our available-for-sale securities affects our equity because it causes a decrease in accumulated other comprehensive income, which is a component of total equity.

Our return on equity after the offering may be low; this may negatively affect the price of our stock.

         The net proceeds from the offering will substantially increase our equity capital. It will take a significant period of time to prudently invest this capital. For the year ended September 30, 2002, our return on average equity was 9.70%. On a pro forma basis assuming that 1,196,000 shares had been sold at the beginning of the year, our return on average equity for the year ended September 30, 2002 would be approximately 6.42%. As a result, our return on equity, which is the ratio of our earnings divided by our equity capital, may be lower than that of similar companies. To the extent that the stock market values a company based in part on its return on equity, our low return on equity relative to our peer group could negatively affect the trading price of our stock.

         We intend to adopt an employee stock ownership plan as part of the stock offering. We also intend to adopt other stock-based benefit plans. The money that we use to buy stock to fund our stock-based benefit plans will not be available for investment and will increase our future expenses. In addition, the public company costs of preparing reports for stockholders and the SEC will also cause our expenses to be higher than they would be if we did not conduct the stock offering and did not expand our employee benefit plans. See Pro Forma Data on page __ and Management - Potential Stock Benefit Plans - Employee Stock Ownership Plan on page __.

A portion of our total loan portfolio consists of multi-family, commercial and other real estate loans, and we intend to continue our origination of such loans after the offering at the same level, if not higher. The repayment risk related to these types of loans is considered to be greater than the risk related to one- to four-family residential loans.

         At March 31, 2003, our loan portfolio included approximately $29.9 million of multi-family, commercial and other real estate loans, or 12.3% of our total loan portfolio. It is our intention to continue to originate these types of loans at the same level, if not higher. These types of loans are generally considered to involve a higher degree of credit risk than long-term financing of one- to four-family residential properties and any late payments or the failure to repay such loans would hurt our earnings. See Business of American Savings Bank - Lending Activities - Multi-family, Commercial and Other Mortgage Loans on page __.

We have a relatively high percentage of unseasoned credits, which are considered to pose a potentially greater repayment risk than loans that have been outstanding for a longer period of time.

         As a result of our recent growth, including growth in our non-residential mortgage loans, a significant portion of our loan portfolio is represented by new credits. Generally, loans that are relatively new, referred to as unseasoned loans, do not have sufficient repayment history to determine the likelihood of repayment in accordance with their terms. At March 31, 2003, a significant percentage of our total loan portfolio consisted of loans that would be considered unseasoned.

We do not anticipate that we will continue to experience the same rate of growth that we have in the past, and we may not be able to successfully manage our current growth.

         Over the past several years, we have experienced rapid and significant growth. Our total assets increased from $173.3 million at September 30, 1998 to $360.2 million at March 31, 2003. A large part of this growth was attributable to the opening of our Cedar Grove branch office in August 2001. We do not expect to sustain such rapid growth in the future. If we do experience continued growth, we can not assure you that we will be able to adequately and profitably manage such growth or that our earnings will adequately provide the necessary capital to maintain required regulatory capital levels.

         In addition, a majority of the Bank's loan originations is produced by the Bank's one loan officer, whose referral base consists of a variety of sources, including customers, realtors, lawyers, title companies and accountants. If this individual were to leave the employ of the Bank, our level of loan originations would be affected.

Strong   competition   within  our   market   area  may  limit  our  growth  and
profitability.

         Competition in the banking and financial services industry is intense. We compete with commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms operating locally and elsewhere. Many of these competitors have substantially greater resources and lending limits than we do and may offer certain services that we do not or cannot provide. Our profitability depends upon our continued ability to successfully compete in our market area.

Our profitability depends significantly on local economic conditions.

         A substantial majority of our loans are to individuals and businesses in northern New Jersey. Any decline in the economy of this area could have an adverse impact on our earnings. Because we have a significant amount of real estate loans, decreases in real estate values could adversely affect the value of property used as collateral. Adverse changes in the economy may also have a negative effect on the ability of our borrowers to make timely repayments of their loans, which would have an adverse impact on our earnings.

We plan to remain independent and you should not invest in our common stock if you are anticipating our sale.

         It is our intention to continue operating as an independent financial institution, and you are urged not to invest in our stock if you are anticipating a sale of American Financial Group, Inc. We do not plan to undertake a sale of American Financial Group, Inc. even if the acquisition would result in our stockholders receiving a substantial premium over the market price of our stock at the time of a sale.

         If we are faced with challenges to our independence, such as an election or proxy contest, we intend to rigorously defend ourselves. Our defense could significantly increase our expenses and reduce our net income and return on equity, which could negatively impact our stock price.

         The OTS imposes stringent restrictions on the approval of acquisitions of greater than 10% of the outstanding stock in the three years after a thrift holding company's initial stock offering and has stated its intention to approve only those acquisitions of control within three years that comply strictly with the regulatory criteria. The OTS may require as a condition of approving our stock offering that we retain our federal stock charter for a minimum of three years following our stock offering. In addition, the charter and bylaws of American Financial Group, Inc. contain provisions which have an anti-takeover effect. See Restrictions on Acquisition of American Financial Group, Inc. on page __.

Persons who purchase stock in the offering will own a minority of American Financial Group, Inc.'s common stock and will not be able to exercise voting control over most matters put to a vote of stockholders.

         Public stockholders will own a minority of the outstanding shares of American Financial Group, Inc.'s common stock. American Savings, MHC will own a majority of American Financial Group, Inc.'s common stock after the offering. The same directors and executive officers who manage American Financial Group, Inc. also manage American Savings, MHC. The Board of Directors of American Savings, MHC is also the Board of Directors of American Financial Group, Inc. and will be able to exercise voting control over most matters put to a vote of stockholders. For example, American Savings, MHC may exercise its voting control to prevent a sale or merger transaction in which stockholders could receive a premium for their shares or to approve employee benefit plans.

         In addition, American Financial Group, Inc.'s directors, executive officers and their associates are expected to purchase approximately 237,000 shares in the offering, which represents 10.7%, 9.1%, 7.9% at the minimum, midpoint and maximum of the offering range, respectively, including shares issued to American Savings, MHC. Furthermore, if stockholders of American Financial Group, Inc. approve the restricted stock plan and the stock option plan, and if all shares reserved under the restricted stock plan are awarded and all options reserved under the stock option plan are awarded and exercised, insider ownership would increase. See Management - Executive Compensation on page __ and Management - Proposed Stock Purchases by Management on page __.

The implementation of stock-based benefit plans may dilute your ownership interest in American Financial Group, Inc.

         We intend to adopt a stock option plan and a restricted stock plan following the stock offering. These stock benefit plans will be funded through either open market purchases or from the issuance of authorized but unissued shares. Stockholders would experience a reduction in ownership interest in the event newly issued shares are used to fund stock options and awards made under the restricted stock plan. The use of newly issued shares of stock to fund the restricted stock plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 1.96%. The use of newly issued shares of stock to fund the stock option plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 4.76%. See Management - Potential Stock Benefit Plans on page __.

                                 USE OF PROCEEDS

         We are conducting this stock offering principally to raise additional capital to support our continued growth. The net proceeds will depend on the expenses incurred by us in connection with the offering and the total number of shares of stock issued in the offering, which will depend on the independent valuation and marketing considerations. Although the actual net proceeds from the sale of the common stock cannot be determined until the offering is completed, we estimate that net proceeds from the sale of common stock will be between $8.3 million at the minimum and $11.4 million at the maximum of the offering range.

         Assuming the sale of $8,840,000,  $10,400,000 and $11,960,000 of common stock at the minimum, midpoint and maximum, respectively, of the offering range, expenses of $580,000 and the purchase by the employee stock ownership plan of 8% of the shares issued in the offering to persons other than American Savings, MHC, the following table shows the manner in which we will use the net proceeds:

                                                          MINIMUM                  MIDPOINT                 MAXIMUM
                                                    -------------------     -------------------     --------------------
                                                        $            %          $            %           $            %
                                                    ----------    -----     ----------    -----     -----------    -----
Loan to employee stock ownership plan........     $    707,200      8.6%   $   832,000      8.5%    $   956,800      8.4%
Investment in American Savings Bank..........        6,608,000     80.0      7,856,000     80.0       7,856,000     69.0
American Financial Group, Inc.
    working capital..........................          944,800     11.4      1,132,000     11.5       2,567,200     22.6
                                                    ----------    -----     ----------    -----     -----------    -----
         Net Proceeds........................       $8,260,000    100.0%    $9,820,000    100.0%    $11,380,000    100.0%
                                                    ==========    =====     ==========    =====     ===========    =====

         We will use 80% of the net proceeds from the offering at the minimum and midpoint, or $6.6 million and $7.9 million, respectively, to make a capital contribution to American Savings Bank. The contribution at the maximum and maximum, as adjusted will be limited to 80% of the net proceeds at the midpoint, or $7.9 million. We will also lend the Bank's employee stock ownership plan cash to enable the plan to buy up to 8% of the shares issued in the offering to persons other than American Savings, MHC. The balance will be retained as our initial capitalization and used for general business purposes which may include investment in securities, repurchasing shares of our common stock, or paying cash dividends. We will initially invest these proceeds in short to intermediate term investment securities.

         The funds received by American Savings Bank will be used for general business purposes, including originating loans and purchasing securities. We intend to expand our branch office network over the next several years. We intend to continue the Bank's current mix of deposit and loan products, with the latter continuing to consist primarily of residential mortgages and multi-family, commercial and other real estate mortgages. In June 2003, we organized a new subsidiary, ASB Investment Corp, a New Jersey- incorporated company, for the purpose of selling insurance and investment products, including annuities, to customers of the Bank and the general public, with initial activities limited to the sale of fixed rate annuities. In addition to expanding our core banking business through internal growth, we may also consider expansion opportunities such as the acquisition of other financial institutions. We do not, however, have any current understandings, agreements or arrangements for expansion by acquisition of other financial institutions or for the expansion of our branch office network.

         If the employee stock ownership plan does not purchase common stock in the offering, it may purchase shares of common stock in the market after the stock offering. If the purchase price of the common stock is higher than $10 per share, the amount of proceeds required for the purchase by the employee stock ownership plan will increase and the resulting stockholders' equity will decrease.

         The net proceeds may vary significantly because total expenses of the stock offering may be significantly more or less than those estimated. The net proceeds will also vary if the number of shares to be issued in the stock offering are adjusted to reflect a change in the estimated pro forma market value of American Financial Group, Inc. and American Savings Bank. The net proceeds will also vary if our employee stock ownership plan purchases shares in the open market at an average cost that is higher or lower than $10.00 per share. Payments for shares made through withdrawals from existing deposit accounts at American Savings Bank will not result in the receipt of new funds for investment but will result in a reduction of American Savings Bank's deposits and interest expense as funds are transferred from interest-bearing certificates or other deposit accounts.

                                 DIVIDEND POLICY

         At this time, we do not plan to pay dividends in the immediate future on the common stock of American Financial Group, Inc. We will in the future consider paying cash dividends, and the timing, amount and frequency would be determined at that time by the Board of Directors of American Financial Group, Inc. In making its decision regarding the timing, frequency and initial annual amount of any dividends, the Board of Directors will consider several factors, including: financial condition; results of operations; tax considerations; alternative investment opportunities available to us; industry standards; and general economic conditions.

         There can be no assurance that dividends will be paid on the stock or that, if paid, dividends will not be reduced or eliminated in future periods.

         American Financial Group, Inc.'s ability to pay dividends also depends on the receipt of dividends from American Savings Bank which is subject to a variety of regulatory limitations on the payment of dividends. See Regulation - Regulation of American Savings Bank - Dividend and Other Capital Distribution Limitations on page __. Furthermore, as a condition to the OTS giving its authorization to conduct the stock offering, American Financial Group, Inc. has agreed that it will not initiate any action within one year of completion of the stock offering in the furtherance of payment of a special distribution or return of capital to stockholders of American Financial Group, Inc.

         If American Financial Group, Inc. pays dividends to its stockholders, it is anticipated that dividends payable to American Savings, MHC would be waived. Under OTS regulations, public stockholders would not be diluted for any dividends waived by American Savings, MHC in the event that American Savings, MHC converts to stock form. See Regulation - Regulation of American Financial Group, Inc. on page __.

                              MARKET FOR THE STOCK

         American Financial Group, Inc. has never issued capital stock. Consequently, there is not, at this time, any market for the stock. Following the completion of the offering, American Financial Group, Inc. anticipates that its stock will initially be traded on the over-the-counter market with quotations available through the OTC Electronic Bulletin Board and will move later to the new BBX market. Milestone is not in the business of making a market in publicly-traded stocks, meaning that it does not solicit potential buyers and sellers in order to match buy and sell orders for any stocks. We expect that broker-dealers other than Milestone will make a market in our stock.

         The development of an active trading market depends on the existence of willing buyers and sellers. Due to the small size of the offering, it is highly unlikely that an active trading market will be maintained after the offering. The relatively small amount of stock being issued to the public may make it difficult to buy or sell our stock in the future which may negatively affect the price of the stock and cause significant volatility in the price of our stock. You could have difficulty disposing of your shares and you should not view the shares as a short term investment. You may not be able to sell your shares at a price equal to or above the price you paid.

                                 CAPITALIZATION

         Set forth below is the historical capitalization as of March 31, 2003 of American Savings Bank and the pro forma capitalization of American Financial Group, Inc. as of March 31, 2003 after giving effect to the offering. The table also gives effect to the assumptions set forth under Pro Forma Data on page __. A change in the number of shares sold in the offering may materially affect the pro forma capitalization.


                                                                    Pro Forma Capitalization at March 31, 2003
                                                                    ----------------------------------------------------------------
                                                                                                                          Maximum,
                                                     American         Minimum         Midpoint           Maximum        as adjusted
                                                   Savings Bank       884,000         1,040,000        1,196,000        1,375,400
                                                  Historical, at    Shares Sold      Shares Sold       Shares Sold      Shares Sold
                                                    March 31,        at $10.00        at $10.00         at $10.00        at $10.00
                                                       2003          per share        per share         per share      per share(1)
                                                       ----          ---------        ---------         ---------      ------------
                                                                                   (In thousands)
Deposits(2)....................................      $275,857         $275,857         $275,857          $275,857         $275,857
Borrowed funds.................................        57,000           57,000           57,000            57,000           57,000
                                                     --------         --------         --------          --------        ---------
Total deposits and borrowed funds..............      $332,857         $332,857         $332,857          $332,857         $332,857
                                                     ========         ========         ========          ========         ========
Stockholders' equity:
  Preferred stock, $0.10 par value,
    5,000,000 shares authorized;
    none to be issued..........................             -                -                -                 -                -
  Common stock, $0.10 par value,
    20,000,000 shares authorized,
    assuming shares outstanding as shown(3)....             -               22               26                30               34
Additional paid-in capital(3)(4)...............             -            8,238            9,794            11,350           13,140
Retained earnings..............................        21,613           21,613           21,613            21,613           21,613
Accumulated other comprehensive
   income, net of tax..........................           202              202              202               202              202
Less:
  Common stock acquired by
    employee stock ownership plan(5)...........             -              707              832               957            1,100
  Common stock acquired by restricted
     stock plan(6).............................             -              442              520               598              688
                                                     --------         --------         --------          --------        ---------
Total stockholders' equity.....................      $ 21,815         $ 28,926         $ 30,283          $ 31,640        $  33,201
                                                     ========         ========         ========          ========        =========

-----------------
(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the independent valuation and a commensurate increase in the offering range of up to 15% to reflect changes in market and financial conditions.
(2) Does not reflect withdrawals from deposit accounts for the purchase of stock in the offering. Any withdrawals would reduce pro forma deposits by an amount equal to the withdrawals.
(3) Non-historical data includes shares to be held by American Savings, MHC after completion of the stock offering. No effect has been given to the issuance of additional shares of stock pursuant to any stock option plan that may be adopted by American Financial Group, Inc. and presented for approval by the stockholders after the offering. An amount equal to 5% of the total number of shares issued in the offering to the public shareholders and to American Savings, MHC would be reserved for issuance upon the exercise of options to be granted under the stock option plan following the stock offering. See Management - Potential Stock Benefit Plans - Stock Option Plan on page __.
(4) Additional paid-in capital amounts under pro forma capitalization are net of stock offering expenses. Actual capitalization at March 31, 2003 consists of the existing capitalization of American Savings Bank and this amount is also included under pro forma capitalization.
(5) Assumes that 8% of the shares issued in the offering to persons other than American Savings, MHC will be purchased by the employee stock ownership plan, and that the funds used to acquire the employee stock ownership plan shares will be borrowed from American Financial Group, Inc., concurrent with the offering. See Summary - American Financial Group, Inc. on page __. For an estimate of the impact of the loan on earnings, see Pro Forma

         Data on page __. American Savings Bank intends to make scheduled discretionary contributions to the employee stock ownership plan sufficient to enable the plan to service and repay its debt over a ten year period. The amount of shares to be acquired by the employee stock ownership plan is reflected as a reduction of stockholders' equity. See Management - Potential Stock Benefit Plans - Employee Stock Ownership Plan on page __. If the employee stock ownership plan is unable to purchase stock in the stock offering due to an oversubscription in the offering by eligible account holders having first priority, and the purchase price in the open market is greater
         than  the  original   $10.00   price  per  share,   there  will  be  a
         corresponding reduction in stockholders' equity. See The Stock Offering - Subscription Offering - Subscription Rights on page __.
(6) Assumes that an amount equal to 2% of the total number of shares issued in the offering to the public shareholders and to American Savings, MHC is purchased by the restricted stock plan following the stock offering. The stock purchased by the restricted stock plan is reflected as a reduction of stockholders' equity. See footnote (2) to the table under Pro Forma Data on page __. See Management - Potential Stock Benefit Plans - Restricted Stock Plan on page __.

                                 PRO FORMA DATA

         The actual net proceeds from the sale of the stock cannot be determined until the offering is completed. However, investable net proceeds to American Financial Group, Inc. are currently estimated to be between approximately $8.3 million and $11.4 million (or $13.2 million if the independent valuation is increased by 15%) based on the following assumptions:

o an amount equal to the cost of purchasing 8% of the shares issued in the offering to persons other than American Savings, MHC will be loaned to the employee stock ownership plan to fund its purchase;

o an amount equal to 2% of the total number of shares issued in the offering to the public shareholders and to American Savings, MHC will be awarded pursuant to the restricted stock plan adopted no sooner than six months following the offering, funded through open market purchases; and

o        expenses of the offering are estimated to be approximately $580,000.

         We have prepared the following table, which sets forth American Savings Bank's historical net income and stockholders' equity prior to the offering and American Financial Group, Inc.'s pro forma net income and stockholders' equity following the offering. In preparing this table and in calculating pro forma data, we have made the following assumptions:

o Pro forma earnings have been calculated assuming the stock had been sold at the beginning of the period and the net proceeds had been invested at an average yield of 2.08%, which approximates the yield on a three-year U.S. Treasury bill on March 31, 2003. The yield on a three-year U.S. Treasury bill, rather than an arithmetic average of the average yield on interest-earning assets and the average rate paid on deposits, has been used to estimate income on net proceeds because it is believed that the three-year U.S. Treasury bill rate is a more accurate estimate of the rate that would be obtained on an investment of net proceeds from the offering.

o The pro forma after-tax yield on the net proceeds is assumed to be 1.25% for the six months ended March 31, 2003 and for the year ended September 30, 2002, based on an effective tax rate of 39.94% for both periods.

o We did not include any withdrawals from deposit accounts to purchase shares in the offering.

o Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of stock, as adjusted in the pro forma net earnings per share to give effect to the purchase of shares by the employee stock ownership plan.

o Pro forma stockholders' equity amounts have been calculated as if the stock had been sold on March 31, 2003 and September 30, 2002, respectively, and no effect has been given to the assumed earnings effect of the transactions.

         The following pro forma data relies on the assumptions we outlined above, and this data does not represent the fair market value of the common stock, the current value of assets or liabilities, or the amount of money that would be distributed to stockholders if American Financial Group, Inc. were liquidated. The pro forma data does not predict how much we will earn in the future. You should not use the following information to predict future results of operations.

         The tables on the following pages summarizes historical data of American Savings Bank and pro forma data of American Financial Group, Inc. at or for the six months ended March 31, 2003 and at or for the year ended September 30, 2002 based on the assumptions set forth above and in the notes to the tables and should not be used as a basis for projections of market value of the stock following the stock offering. No effect has been given in the tables to the possible issuance of additional stock reserved for future issuance pursuant to a stock option plan that may be adopted by the Board of Directors of American Financial Group, Inc. and approved by stockholders following the stock offering. See Management - Potential Stock Benefit Plans - Stock Option Plan on page __.


                                                                       At or For the Six Months Ended March 31, 2003
                                                                       ---------------------------------------------
                                                                                                       Maximum,
                                                       Minimum         Midpoint          Maximum      as adjusted
                                                       884,000         1,040,000        1,196,000      1,375,400
                                                      Shares at        Shares at        Shares at      Shares at
                                                      $10.00 per       $10.00 per       $10.00 per    $10.00 per
                                                        share            share            share          share
                                                      ----------       ----------       ----------    ----------
                                                      (Dollars in thousands, except share and per share amounts)
Gross proceeds ...................................   $     8,840     $    10,400     $    11,960     $    13,754
Less expenses ....................................          (580)           (580)           (580)           (580)
                                                     -----------     -----------     -----------     -----------
   Estimated net proceeds ........................         8,260           9,820          11,380          13,174
Less ESOP funded by American Financial Group, Inc.          (707)           (832)           (957)         (1,100)
Less restricted stock plan adjustment ............          (442)           (520)           (598)           (688)
                                                     -----------     -----------     -----------     -----------
   Estimated investable net proceeds .............   $     7,111     $     8,468     $     9,825     $    11,386
                                                     ===========     ===========     ===========     ===========

Net Income:
   Historical ....................................   $       632     $       632     $       632     $       632
   Pro forma income on net proceeds ..............            44              53              61              71
   Pro forma ESOP adjustments(1) .................           (21)            (25)            (29)            (33)
   Pro forma restricted stock plan adjustment(2) .           (27)            (31)            (36)            (41)
                                                     -----------     -----------     -----------     -----------
   Pro forma net income(1)(3)(4) .................   $       628     $       629     $       628     $       629
                                                     ===========     ===========     ===========     ===========

Per share net income:
   Historical ....................................   $      0.30     $      0.25     $      0.22     $      0.19
   Pro forma income on net proceeds ..............          0.02            0.02            0.02            0.02
   Pro forma ESOP adjustments(1) .................         (0.01)          (0.01)          (0.01)          (0.01)
   Pro forma restricted stock plan adjustment(2) .         (0.01)          (0.01)          (0.01)          (0.01)
                                                     -----------     -----------     -----------     -----------
   Pro forma net income per share(1)(3)(4) .......   $      0.30     $      0.25     $      0.22     $      0.19
                                                     ===========     ===========     ===========     ===========

Shares used in calculation of income per share (1)     2,126,020       2,501,200       2,876,380       3,307,818

Stockholders' equity:
   Historical ....................................   $    21,815     $    21,815     $    21,815     $    21,815
   Estimated net proceeds ........................         8,260           9,820          11,380          13,174
   Less: Common Stock acquired by the ESOP(1) ....          (707)           (832)           (957)         (1,100)
   Less: Common Stock acquired by the restricted
         stock plan(2) ...........................          (442)           (520)           (598)           (688)
                                                     -----------     -----------     -----------     -----------
   Pro forma stockholders' equity(1)(3)(4) .......   $    28,926     $    30,283     $    31,640     $    33,201
                                                     ===========     ===========     ===========     ===========

Stockholders' equity per share:
   Historical ....................................   $      9.87     $      8.39     $      7.29     $      6.34
   Estimated net proceeds ........................          3.74            3.78            3.81            3.83
   Less: Common Stock acquired by the ESOP(1) ....         (0.32)          (0.32)          (0.32)          (0.32)
   Less: Common stock acquired by the restricted
         stock plan(2) ...........................         (0.20)          (0.20)          (0.20)          (0.20)
                                                     -----------     -----------     -----------     -----------
   Pro forma stockholders' equity per share(4) ...   $     13.09     $     11.65     $     10.58     $      9.65
                                                     ===========     ===========     ===========     ===========

Offering price as a percentage of pro forma
  stockholders' equity per share .................         76.39%          85.84%          94.43%         103.63%
                                                     ===========     ===========     ===========     ===========
Offering price to pro forma net income per share..         16.67X          20.00X          22.73X          26.32X

Shares used in calculation of stockholders'
equity  per share.................................     2,210,000       2,600,000       2,990,000       3,438,500

                                                   (Footnotes on following page)

-------------------
(1) Assumes that 8% of the shares issued in the offering to persons other than American Savings, MHC will be purchased by the Bank's employee stock ownership plan and that the plan will borrow funds from American Financial Group, Inc. The stock acquired by the employee stock ownership plan is reflected as a reduction of stockholders' equity. The Bank intends to make annual contributions to the plan in an amount at least equal to the principal and interest requirement of the loan. This table assumes a 10 year amortization period. See Management - Potential Stock Benefit Plans - Employee Stock Ownership Plan on page __. The pro forma net earnings assumes: (i) that the Bank's contribution to the employee stock ownership plan for the principal portion of the debt service requirement for the six months ended March 31, 2003 was made at the end of the period; (ii) that 3,536, 4,160, 4,784 and 5,501 shares at the minimum, midpoint, maximum, and 15% above the maximum of the range,  respectively,  were  committed  to be  released  during the six months ended March 31, 2003, at an average fair value of $10.00 per share and were accounted for as a charge to expense in accordance with Statement of Position ("SOP") No. 93-6; and (iii) only the employee stock ownership plan shares committed to be released were considered outstanding for purposes of the net earnings per share calculations. All employee stock ownership plan shares were considered outstanding for purposes of the stockholders' equity per share calculations.
(2) Gives effect to the restricted stock plan that may be adopted by the Bank following the stock offering and presented for approval at a meeting of stockholders to be held after completion of the stock offering. If the restricted stock plan is approved by American Financial Group, Inc.'s stockholders, the restricted stock plan would be expected to acquire an amount of stock equal to 2% of the total number of shares issued in the offering to the public shareholders and to American Savings, MHC, or 44,200, 52,000, 59,800 and 68,780 shares of stock respectively at the minimum, midpoint, maximum and 15% above the maximum of the range through open market purchases. Funds used by the restricted stock plan to purchase the shares will be contributed to the restricted stock plan by the Bank. In calculating the pro forma effect of the restricted stock plan, it is assumed that the required stockholder approval has been received, that the shares were acquired by the restricted stock plan at the beginning of the six months ended March 31, 2003 through open market purchases, at $10.00 per share, and that 10% of the amount contributed was amortized to expense during the six months ended March 31, 2003. The restricted stock plan will be amortized over 5 years. The issuance of authorized but unissued shares of stock to the restricted stock plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 1.96% and pro forma net income per share for the six months ended March 31, 2003 would be $0.29, $0.24, $0.21 and $0.18 at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively, and pro forma stockholders' equity per share at March 31, 2003 would be $12.75, $11.34, $10.30 and $9.39 at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively. There can be no assurance that stockholder approval of the restricted stock plan will be obtained, or the actual purchase price of the shares will be equal to $10.00 per share. See Management - Potential Stock Benefit Plans - Restricted Stock Plan on page __.
(3) The retained earnings of American Financial Group, Inc. and American Savings Bank will continue to be substantially restricted after the stock offering. See Dividend Policy on page __ and Regulation - Regulation of American Savings Bank - Dividends and Other Capital Distribution Limitations on page __.
(4) No effect has been given to the issuance of additional shares of stock pursuant to the stock option plan that may be adopted by American Financial Group, Inc. following the stock offering which, in turn, would be presented for approval at a meeting of stockholders to be held after the completion of the stock offering. If the stock option plan is presented and approved by stockholders, an amount equal to 5% of the total number of shares issued in the offering to the public shareholders and to American Savings, MHC, or 110,500, 130,000, 149,500 and 171,950 shares at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively, will be reserved for future issuance upon the exercise of options to be granted under the stock option plan. The issuance of authorized but unissued shares of stock to the stock option plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 4.76%. Assuming stockholder approval of the stock option plan and the exercise of all options at the end of the period at an exercise price of $10.00 per share, the pro forma net earnings per share would be $0.28, $0.24, $0.20 and $0.18, respectively at the minimum, midpoint, maximum and 15% above the maximum of the range for the six months ended March 31, 2003; pro forma stockholders' equity per share would be $12.87, $11.49, $10.48 and $9.60, respectively at the minimum, midpoint, maximum and 15% above the maximum of the range at March 31, 2003. See Management - Potential Stock Benefit Plans - Stock Option Plan on page __.


                                                                       At or For the Year Ended September 30, 2002
                                                                       -------------------------------------------
                                                                                                        Maximum,
                                                           Minimum      Midpoint         Maximum       as adjusted
                                                           884,000      1,040,000       1,196,000        1,375,400
                                                          Shares at     Shares at       Shares at        Shares at
                                                          $10.00 per     $10.00 per     $10.00 per      $10.00 per
                                                            share         share           share            share
                                                          ----------     ----------     ----------      ----------
                                                         (Dollars in thousands, except share and per share amounts)
Gross proceeds .......................................   $     8,840    $    10,400    $    11,960    $    13,754
Less expenses ........................................          (580)          (580)          (580)          (580)
                                                         -----------    -----------    -----------    -----------
   Estimated net proceeds ............................         8,260          9,820         11,380         13,174
Less ESOP funded by American Financial Group, Inc. ...          (707)          (832)          (957)        (1,100)
Less restricted stock plan adjustment ................          (442)          (520)          (598)          (688)
                                                         -----------    -----------    -----------    -----------
   Estimated investable net proceeds .................   $     7,111    $     8,468    $     9,825    $    11,386
                                                         ===========    ===========    ===========    ===========

Net Income:
   Historical ........................................   $     1,890    $     1,890    $     1,890    $     1,890
   Pro forma income on net proceeds ..................            89            106            123            142
   Pro forma ESOP adjustments(1) .....................           (42)           (50)           (57)           (66)
   Pro forma restricted stock plan adjustment(2) .....           (53)           (62)           (72)           (83)
                                                         -----------    -----------    -----------    -----------
   Pro forma net income(1)(3)(4) .....................   $     1,884    $     1,884    $     1,884    $     1,883
                                                         ===========    ===========    ===========    ===========

Per share net income:
   Historical ........................................   $      0.88    $      0.75    $      0.65    $      0.57
   Pro forma income on net proceeds ..................          0.04           0.04           0.04           0.04
   Pro forma ESOP adjustments(1) .....................         (0.02)         (0.02)         (0.02)         (0.02)
   Pro forma restricted stock plan adjustment(2) .....         (0.02)         (0.02)         (0.02)         (0.02)
                                                         -----------    -----------    -----------    -----------
   Pro forma net income per share(1)(3)(4) ...........   $      0.88    $      0.75    $      0.65    $      0.57
                                                         ===========    ===========    ===========    ===========

Shares used in calculation of income per share (1) ...     2,130,440      2,506,400      2,882,360      3,314,696

Stockholders' equity:
   Historical ........................................   $    21,612    $    21,612    $    21,612    $    21,612
   Estimated net proceeds ............................         8,260          9,820         11,380         13,174
   Less: Common Stock acquired by the ESOP(1) ........          (707)          (832)          (957)        (1,100)
   Less: Common Stock acquired by the restricted stock
         plan(2) .....................................          (442)          (520)          (598)          (688)
                                                         -----------    -----------    -----------    -----------
   Pro forma stockholders' equity(1)(3)(4) ...........   $    28,723    $    30,080    $    31,437    $    32,998
                                                         ===========    ===========    ===========    ===========

Stockholders' equity per share:
   Historical ........................................   $      9.78    $      8.31    $      7.23    $      6.29
   Estimated net proceeds ............................          3.74           3.78           3.81           3.83
   Less: Common Stock acquired by the ESOP(1) ........         (0.32)         (0.32)         (0.32)         (0.32)
   Less: Common stock acquired by the restricted stock
         plan(2) .....................................         (0.20)         (0.20)         (0.20)         (0.20)
                                                         -----------    -----------    -----------    -----------
   Pro forma stockholders' equity per share(4) .......   $     13.00    $     11.57    $     10.52    $      9.60
                                                         ===========    ===========    ===========    ===========

Offering price as a percentage of pro forma
  stockholders' equity per share......................         76.92%         86.43%         95.06%        104.16%
                                                               =====          =====          =====         ======
Offering price to pro forma net income per share......         11.36X         13.33X         15.38X         17.54X

Shares used in calculation of stockholders'
equity per share......................................     2,210,000      2,600,000      2,990,000      3,438,500

                                                   (Footnotes on following page)

------------------
(1) Assumes that 8% of the shares issued in the offering to persons other than American Savings, MHC will be purchased by the Bank's employee stock ownership plan and that the plan will borrow funds from American Financial Group, Inc. The stock acquired by the employee stock ownership plan is reflected as a reduction of stockholders' equity. The Bank intends to make annual contributions to the plan in an amount at least equal to the principal and interest requirement of the loan. This table assumes a 10 year amortization period. See Management - Potential Stock Benefit Plans - Employee Stock Ownership Plan on page __. The pro forma net earnings assumes: (i) that the Bank's contribution to the employee stock ownership plan for the principal portion of the debt service requirement for year ended September 30, 2002 was made at the end of the period; (ii) that 7,072, 8,320, 9,568 and 11,003 shares at the minimum, midpoint, maximum, and 15% above the maximum of the range, respectively, were committed to be released during the year ended September 30, 2002, at an average fair value of $10.00 per share and were accounted for as a charge to expense in accordance with Statement of Position ("SOP") No. 93-6; and (iii) only the employee stock ownership plan shares committed to be released were considered outstanding for purposes of the net earnings per share calculations. All employee stock ownership plan shares were considered outstanding for purposes of the stockholders' equity per share calculations.
(2) Gives effect to the restricted stock plan that may be adopted by the Bank following the stock offering and presented for approval at a meeting of stockholders to be held after completion of the stock offering. If the restricted stock plan is approved by American Financial Group, Inc.'s stockholders, the restricted stock plan would be expected to acquire an amount of stock equal to 2% of the total number of shares issued in the offering to the public shareholders and to American Savings, MHC, or 44,200, 52,000, 59,800 and 68,780 shares of stock respectively at the minimum, midpoint, maximum and 15% above the maximum of the range through open market purchases. Funds used by the restricted stock plan to purchase the shares will be contributed to the restricted stock plan by the Bank. In calculating the pro forma effect of the restricted stock plan, it is assumed that the required stockholder approval has been received, that the shares were acquired by the restricted stock plan at the beginning of the year ended September 30, 2002 through open market purchases, at $10.00 per share, and that 20% of the amount contributed was amortized to expense during the year ended September 30, 2002. The restricted stock plan will be amortized over 5 years. The issuance of authorized but unissued shares of stock to the restricted stock plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 1.96% and pro forma net income per share for the year ended September 30, 2002 would be $0.86, $0.73, $0.64 and $0.55 at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively, and pro forma stockholders' equity per share at September 30, 2002 would be $12.66, $11.26, $10.23 and $9.33 at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively. There can be no assurance that stockholder approval of the restricted stock plan will be obtained, or the actual purchase price of the shares will be equal to $10.00 per share. See Management - Potential Stock Benefit Plans - Restricted Stock Plan on page
     __.
(3) The retained earnings of American Financial Group, Inc. and American Savings Bank will continue to be substantially restricted after the stock offering. See Dividend Policy on page __ and Regulation - Regulation of American Savings Bank - Dividends and Other Capital Distribution Limitations on page __.
(4) No effect has been given to the issuance of additional shares of stock pursuant to the stock option plan that may be adopted by American Financial Group, Inc. following the stock offering which, in turn, would be presented for approval at a meeting of stockholders to be held after the completion of the stock offering. If the stock option plan is presented and approved by stockholders, an amount equal to 5% of the total number of shares issued in the offering to the public shareholders and to American Savings, MHC, or 110,500, 130,000, 149,500 and 171,950 shares at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively, will be reserved for future issuance upon the exercise of options to be granted under the stock option plan. The issuance of authorized but unissued shares of stock to the stock option plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 4.76%. Assuming stockholder approval of the stock option plan and the exercise of all options at the end of the period at an exercise price of $10.00 per share, the pro forma net earnings per share would be $0.83, $0.71, $0.62 and $0.53, respectively at the minimum, midpoint, maximum and 15% above the maximum of the range for the year ended September 30, 2002, pro forma stockholders' equity per share would be $12.78, $11.42, $10.41 and $9.54, respectively at the minimum, midpoint, maximum and 15% above the maximum of the range at September 30, 2002. See Management - Potential Stock Benefit Plans - Stock Option Plan on page __.

                   HISTORICAL AND PRO FORMA CAPITAL COMPLIANCE

         The following table presents American Savings Bank's historical and pro forma capital position relative to its capital requirements as of March 31, 2003. Pro forma capital levels assume receipt by American Savings Bank of 80% of the net proceeds at the minimum and the midpoint and $7.9 million of the net proceeds at the maximum and maximum, as adjusted. For a discussion of the assumptions underlying the pro forma capital calculations presented below, see Use of Proceeds, Capitalization and Pro Forma Data on pages __, __ and __. The definitions of the terms used in the table are those provided in the capital regulations issued by the OTS. For a discussion of the capital standards applicable to American Savings Bank, see Regulation - Regulation of American Savings Bank - Regulatory Capital Requirements on page __.

                                                                  Pro Forma at March 31, 2003
                                            ----------------------------------------------------------------------------------------
                                                                                                                         Maximum,
                                                                                                                       as adjusted
                          Actual, at         Minimum $8,840,000    Midpoint $10,400,000  Maximum $11,960,000           $13,754,000
                        March 31, 2003               Offering               Offering              Offering             Offering (1)
                     ---------------------   --------------------  --------------------  -------------------- ------   ------------
                               Percentage            Percentage             Percentage            Percentage             Percentage
                     Amount   of Assets(2)   Amount  of Assets(2)  Amount  of Assets(2)  Amount  of Assets(2) Amount   of Assets(2)
                     ------   ------------   ------  ------------  ------  ------------  ------  ------------ ------   ------------
                                                                     (Dollars in thousands)
GAAP
  Capital(3)........ $21,815      6.06%     $27,274     7.46%     $28,319     7.72%     $28,116     7.67%    $27,883       7.61%

Tangible
  Capital........... $21,613      6.00%     $27,072     7.41%     $28,117     7.67%     $27,914     7.62%    $27,681       7.55%
Tangible
  Capital
  Requirement.......   5,400      1.50        5,482     1.50        5,498     1.50        5,495     1.50       5,491       1.50
                     -------      ----     --------     ----     --------     ----     --------     ----    --------       ----
Excess.............. $16,213      4.50%     $21,590     5.91%     $22,619     6.17%     $22,419     6.12%    $22,190       6.05%
                     =======      ====      =======     ====      =======     ====      =======     ====     =======       ====

Core Capital........ $21,613      6.00%     $27,072     7.41%     $28,117     7.67%     $27,914     7.62%    $27,681       7.55%
Core Capital
  Requirement(4)....  14,400      4.00       14,618     4.00       14,660     4.00       14,652     4.00      14,643       4.00
                     -------      ----     --------     ----     --------     ----     --------     ----    --------       ----
Excess.............. $ 7,213      2.00%     $12,454     3.41%     $13,457     3.67%     $13,262     3.62%    $13,038       3.55%
                     =======      ====      =======     ====      =======     ====      =======     ====     =======       ====

Total Risk-Based
  Capital(5)(6)..... $23,460     13.03%     $28,919    15.96%     $29,964    16.52%     $29,761    16.41%    $29,528      16.29%
Risk-Based
  Capital
  Requirement.......  14,408      8.00       14,495     8.00       14,512     8.00       14,509     8.00      14,505       8.00
                     -------      ----     --------     ----     --------     ----     --------     ----    --------       ----
Excess.............. $ 9,052      5.03%    $ 14,424     7.96%    $ 15,452     8.52%    $ 15,252     8.41%   $ 15,023       8.29%
                     =======      ====     ========     ====     ========     ====     ========     ====    ========       ====

--------------
(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the offering range of up to 15% as a result of regulatory considerations or changes in market or general financial and economic conditions following the commencement of the offerings.
(2) Tangible and core capital levels are shown as a percentage of total adjusted assets. The risk-based capital level is shown as a percentage of risk-weighted assets.
(3) GAAP capital includes unrealized gain (loss) on available-for-sale securities, net, which is not included as regulatory capital.
(4) The current OTS core capital requirement for savings banks is 3% of total adjusted assets for thrifts that receive the highest supervisory rating for safety and soundness and a 4% to 5% core capital ratio requirement for all other thrifts. See Regulation - Regulation of American Savings Bank - Regulatory Capital Requirements on page __.
(5)  Assumes   net   proceeds   are   invested   in  assets  that  carry  a  20%
     risk-weighting.
(6) The difference between equity under GAAP and regulatory risk-based capital is attributable to the subtraction of accumulated other comprehensive income of $202,000 and the addition of general loan loss reserves of $1,847,000.

                        SELECTED FINANCIAL AND OTHER DATA

         The following financial information and other data in this section is derived from American Savings Bank's audited financial statements for the fiscal years ended September 30, 2002 and 2001 and unaudited financial statements for the six months ended March 31, 2003 and 2002, and should be read together with the financial statements and the notes thereto beginning on page F-1 of this document. In the opinion of management, all adjustments consisting of normal recurring adjustments that are necessary for a fair presentation of the interim periods have been reflected. The results of operations and other data presented for the six month period ended March 31, 2003 do not necessarily indicate the results that may be expected for the fiscal year ending September 30, 2003 or any other period.

                                           At or For the Six
                                             Months Ended        At or For the Year
Balance Sheet Data:                            March 31,         Ended September 30
                                        ----------------------   ---------------------
                                           2003         2002        2002        2001
                                        ---------    ---------   ---------   ---------
                                                    (Dollars in thousands)
  Total assets ......................   $ 360,202    $ 304,979   $ 334,519   $ 257,848
  Cash and cash equivalents .........       6,903       11,899      17,330      22,109
  Loans receivable, net .............     241,522      188,040     207,774     165,722
  Securities available-for-sale .....      93,648       84,717      90,134      52,022
  Securities held-to-maturity .......       4,130        8,427       6,970      10,187
  FHLB stock ........................       2,900        2,250       2,200       2,300
  Deposits ..........................     275,857      237,059     264,587     188,828
  Total borrowings ..................      57,000       44,000      44,000      46,000
  Total equity ......................      21,815       19,994      21,512      19,795

Summary of Operations:

  Total interest income .............   $   8,843    $   8,620   $  17,578   $  16,052
  Total interest expense ............       4,505        4,512       8,829       9,140
                                        ---------    ---------   ---------   ---------
     Net interest income ............       4,338        4,108       8,749       6,912
  Provision for loan losses .........         130            1         105           2
                                        ---------    ---------   ---------   ---------
  Net interest income after provision
    for loan losses .................       4,208        4,107       8,644       6,910
                                        ---------    ---------   ---------   ---------
  Loss on sale of securities ........        (188)        --          --          --
  Other noninterest income ..........         363          239         595         458
  Noninterest expense ...............       3,396        3,056       6,274       4,923
                                        ---------    ---------   ---------   ---------
  Income before taxes ...............         987        1,290       2,965       2,445
  Income tax provision ..............         355          469       1,075         888
                                        ---------    ---------   ---------   ---------
  Net income ........................   $     632    $     821   $   1,890   $   1,557
                                        =========    =========   =========   =========
Actual Number (not in thousands):
  Real estate loans outstanding .....       1,695        1,439       1,535       1,330
  Deposit accounts ..................      20,159       19,650      20,045      18,120
  Offices ...........................           2            2           2           2

                                                                        At or For the                  At or For
                                                                       Six Months Ended             the Year Ended
                                                                           March 31,                 September 30,
                                                                  -------------------------    ------------------------
Performance Ratios(1):                                               2003           2002          2002          2001
                                                                     ----           ----          ----          ----
  Return on average assets (ratio of net income to
    average total assets)...................................         0.36%          0.57%         0.63%         0.68%
  Return on average equity (ratio of net income to
    average equity)(2)......................................         6.09%          8.67%         9.70%         8.46%
  Net interest rate spread..................................         2.25%          2.54%         2.64%         2.51%
  Net interest margin on average interest-earning assets....         2.56%          2.95%         3.01%         3.11%
  Average interest-earning assets to average
    interest-bearing liabilities............................       111.35%        112.78%       112.07%       114.71%
  Operating expense ratio (noninterest expenses to
    average total assets)...................................         1.95%          2.14%         2.10%         2.16%
  Efficiency ratio (noninterest expense divided by
    sum of net interest income and noninterest
    income).................................................        72.25%         70.30%        67.15%        66.80%
Asset Quality Ratios:
  Non-performing loans to total loans.......................         0.22%          0.27%         0.27%         0.36%
  Non-performing assets to total assets.....................         0.15%          0.16%         0.17%         0.24%
  Net charge-offs to average loans outstanding..............         0.00%          0.00%         0.00%         0.00%
  Allowance for loan losses to non-performing loans.........       343.94%        320.72%       301.23%       256.21%
  Allowance for loan losses to total loans..................         0.76%          0.84%         0.81%         0.93%
Capital Ratios:
  Equity to total assets at end of period...................         6.06%          6.56%         6.43%         7.68%
  Average equity to average assets..........................         6.04%          6.80%         6.67%         8.09%


--------------
(1) Performance ratios for the six month periods ended March 31, 2003 and 2002 are annualized where appropriate.
(2)  Excludes the FAS 115 market value adjustment, net of tax.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         This discussion and analysis reflects American Savings Bank's financial statements and other relevant statistical data and is intended to enhance your understanding of our financial condition and results of operations. You should read the information in this section in conjunction with American Savings Bank's Financial Statements and accompanying Notes to Financial Statements beginning on page F-1 of this document, and the other statistical data provided in this prospectus. Unless otherwise indicated, the financial information presented in this section reflects the financial condition and operations of American Savings Bank.

General

         American Savings Bank's results of operations depend primarily on earnings on its net interest income. Net interest income is the difference between the interest income we earn on our interest-earning assets and the interest we pay on interest-bearing liabilities. It is a function of the average balances of loans and investments versus deposits and borrowed funds outstanding in any one period and the yields earned on those loans and investments and the cost of those deposits and borrowed funds. Our interest-earning assets consist primarily of residential mortgage loans, multi-family and commercial real estate mortgage loans, and residential mortgage-related securities. Interest-bearing liabilities consist primarily of retail deposits and borrowings from the Federal Home Loan Bank of New York. Our results of operations also depend on our provision for loan losses, non-interest income and non-interest expense. Non-interest expense includes salaries and employee benefits, occupancy expenses and other general and administrative expenses. Non-interest income includes service fees and charges and income on bank owned life insurance.

         Our results of operations may also be affected significantly by changes in market interest rates, economic and competitive conditions in our market area, and changes in applicable laws, regulations or governmental policies. Furthermore, because our lending activity is concentrated in loans secured by real estate located in northern New Jersey, downturns in the regional economy encompassing New Jersey could have a negative impact on our earnings.

         This document contains statements that project our future operations, which involve risks and uncertainties. Our actual results may differ significantly from the results discussed in these forward- looking statements. Factors that might cause a difference in results include, but are not limited to, those discussed in "Risk Factors" beginning on page __ of this document.

Business Strategy

         Our business strategy has been to operate as a well-capitalized independent financial institution dedicated to providing convenient access and quality service at competitive prices. During recent years, we have experienced significant growth, with total loans receivable, net growing from $108.8 million at September 30, 1998 to $241.5 million at March 31, 2003 and total deposits growing from $139.8 million at September 30, 1998 to $275.9 million at March 31, 2003. The Bank opened its first branch office in August 2001, and deposits at the new Cedar Grove branch grew rapidly. To the extent that new deposits have exceeded loan originations, we have invested these deposits primarily in mortgage-related securities.

         The Bank's current strategy seeks to continue the growth of the last several years. The highlights of the Bank's growth strategy include increasing the Bank's volume of loan originations and the size of its loan portfolio and expanding the Bank's branch office network over the next several years. The Bank intends to continue its current mix of deposit and loan products, with the latter continuing to consist primarily of residential mortgages and multi-family, commercial and other real estate mortgages. In June 2003, we organized a new subsidiary, ASB Investment Corp, a New Jersey-incorporated company, for the purpose of selling insurance and investment products, including annuities, to customers of the Bank and the general public, with initial activities limited to the sale of fixed rate annuities. In addition to expanding our core banking business through internal growth, we may also consider expansion opportunities such as the acquisition of other financial institutions. We do not, however, have any current understandings, agreements or arrangements for expansion by acquisition of other financial institutions or for the expansion of our branch office network.

Management of Interest Rate Risk and Market Risk

         Qualitative Analysis. Because the majority of our assets and liabilities are sensitive to changes in interest rates, a significant form of market risk for us is interest rate risk, or changes in interest rates. Notwithstanding the unpredictability of future interest rates, American Savings Bank's management expects that changes in interest rates may have a significant, adverse impact on the Bank's net interest income.

         The Board of Directors has established an Asset/Liability Management Committee, comprised of Joseph Kliminski, the Bank's President and Chief Executive Officer, Richard Bzdek, the Bank's Executive Vice President and Chief Operating Officer, Catherine Bringuier, the Bank's Senior Vice President and Chief Lending Officer, Eric Heyer, the Bank's Senior Vice President and Chief Financial Officer, and Josephine Castaldo, the Bank's Vice President of Branch Administration, which is responsible for monitoring interest rate risk. The committee conducts regular, informal meetings, generally on a weekly basis, to address the day-to-day management of the assets and liabilities of the Bank, including review of the Bank's short term liquidity position; loan and deposit pricing and production volumes and alternative funding sources; current investments; average lives, durations and repricing frequencies of loans and securities; and a variety of other asset and liability management topics. The committee meets quarterly to formally review such matters. The results of the committee's quarterly review are reported to the full Board, which makes adjustments to the Bank's interest rate risk policy and strategies as it considers necessary and appropriate.

         To reduce the effect of interest rate changes on net interest income, we have adopted various strategies to enable us to improve the matching of interest-earning asset maturities to interest-bearing liability maturities. The main elements of these strategies include seeking to:

o originate loans with adjustable rate features or fixed rate loans with short maturities;

o lengthen the maturities of our liabilities through utilization of FHLB advances;

o attract low cost checking and transaction accounts which tend to be less interest rate sensitive;

o continue to originate loans eligible for sale in the secondary market and, if warranted, sell long term fixed rate loans; and

o purchase short to intermediate term securities and maintain a securities portfolio that provides a stable cash flow, thereby providing investable funds in varying interest rate cycles.

         Quantitative Analysis. The following table presents American Savings Bank's net portfolio value ("NPV") as of March 31, 2003. The NPV was calculated by the OTS, based on information provided by American Savings Bank.


                   Net Portfolio Value      NPV as % of Present Value of Assets
                   -------------------      -----------------------------------
   Changes in                                                        Basis Point
    Rates(1)      $ Amount    $ Change       % Change     NPV Ratio     Change
    --------      --------    --------       --------     ---------     ------
                       (Dollars in thousands)
+300 bp
+200 bp
+100 bp
   0 bp
-100 bp

-------------------
(1) The -200bp and -300bp scenarios are not shown due to the abnormally low prevailing interest rate environment.

         Future interest rates or their effect on NPV or net interest income are not predictable. Computations of prospective effects of hypothetical interest rate changes are based on numerous assumptions, including relative levels of market interest rates, prepayments, and deposit run-offs, and should not be relied upon as indicative of actual results. Certain shortcomings are inherent in this type of computation. Although certain assets and liabilities may have similar maturity or periods of repricing, they may react at different times and in different degrees to changes in the market interest rates. The interest rate on certain types of assets and liabilities, such as demand deposits and savings accounts, may fluctuate in advance of changes in market interest rates, while rates on other types of assets and liabilities may lag behind changes in market interest rates. Certain assets such as adjustable rate mortgages, generally have features which restrict changes in interest rates on a short-term basis and over the life of the asset. In the event of a change in interest rates, prepayments and early withdrawal levels could deviate significantly from those assumed in making calculations set forth above. Additionally, an increased credit risk may result as the ability of many borrowers to service their debt may decrease in the event of an interest rate increase.

Comparison of Financial Condition at March 31, 2003 and September 30, 2002

         Our total assets increased by $25.7 million, or 7.7%, to $360.2 million at March 31, 2003 from $334.5 million at September 30, 2002. The increase reflected growth in loans receivable and securities, funded by a decrease in cash and cash equivalents and increases in deposits and Federal Home Loan Bank advances. Loans increased by $33.7 million, or 16.2%, to $241.5 million at March 31, 2003 from $207.8 million at September 30, 2002. Our increase in loans resulted from a higher volume of one-to four-family mortgage loan originations reflecting increased demand as borrowers sought to take advantage of lower market interest rates. Securities classified as available-for-sale increased $3.5 million, or 3.9%, to $93.6 million at March 31, 2003 from $90.1 million at September 30, 2002 as funds were reinvested out of cash and cash equivalents. Cash and cash equivalents decreased by $10.4 million, or 60.1%, to $6.9 million at March 31, 2003 from $17.3 million at September 30, 2002 to provide funding for securities purchases and loan originations.

         Total deposits increased by $11.3 million, or 4.3%, to $275.9 million at March 31, 2003 from $264.6 million at September 30, 2002. The increase reflected growth in savings and certificates of deposit, partially offset by a decrease in checking accounts. Savings accounts increased $13.1 million or 12.9% to $114.5 million. Certificates of deposit increased by $3.3 million, or 2.8% to $121.9 million. Checking accounts, including demand, NOW and money market checking accounts, decreased $5.1 million, or 11.5% to $39.4 million. The increase in savings accounts continues to be primarily a result of a money market savings product that the Bank began offering during 2002. The decrease in checking was primarily due to withdrawal of funds from one large municipal money market deposit account held.

         Federal Home Loan Bank ("FHLB") advances increased $13.0 million, or 29.5%, to $57.0 million at March 31, 2003 from $44.0 million at September 30, 2002. The increase in FHLB advances was used to fund new loan originations and to structure the balance sheet to continue to manage interest rate risk. New advances drawn were fixed rate borrowings ranging in maturity from three to ten years.

         Equity increased $303,000, or 1.4%, to $21.8 million at March 31, 2003 from $21.5 million at September 30, 2002, reflecting income of $632,000 for the six months ended March 31, 2003, partially offset by a $329,000 decrease in unrealized after-tax gains on securities available-for-sale.

Comparison of Operating Results for the Six Months Ended March 31, 2003 and March 31, 2002

         General. Net income for the six months ended March 31, 2003 was $632,000, a decrease of $189,000, or 23.0% from the same period in 2002. The decrease in net income resulted from an increase in noninterest expense and the provision for loan losses and a decrease in noninterest income due largely to losses on sales of securities.

         Interest Income. Total interest income increased by $223,000, or 2.6%, to $8.8 million for the six months ended March 31, 2003 from $8.6 million for the six months ended March 31, 2002. The primary factor for the increase in interest income was a $50.2 million increase in the average balance of loans receivable from $176.3 million for the six months ended March 31, 2002 to $226.5 million for the six months ended March 31, 2003. The increase was the result of loan originations exceeding repayments due to strong demand, reflecting generally lower interest rates. The increased interest income as a result of increased volume was partially offset by the decrease in the average yield on loans receivable to 6.29% from 7.09%, reflecting decreased market rates of interest.

         Interest income on securities decreased $650,000, or 29.1%, to $1.6 million for the six months ended March 31, 2003 from $2.2 million for the six months ended March 31, 2002. The decrease resulted from a 180 basis point decrease in the average yield on securities from 5.02% for the six months ended March 31, 2002 to 3.22% for the same period in 2003 as principal repayments received on older, higher yielding mortgage-backed securities and collateralized mortgage obligations were used to purchase lower yielding securities.

         Interest income from other interest-earning assets remained relatively stable for both periods.

         Interest Expense. Total interest expense remained stable at $4.5 million for the six months March 31, 2003 and 2002. The average cost of certificates of deposit decreased from 3.96% for the six months ended March 31, 2002 to 3.00% for the same period in 2003, which more than offset the increase in the average balance of certificates of deposit. The decrease in interest expense on certificates of deposit was partially offset by increases in interest expense on savings accounts, which increased $49,000 for the six months ended March 31, 2003 from the prior period in 2002. The increase resulted from a $30.5 million increase in the average balance of savings accounts during the period. In addition, interest expense on Federal Home Loan Bank advances increased $276,000 as a result of an increase in the average balance from $45.4 million for the six months ended March 31, 2002 to $51.7 million for the same period in 2003 and an increase in the average cost from 4.81% to 5.30% for the same periods due to the lengthening of borrowing maturities.

         Net Interest Income. Net interest income increased by $230,000 or 5.6%, to $4.3 million for the six months ended March 31, 2003 from $4.1 million for the same period in 2001. The net interest rate spread decreased to 2.25% for the six months ended March 31, 2003 from 2.54% for 2002. The net interest margin decreased 39 basis points to 2.56% for the six months ended March 31, 2003 compared with 2.95% for the same period in 2002 reflecting assets repricing more rapidly than fixed rate deposits.

         Provision for Loan Losses. Provisions for loan losses are charged to operations at a level required to reflect probable incurred credit losses in the loan portfolio. In evaluating the level of the allowance for loan losses, management considers historical loss experience, the types of loans and the amount of loans in the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral, peer group information, and prevailing economic conditions. Large groups of smaller balance homogeneous loans, such as residential real estate, small commercial real estate, and home equity and consumer loans, are evaluated in the aggregate using historical loss factors and peer group data adjusted for current economic conditions. Large balance and/or more complex loans, such as multi-family and commercial real estate loans, and classified loans, are evaluated individually for impairment.

         The provision for loan losses increased to $130,000 for the six months ended March 31, 2003 from $1,000 for the same period in 2002 to reflect a $50.8 million or 26.4% increase in gross loans.

         This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available or as projected events change. The allowance for loan losses as a percentage of gross loans outstanding decreased to 0.76% at March 31, 2003 from 0.84% at March 31, 2002 reflecting balances of $1.8 million and $1.6 million, respectively. This decrease in the ratio was primarily the result of a decrease in the levels of non-performing loans and a continued low level of net charge-offs. Non-performing loans as a percentage of gross loans was 0.22% at March 31, 2003 compared to 0.26% at March 31, 2002. The level of the allowance is based on estimates and the ultimate losses may vary from estimates.

         Management assesses the allowance for loan losses quarterly. While management uses available information to recognize losses on loans, future loan loss provisions may be necessary based on changes in economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the allowance for loan losses and may require the bank to recognize additional provisions based on their judgment of information available to them at the time of their examination. The allowance for loan losses as of March 31, 2003 was maintained at a level that represented management's best estimate of anticipated losses in the loan portfolio to the extent they were both probable and reasonably estimable.

         Noninterest Income. Noninterest income decreased $64,000, or 26.8% to $175,000 for the six months ended March 31, 2003 compared to the same period in 2002. The decrease was primarily a result of losses on sales of securities totaling $188,000 partially offset by income from the increase in cash surrender value of life insurance of $118,000. The Bank sold $21.0 million of securities at losses in order to restructure the balance sheet to better manage interest rate risk in the low rate environment.

         Noninterest Expense. Noninterest expense increased $340,000, or 11.1% to $3.4 million for the six months ended March 31, 2003 from $3.1 million for the six months ended March 31, 2002. The increase was primarily a result of a $401,000 increase in salaries and employee benefits, partially offset by a decrease in advertising expense.

         Salaries and employee benefits increased $401,000, or 20.9% primarily as a result of the continued growth of the Bank. Compensation expense, including bonuses, increased approximately $205,000 as a result of normal pay increases, increased full-time equivalent employees and overtime wages. Employee benefits increased approximately $195,000. This was the result of the establishment of an executive salary continuation plan during 2002, resulting in an increase of $128,000 and other increases in profit sharing and medical benefits totaling approximately $75,000. The directors pension expense increased as a result of a decrease in the discount rate used to calculate the liability in a lower rate environment. The discretionary contribution to the profit sharing plan was increased by the Board of Directors as a result of the Bank's growth in net income. Finally, medical benefits increased due to an increase in premiums and an increase in staffing.

         Occupancy and equipment and data processing expense increased slightly as a result of the new branch opened in the fall of 2001 and increased volume of transactions. This was offset by a decrease in advertising expense of $155,000, primarily related to the Cedar Grove branch. During the six months ended March 31, 2002, the Bank incurred a higher level of advertising expense as a result of the opening of the new branch in Cedar Grove. During the 2003 period, these additional expenses were not incurred.

         Management expects increased expenses in the future as a result of the establishment of the employee stock ownership plan and the potential stock benefit plans, as well as increased costs associated with being a public company such as periodic reporting, annual meeting materials, retention of a transfer agent, and professional fees. Furthermore, we currently intend to expand our branch office network over the next several years, and expenses related to such expansion may impact earnings in future periods.

         Provision for Income Taxes. The provision for income taxes decreased $114,000 for the six months ended March 31, 2003 from the same period in 2002, reflecting a decrease in pretax income of $303,000. The effective tax rate was 36.0% and 36.4% for the six months ended March 31, 2003 and 2002. The slight decrease in the effective tax rate is primarily reflective of an increase in tax exempt income related to the cash surrender value of life insurance.

Comparison of Financial Condition at September 30, 2002 and September 30, 2001

         Our total assets increased by $76.7 million, or 29.8%, to $334.5 million at September 30, 2002 from $257.8 million at September 30, 2001. The increase reflected growth in loans receivable, securities, and the purchase of bank owned life insurance, funded by an increase in deposits and decreases in cash and cash equivalents. Loans increased by $42.1 million, or 25.4%, to $207.8 million at September 30, 2002 from $165.7 million at September 30, 2001. Our increase in loans primarily resulted from a $36.1 million increase of one-to four-family mortgage loan originations reflecting increased demand as borrowers sought to take advantage of lower market interest rates. The loan portfolio also experienced a slight change in composition as multi-family and commercial real estate loans increased by $4.6 million to $29.5 million, and commercial loans increased $1.9 million to $2.3 million, while construction loans decreased by $4.5 million to $4.9 million at September 30, 2002. Securities classified as available-for-sale increased $38.1 million, or 73.3%, to $90.1 million at September 30, 2002 from $52.0 million at September 30, 2001 as we sought to invest the funds generated by the increase in deposits into interest earning assets. The increase in available-for-sale securities was somewhat offset as the held-to-maturity securities portfolio decreased $3.2 million or 31.4% to $7.0 million at September 30, 2002 from $10.2 million at September 30, 2001. During 2002, we also purchased bank owned life insurance on Bank officers who have executive salary continuation agreements with the Bank as a means to help fund such agreements, which had a cash surrender value of $4.5 million at September 30, 2002. Cash and cash equivalents decreased $4.8 million or 21.7% to $17.3 million at September 30, 2002 from $22.1 million at September 30, 2001 as balances were invested in higher yielding assets such as securities available-for-sale.

         Total deposits increased by $75.8 million, or 40.1%, to $264.6 million at September 30, 2002 from $188.8 million at September 30, 2001. The majority of this growth was in savings accounts, NOW accounts and money market accounts, which increased $47.3 million and $18.0 million, or 87.5% and 184.3%, during the fiscal year ended September 30, 2002, respectively. The increase was largely a result of the opening of the Cedar Grove branch in August 2001 and the introduction of a new money market savings account. The increased deposit growth was used to fund loan originations and purchase securities.

         FHLB advances decreased $2.0 million, or 4.3%, to $44.0 million at September 30, 2002 from $46.0 million at September 30, 2001. The net decrease of $2.0 million consisted of the repayment of $14.0 million of maturing monthly variable rate advances, partially offset by $12.0 million of net growth in fixed rate advances with new borrowings ranging in maturity from six to ten years.

         Equity increased $1.7 million, or 8.6%, to $21.5 million at September 30, 2002 from $19.8 million at September 30, 2001, reflecting income of $1.9 million for the year partially offset by a $173,000 decrease in unrealized after-tax gains on available-for-sale securities to a $531,000 gain at September 30, 2002, from a $704,000 gain at September 30, 2001, reflecting a lower-yielding securities portfolio as higher yielding mortgage-backed securities and collateralized mortgage obligations experienced significant prepayments.

Comparison of Operating Results for the Years Ended September 30, 2002 and September 30, 2001

         General. Net income for the year ended September 30, 2002 was $1.9 million, an increase of $333,000, or 21.4% from the same period in 2001. The increase in net income resulted from an increase in net interest income and noninterest income, partially offset by an increase in the provision for loan losses and noninterest expense.

         Interest Income. Total interest income increased by $1.5 million, or 9.5%, to $17.6 million for the year ended September 30, 2002 from $16.1 million for the year ended September 30, 2001. The primary factor for the increase in interest income was a $68.6 million increase in the average balance of interest-earning assets from $222.4 million for the year ended September 30, 2001 to $291.0 million for the year ended September 30, 2002.

         The average balance of loans receivable increased $36.0 million while the average balance of securities increased $24.8 million. The increase in loans was the result of loan originations exceeding repayments due to strong demand, reflecting generally lower interest rates in 2002. The increased interest income on loans as a result of increased volume was partially offset by the decrease in the average yield on loans receivable to 6.93% from 7.68%, reflecting decreased market rates of interest.

         The increase in the average balance of securities was partially offset by a decrease in the average yield from 6.42% for the year ended September 30, 2001 to 4.84% for the year ended September 30, 2002. This decrease was also reflective of decreased market rates of interest resulting in prepayments of mortgage-backed securities and collateralized mortgage obligations.

         The average yield on total interest earning assets decreased to 6.04% for 2002 from 7.22% for 2001.

         Interest Expense. Total interest expense decreased $311,000, or 3.4%, to $8.8 million for the year ended September 30, 2002 from $9.1 million for the year ended September 30, 2001. The net change in interest expense primarily resulted from a decrease in the average cost of deposits from 4.44% for the year ended September 30, 2001 to 3.04% for the year ended September 30, 2002 as a result of the decline in market rates of interest from 2001 to 2002. This was largely offset by the increase in the average balance of interest-bearing deposits to $215.8 million for 2002 from $154.8 million for 2001. In addition, the increase in the volume of deposits was more concentrated in NOW and money market accounts and savings deposits which are lower cost than certificates of deposit resulting in a change in the mix of the deposit base to favor a lower cost of funds.

         Interest expense on Federal Home Loan Bank advances remained relatively stable reflecting a decrease in the average cost offsetting the increase in average balance.

         Net Interest Income. Net interest income increased by $1.8 million, or 26.1%, to $8.7 million for the year ended September 30, 2002 from $6.9 million for the same period in 2001. The net interest rate spread increased to 2.64% for the year ended September 30, 2002 from 2.51% for the year ended September 30, 2001, while the net interest margin decreased during the period to 3.01% from 3.11%. The increase in the spread was reflective of the downward repricing of certificates of deposit as they matured throughout 2002. The decrease in the net interest margin is largely reflective of the decrease in the ratio of interest-earning assets to interest-bearing liabilities from 114.71% to 112.07%. This decrease was largely a result of the use of funds to purchase the Cedar Grove branch resulting in an increase of average non-interest-earning assets of $2.8 million, as well as the disproportionate growth of interest-earning assets and interest-bearing liabilities during the fiscal year in relation to that of capital.

         Provision for Loan Losses. Provisions for loan losses are charged to operations at a level required to reflect probable incurred credit losses in the loan portfolio. In evaluating the level of the allowance for loan losses, management considers historical loss experience, the types of loans and the amount of loans in the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral, peer group information, and prevailing economic conditions. Large groups of smaller balance homogeneous loans, such as residential real estate, small commercial real estate, and home equity and consumer loans, are evaluated in the aggregate using historical loss factors and peer group data adjusted for current economic conditions. Large balance and/or more complex loans, such as multi-family and commercial real estate loans, and classified loans, are evaluated individually for impairment.

         The provision for loan losses increased to $105,000 for 2002 from $2,000 for 2001, reflecting a $39.3 million or 22.8% increase in gross loans and a specific allocation made for an impaired loan identified by management.

         The evaluation of the level of loan loss allowance is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available or as future events change. The allowance for loan losses as a percentage of gross loans outstanding decreased to 0.81%at September 30, 2002 from 0.93% at September 30, 2001 reflecting balances of $1.7 million and $1.6 million, respectively. This decrease in the ratio was primarily the result of a decrease in the levels of non-performing loans and a continued low level of net charge-offs. Non-performing loans as a percentage of gross loans were 0.27% at September 30, 2002 compared to 0.36% at September 30, 2001. The level of the allowance is based on estimates and the ultimate losses may vary from these estimates.

         Management assesses the allowance for loan losses quarterly. While management uses available information to recognize losses on loans, future loan loss provisions may be necessary based on changes in economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the allowance for loan losses and may require the bank to recognize additional provisions based on their judgment of information available to them at the time of their examination. The allowance for loan losses as of September 30, 2002 was maintained at a level that represented management's best estimate of anticipated losses in the loan portfolio to the extent they were both probable and reasonably estimable.

         Noninterest Income. Noninterest income increased $137,000, or 29.9% to $595,000 for 2002 compared to 2001. The increase was primarily a result of income from the increase in cash surrender value of life insurance of $102,000 combined with an increase in service charges on deposits of $25,000 as a result of the increased volume of deposits.

         Noninterest Expense. Noninterest expense increased $1.4 million, or 28.6% to $6.3 million for the year ended September 30, 2002 from $4.9 million for the year ended September 30, 2001. The increase was primarily a result of an $888,000 increase in salaries and employee benefits, a $160,000 increase in advertising and marketing, and a $156,000 increase in occupancy and equipment expense. These increases are largely reflective of the opening of the Cedar Grove branch during 2001.

         Salaries and employee benefits increased $888,000, or 28.8% primarily as a result of the continued growth of the Bank. Compensation expense, including bonuses, increased approximately $594,000 as a result of inflation, increased full-time equivalent employees and overtime wages. Employee benefits increased approximately $280,000 as a result of the establishment of an executive salary continuation plan during 2002 resulting in an increase of $87,000 and other increases in profit sharing and medical benefits totaling approximately
$193,000. The directors pension expense increased $99,000 resulting from modification of the pension plan and medical benefits increased $88,000 due to an increase in premiums and an increase in staffing.

         Occupancy and equipment expense  increased  $156,000 as a result of the
Cedar Grove branch opened in 2001. In addition, advertising and marketing expense increased $160,000 primarily as a result of special advertising relating to the Cedar Grove branch. Other expense increased $72,000 primarily due to consulting fees related to information technology services and network assessments.

         Management expects increased expenses in the future as a result of the establishment of the employee stock ownership plan and the potential stock benefit plans, as well as increased costs associated with being a public company such as periodic reporting, annual meeting materials, retention of a transfer agent, and professional fees. Furthermore, we currently intend to expand our branch office network over the next several years, and expenses related to such expansion may impact earnings in future periods.

         Provision for Income Taxes. The provision for income taxes increased $187,000 reflecting an increase in pretax income of $520,000. The effective tax rate was 36.3% for the calendar year ended December 31, 2002 and 2001. Effective for the Bank on January 1, 2002, the state tax rate increased from 3% to 9% of state taxable income. This increase was largely offset by a positive adjustment to the deferred tax inventory to reflect the new tax rate, and by an increase in tax-exempt income as a result of the increase in the cash surrender value of life insurance.

Liquidity and Commitments

         We are required to have enough investments that qualify as liquid assets in order to maintain sufficient liquidity to ensure a safe and sound operation. Liquidity may increase or decrease depending upon the availability of funds and comparative yields on investments in relation to the return on loans. Historically, we have maintained liquid assets above levels believed to be adequate to meet the requirements of normal operations, including potential deposit outflows. Cash flow projections are regularly reviewed and updated to assure that adequate liquidity is maintained.

         The Bank's liquidity, represented by cash and cash equivalents, is a product of its operating, investing and financing activities. The Bank's primary sources of funds are deposits, amortization, prepayments and maturities of outstanding loans and mortgage-backed securities, maturities of investment securities and other short-term investments and funds provided from operations. While scheduled payments from the amortization of loans and mortgage-backed securities and maturing investment securities and short-term investments are relatively predictable sources of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions and competition. In addition, the Bank invests excess funds in short-term interest-earning assets, which provide liquidity to meet lending requirements. The Bank also generates cash through borrowings. The Bank utilizes Federal Home Loan Bank advances to leverage its capital base and provide a portion of the funding needed to manage the interest rate risk presented by its core business of attracting and retaining retail deposits to fund mortgage and consumer loans.

         Liquidity management is both a daily and long-term function of business management. Excess liquidity is generally invested in short-term investments such as overnight deposits or U.S. Agency securities. On a longer term basis, the Bank maintains a strategy of investing in various loan products. The Bank uses its sources of funds primarily to meet its ongoing commitments, to pay maturing certificates of deposit and savings withdrawals, to fund loan commitments and to maintain its portfolio of mortgage-backed securities and investment securities. At March 31, 2003, the total approved loan origination commitments outstanding amounted to $19.5 million. At the same date, unused lines of credit were $9.7 million and construction loans in process were $381,000. Certificates of deposit scheduled to mature in one year or less at March 31, 2003, totaled $89.1 million. Although the average cost of deposits decreased throughout 2002, management's policy is to maintain deposit rates at levels that are competitive with other local financial institutions. Based on the competitive rates and on historical experience, management believes that a significant portion of maturing deposits will remain with the Bank. In addition, the Bank had the ability at March 31, 2003 to borrow an additional $33.1 million from the Federal Home Loan Bank of New York as a funding source to meet commitments and for liquidity purposes.

         The following table discloses contractual obligations and commercial commitments of the Bank as of March 31, 2003.


                                 Less Than                                After
                       Total       1 Year     1-3 Years     4-5 Years    5 Years
                       -----       ------     ---------     ---------    -------
FHLB advances......  $57,000      $ 3,000      $ 9,000       $10,000     $35,000
                     -------      -------      -------       -------     -------
    Total..........  $57,000      $ 3,000      $ 9,000       $10,000     $35,000
                     =======      =======      =======       =======     =======


                                                Total
                                               Amounts    Less Than                            Over
                                              Committed    1 Year    1-3 Years   4-5 Years   5 Years
                                              ---------    ------    ---------   ---------   -------
Lines of credit(1).......................      $ 9,714    $   355     $  226       $ 154     $ 8,979
Construction loans in process............          381        381          -           -           -
Other commitments to extend credit(1)....       19,481     19,481          -           -           -
                                               -------    -------     ------       -----     -------
    Total................................      $29,576    $20,217     $  226       $ 154     $ 8,979
                                               =======    =======     ======       =====     =======

---------------
(1)  Represents amounts committed to customers.

Capital

         Consistent with its goals to operate a sound and profitable financial organization, American Savings Bank actively seeks to maintain a "well capitalized" institution in accordance with regulatory standards. Total equity was $21.8 million at March 31, 2003, or 6.1% of total assets on that date. As of March 31, 2003, American Savings Bank exceeded all capital requirements of the OTS. American Savings Bank's regulatory capital ratios at March 31, 2003 were as follows: core capital 6.0%; Tier I risk-based capital 12.0%; and total risk-based capital 13.0%. The regulatory capital requirements to be considered well capitalized are 5.0%, 6.0% and 10.0%, respectively.

Impact of Inflation

         The financial statements included in this document have been prepared in accordance with accounting principles generally accepted in the United States of America. These principles require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation.

         Our primary assets and liabilities are monetary in nature. As a result, interest rates have a more significant impact on our performance than the effects of general levels of inflation. Interest rates, however, do not necessarily move in the same direction or with the same magnitude as the price of goods and services, since such prices are affected by inflation. In a period of rapidly rising interest rates, the liquidity and maturities structures of our assets and liabilities are critical to the maintenance of acceptable performance levels.

         The principal effect of inflation, as distinct from levels of interest rates, on earnings is in the area of noninterest expense. Such expense items as employee compensation, employee benefits and occupancy and equipment costs may be subject to increases as a result of inflation. An additional effect of inflation is the possible increase in the dollar value of the collateral securing loans that we have made. We are unable to determine the extent, if any, to which properties securing our loans have appreciated in dollar value due to inflation.

Recent Accounting Pronouncements

         New accounting standards on asset retirement obligations, restructuring activities and exit costs, operating leases, and early extinguishment of debt were issued in 2002. Management determined that when the new accounting standards are adopted in 2003 they will not have a material impact on the Bank's financial condition or results of operations.

         Average Balance Sheet. The following tables set forth certain information at March 31, 2003 and for the six months ended March 31, 2003 and 2002 and for the years ended September 30, 2002, 2001 and 2000. The average yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are derived primarily from daily balances. Management does not believe that the use of month-end balances instead of daily average balances has caused any material differences in the information presented.

                                                                                         Six Months Ended March 31,
                                                  At March 31,       ---------------------------------------------------------------
                                                     2003                      2003                              2002
                                               ------------------    ------------------------------   ------------------------------
                                                                     Average  Interest    Average     Average  Interest    Average
                                               Balance Yield/Cost    Balance Earned/Paid Yield/Cost   Balance Earned/Paid Yield/Cost
                                               ------- ----------    ------- ----------- ----------   ------- ----------- ----------
                                                                                             (Dollars in thousands)
Interest-earning assets:
  Loans receivable, net(1)..................  $241,522    6.10%     $226,498     7,128     6.29%     $176,319      6,254      7.09%
  Investment securities(2)..................    97,442    3.40%       98,256     1,582     3.22%       88,839      2,232      5.02%
  Other interest-earning assets(3)..........     8,316    1.68%       14,712       133     1.81%       13,400        134      2.01%
                                              --------    ----      --------    ------     ----      --------     ------      ----
  Total interest-earning assets.............   347,280    5.24%      339,466     8,843     5.21%      278,558      8,620      6.19%
  Non-interest-earning assets...............    12,922                 9,590                            6,730
                                              --------              --------                         --------
  Total assets..............................  $360,202              $349,056                         $285,288
                                              ========              ========                         ========
Interest-bearing liabilities:
  NOW & money market........................ $  20,974    1.25%    $  23,985       178     1.48%    $  10,340         76      1.48%
  Savings deposits(4).......................   114,522    1.98%      107,625     1,132     2.10%       77,093      1,083      2.81%
  Certificates of deposit...................   121,923    2.85%      121,611     1,826     3.00%      114,137      2,260      3.96%
                                              --------    ----      --------    ------     ----      --------     ------      ----
  Total interest-bearing deposits...........   257,419    2.33%      253,221     3,136     2.48%      201,570      3,419      3.39%
  FHLB advances.............................    57,000    5.18%       51,651     1,369     5.30%       45,418      1,093      4.81%
                                              --------    ----      --------    ------     ----      --------     ------      ----
  Total interest-bearing liabilities.......    314,419    2.85%      304,872     4,505     2.96%      246,988      4,512      3.65%
  Non-interest-bearing deposits.............    18,438                18,932                           15,567
  Other non-interest-bearing liabilities....     5,530                 4,162                            3,343
                                              --------              --------                         --------
  Total liabilities.........................   338,387               327,966                          265,898
  Accumulated other comprehensive income....       202                   284                              471
  Retained earnings.........................    21,613                20,806                           18,919
                                              --------              --------                         --------
  Total liabilities and equity..............  $360,202              $349,056                         $285,288
                                              ========              ========                         ========

  Net interest spread(5)....................              2.40%                 $4,338     2.25%                  $4,108       2.54%
                                                          ====                  ======     ====                   ======       ====
  Net interest margin(6)....................              2.65%                            2.56%                               2.95%
                                                          ====                             ====                                ====
  Ratio of interest-earning assets to
    interest-bearing liabilities............    110.45%               111.35%                          112.78%
                                                ======                ======                           ======

---------------
(1) Calculated net of deferred fees and loss reserves. Non-accruing loans have been included as loans carrying a zero yield.
(2)  Calculated   based  on  amortized  cost  excluding  FAS  115  market  value adjustment.
(3) Includes FHLB stock at cost and term deposits with other financial institutions.
(4)  Includes money market savings accounts.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.

                                                                           Year Ended September 30,
                                           -----------------------------------------------------------------------------------------
                                                        2002                          2001                           2000
                                           ----------------------------    -----------------------------  --------------------------
                                                                 Average             Interest                       Interest Average
                                             Average  Interest   Yield/    Average   Earned/   Average    Average   Earned   Yield/
                                             Balance Earned/Paid  Cost     Balance    Paid    Yield/Cost  Balance    Paid     Cost
                                             -------------------  ----     -------    ----    ----------  -------    ----     ----
                                                                                                    (Dollars in thousands)
Interest-earning assets:
  Loans receivable, net(1)................. $186,374    12,907    6.93%   $150,338    11,542     7.68%   $127,863     9,855   7.71%
  Investment securities(2).................   91,141     4,414    4.84%     66,387     4,261     6.42%     74,179     4,869   6.56%
  Other interest-earning assets(3).........   13,506       257    1.90%      5,687       249     4.38%      6,050       345   5.71%
                                            --------    ------    ----    --------   -------     ----    --------   -------   ----
  Total interest-earning assets............  291,021    17,578    6.04%    222,412    16,052     7.22%    208,092    15,069   7.24%
  Non-interest-earning assets..............    8,463                         5,617                          4,952
                                            --------                      --------                       --------
  Total assets............................. $299,484                      $228,029                       $213,044
                                            ========                      ========                       ========
Interest-bearing liabilities:
  NOW & money market....................... $ 14,381       211    1.47%   $  8,758       149     1.71%   $  8,381       144   1.72%
  Savings deposits(4)......................   86,475     2,196    2.54%     39,201       895     2.28%     37,124       765   2.06%
  Certificates of deposit..................  114,965     4,158    3.62%    106,845     5,835     5.46%     99,065     5,193   5.24%
                                            --------    ------    ----    --------   -------     ----    --------   -------   ----
  Total interest-bearing deposits..........  215,821     6,565    3.04%    154,804     6,879     4.44%    144,570     6,102   4.22%
  FHLB advances............................   43,859     2,264    5.16%     39,094     2,261     5.78%     38,508     2,296   5.96%
                                            --------    ------    ----    --------   -------     ----    --------   -------   ----
  Total interest-bearing liabilities.......  259,680     8,829    3.40%    193,898     9,140     4.71%    183,078     8,398   4.59%
  Non-interest-bearing deposits............   16,333                        12,637                         11,166
  Other non-interest-bearing liabilities...    3,507                         3,039                          2,737
                                            --------                      --------                       --------
  Total liabilities........................  279,520                       209,574                        196,981
  Accumulated other comprehensive
    income (loss)..........................      475                            52                          (699)
  Retained earnings........................   19,489                        18,403                         16,762
                                            --------                      --------                       --------
  Total liabilities and equity............. $299,484                      $228,029                       $213,044
                                            ========                      ========                       ========

  Net interest spread(5)...................             $8,749    2.64%              $ 6,912     2.51%              $ 6,671   2.65%
                                                        ======    ====               =======     ====               =======   ====
  Net interest margin(6)...................                       3.01%                          3.11%                        3.21%
                                                                  ====                           ====                         ====
  Ratio of interest-earning assets to
    interest-bearing liabilities...........  112.07%                       114.71%                        113.66%
                                             ======                        ======                         ======

--------------------
(1) Calculated net of deferred fees and loss reserves. Non-accruing loans have been included as loans carrying a zero yield.
(2)  Calculated   based  on  amortized  cost  excluding  FAS  115  market  value adjustment.
(3) Includes FHLB stock at cost and term deposits with other financial institutions.
(4)  Includes money market savings accounts.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.

         Rate/Volume Analysis. The following table reflects the sensitivity of the Bank's interest income and interest expense to changes in volume and in prevailing interest rates during the periods indicated. Each category reflects the: (1) changes in volume (changes in volume multiplied by old rate); (2) changes in rate (changes in rate multiplied by old volume); (3) changes in rate/volume (changes in rate multiplied by the change in volume); and (4) net change. The net change attributable to the combined impact of volume and rate has been allocated proportionally to the absolute dollar amounts of change in each.

                                                 Six Months Ended                           Twelve Months Ended
                                                    March 31,                           Year Ended September 30,
                                                  2003 vs. 2002                               2002 vs. 2001
                                               (Increase (Decrease)                         Increase (Decrease)
                                                      Due to                                      Due to
                                        ---------------------------------------    ---------------------------------------
                                                              Rate/                                      Rate/
                                        Volume      Rate     Volume       Net      Volume     Rate       Volume      Net
                                        -------   -------    -------    -------    -------   -------    -------    -------
                                                                     (Dollars in thousands)
Interest and dividend income:
  Loans receivable, net .............   $ 1,780   $  (705)   $  (201)   $   874    $ 2,767   $(1,130)   $  (271)   $ 1,366
  Investment securities .............       237      (802)       (85)      (650)     1,589    (1,046)      (390)       153
  Other interest-earning assets .....        13       (13)        (1)        (1)       342      (141)      (194)         7
                                        -------   -------    -------    -------    -------   -------    -------    -------
  Increase (decrease) in total
    interest income .................     2,030    (1,520)      (287)       223      4,698    (2,317)      (855)     1,526

Interest expense:
  NOW and money market ..............   $   100   $     1    $     1    $   102    $    96   $   (21)   $   (13)   $    62
  Savings deposits ..................       429      (272)      (108)        49      1,079       101        122      1,302
  Certificates of deposit ...........       148      (546)       (36)      (434)       443    (1,970)      (150)    (1,677)
                                        -------   -------    -------    -------    -------   -------    -------    -------
  Total interest-bearing deposits ...       677      (817)      (143)      (283)     1,618    (1,890)       (41)      (313)
  FHLB advances .....................       150       111         15        276        276      (243)       (30)         3
                                        -------   -------    -------    -------    -------   -------    -------    -------
  Increase (decrease) in total
    interest expense.................       827      (706)      (128)        (7)     1,894    (2,133)       (71)      (310)

Change in net interest income .......   $ 1,203   $  (814)   $  (159)   $   230    $ 2,804   $  (184)   $  (784)   $ 1,836
                                        =======   =======    =======    =======    =======   =======    =======    =======

                        BUSINESS OF AMERICAN SAVINGS, MHC

         American Savings, MHC is a federal mutual holding company and is subject to regulation by the Office of Thrift Supervision. American Savings, MHC currently owns 100% of the outstanding common stock of American Financial Group, Inc. So long as American Savings, MHC is in existence, it will at all times own at least a majority of the outstanding common stock of American Financial Group, Inc.

         The primary business activity of American Savings, MHC going forward will continue to be owning a majority of American Financial Group, Inc.'s common stock. American Savings, MHC, however, is authorized to engage in any other business activities that are permissible for mutual holding companies under federal law, including investing in loans and securities. American Savings, MHC does not maintain offices separate from those of American Savings Bank or employ any persons other than certain of American Savings Bank's officers. Officers of American Savings, MHC are not separately compensated for their service.

                   BUSINESS OF AMERICAN FINANCIAL GROUP, INC.

         American Financial Group, Inc. is a federal mutual holding company subsidiary and is subject to regulation by the Office of Thrift Supervision. It was organized for the purpose of being a holding company for American Savings Bank of NJ.

         American Financial Group, Inc. has not engaged in any significant business to date. Its primary activity is and will continue to be holding all of the stock of American Savings Bank. American Financial Group, Inc. will invest the proceeds of the offering as discussed under Use of Proceeds on page __. In the future, it may pursue other business activities, including mergers and acquisitions and diversification of operations. There are, however, no current understandings or agreements for these activities. American Financial Group, Inc. does not maintain offices separate from those of American Savings Bank or employ any persons other than certain of American Savings Bank's officers. Officers of American Financial Group, Inc. are not separately compensated for their service.

                     BUSINESS OF AMERICAN SAVINGS BANK OF NJ

General

         American Savings Bank of NJ ("American Savings Bank" or the "Bank") was originally founded in 1919 as the American-Polish Building & Loan Association of Bloomfield, New Jersey. It became a state-chartered savings and loan association in 1948 and converted to a federally-chartered savings bank in 1995. American Savings Bank's deposits are federally insured by the Savings Association
Insurance Fund ("SAIF") as administered by the Federal Deposit Insurance Corporation ("FDIC"). American Savings Bank is regulated by the OTS and the FDIC.

         Our core business is attracting and retaining retail deposits in order to fund a variety of mortgage and consumer loan products. The Bank operates as a traditional community bank, offering retail banking services, one- to four-family residential mortgage loans, home equity loans and lines of credit, multi-family and non-residential mortgage loans and consumer loans. We also invest in mortgage-backed securities and collateralized mortgage-backed obligations. The principal source of funds for our lending and investing activities is deposits, supplemented with FHLB borrowings. Our principal source of income is interest on loans and securities. Our principal expense is interest paid on deposits and borrowings.

Market Area

         Our main office is located in Bloomfield, New Jersey, and our branch office is located in Cedar Grove, New Jersey. The Bank's lending is concentrated in Essex County, New Jersey, and the Bank's predominant sources of deposits are the communities in which its two offices are located as well as the neighboring communities. The Bank considers its market area to be Essex County and the surrounding counties, which are highly urbanized and densely populated areas in the New York City metropolitan area, in the heart of the northeast corridor. Bloomfield and Cedar Grove are fully developed, mature markets experiencing limited population growth and limited or shrinking household growth. These communities have a higher average household income than the average New Jersey level, however, the unemployment rate in Essex County is higher than the rate for New Jersey as a whole.

         Our business of attracting deposits and making loans is primarily conducted within our market area. A downturn in the local economy could reduce the amount of funds available for deposit and the ability of borrowers to repay their loans. As a result, our profitability could decrease.

Competition

         We face substantial competition in our attraction of deposits, which are our primary source of funds for lending, and in the origination of loans. Many of our competitors are significantly larger institutions and have greater financial and managerial resources. Our ability to compete successfully is a significant factor affecting our profitability.

         Our competition for deposits and loans historically has come from other insured financial institutions such as local and regional commercial banks, savings institutions, and credit unions located in our primary market area. We also compete with mortgage banking companies for real estate loans, and commercial banks and savings institutions for consumer loans; and face competition for funds from investment products such as mutual funds, short-term money funds and corporate and government securities.

Lending Activities

         General. We have traditionally focused on the origination of one- to four-family loans, which comprise a significant majority of the total loan portfolio. We also provide financing on multi-family dwellings, mixed-use properties and other commercial real estate. Commercial business loans, generally secured by real estate, construction loans, home equity loans and consumer loans make up the rest of the total loan portfolio. We have experienced substantial loan growth over the last several years, with total loans receivable, net increasing from $108.8 million at September 30, 1998 to $241.5 million at March 31, 2003, a 122% increase.

         Loan  Portfolio   Composition.   The  following   tables  analyzes  the
composition of the Bank's loan portfolio by loan category at the dates indicated.

                                                                                  At September 30
                           At March 31,       --------------------------------------------------------------------------------------
                               2003                2002               2001              2000              1999           1998
                          ---------------     ---------------   -----------------  ---------------    --------------  --------------
                          Amount  Percent     Amount  Percent   Amount    Percent  Amount  Percent    Amount Percent  Amount Percent
                          ------  -------     ------  -------   ------    -------  ------  -------    --------------  ------ -------
Type of Loans:
Mortgage Loans
  One- to
    four-family(1)....  $200,498    82.6%   $167,564    79.0%  $131,513     76.2% $108,678    74.0%  $ 89,833  71.5% $ 81,208  68.6%
  Multi-family,
    commercial
    and other.........    29,946    12.3      29,503    13.9     24,903     14.4    21,867    14.9    18,653   14.9    17,750  15.0
Construction..........       832     0.3       4,875     2.3      9,402      5.5    10,697     7.3    11,317    9.0    13,410  11.3
Consumer..............       720     0.3         795     0.4        540      0.3       547     0.4       695    0.5       620   0.5
Home equity...........     8,458     3.5       6,904     3.3      5,863      3.4     4,903     3.3     4,967    4.0     5,153   4.4
Commercial............     2,441     1.0       2,298     1.1        417      0.2       238     0.1        66    0.1       195   0.2
                        --------   -----    --------   -----   --------   ------  --------   -----  --------  -----  -------- -----

     Total loans
       receivable.....   242,895   100.0%    211,939   100.0%   172,638    100.0%  146,930   100.0%  125,531  100.0%  118,336 100.0%
                                   =====               =====               =====             =====            =====           =====
Less:
  Allowance for
    loan losses.......    (1,847)             (1,717)            (1,609)            (1,603)           (1,599)          (1,641)
  Net deferred
    origination
    costs.............       855                 673                532                399               312              252
  Loans in process....      (381)             (3,121)            (5,839)            (5,369)           (6,615)          (8,165)
                        --------            --------           --------           --------          --------         --------
     Total loans
       receivable,
       net............  $241,522            $207,774           $165,722           $140,358          $117,629         $108,782
                        ========            ========           ========           ========          ========         ========

------------
(1)  Includes loans held for sale of $452,000 at September 30, 2000.

         Loan Maturity Schedule. The following table sets forth the maturity of the Bank's loan portfolio at March 31, 2003. Demand loans, loans having no stated maturity, and overdrafts are shown as due in one year or less. This table shows contractual maturities and does not reflect repricing or the effect of prepayments. Actual maturities may differ.

                                             Multi-family,
                             One- to Four-    Commercial
                                Family         and Other     Construction   Consumer    Home Equity   Commercial      Total
                                ------         ---------     ------------   --------    -----------   ----------      -----
                                                                          (In thousands)
Amounts Due:
Within 1 Year................   $    153        $   380         $624            $712      $    -        $1,841     $  3,710
                                --------        -------         ----            ----      ------        ------     --------
After 1 year:
  1 to 3 years...............        219            280          208               6         158           433        1,304
  3 to 5 years...............      1,796          1,834            -               2          23           115        3,770
  5 to 10 years..............     20,284          5,675            -               -       1,304            52       27,315
  10 to 15 years.............     58,140          9,468            -               -       6,973             -       74,581
  Over 15 years..............    119,906         12,309            -               -           -             -      132,215
                                --------        -------         ----            ----      ------        ------     --------

Total due after one year.....    200,345         29,566          208               8       8,458           600      239,185
                                --------        -------         ----            ----      ------        ------     --------
Total amount due.............   $200,498        $29,946         $832            $720      $8,458        $2,441     $242,895
                                ========        =======         ====            ====      ======        ======     ========


         The following table sets forth the dollar amount of all loans at March 31, 2003 due after March 31, 2004, which have fixed interest rates and which have floating or adjustable interest rates.


                                                       Floating or
                                      Fixed Rates   Adjustable Rates      Total
                                      -----------   ----------------      -----
                                                    (In thousands)
One- to four-family.................   $154,004            $46,341     $200,345
Multi-family, commercial and other..     15,199             14,367       29,566
Construction........................        208                  -          208
Consumer............................          8                  -            8
Home equity.........................          -              8,458        8,458
Commercial..........................        178                422          600
                                       --------            -------     --------
  Total.............................   $169,597            $69,588     $239,185
                                       ========            =======     ========

         One- to Four-Family Mortgage Loans. Our primary lending activity consists of the origination of one- to four-family mortgage loans, most of which are secured by property located in northern New Jersey. We will generally originate a mortgage loan in an amount up to 80% of the lesser of the appraised value or the purchase price of a mortgaged property. For loans exceeding this guideline, private mortgage insurance on the loan is typically required.

         The majority of our residential loans are originated with fixed rates and have terms of fifteen to thirty years. In addition, the Bank offers borrowers the flexibility of selecting a particular maturity date of the borrower's choice. The Bank also offers mortgage loans with bi-weekly payments. The Bank's adjustable rate loan products provide for an interest rate that is tied to the one-year Constant Maturity U.S. Treasury ("CMT") index and have terms of up to thirty years with initial fixed rate periods of one, three, five, seven, or ten years according to the terms of the loan. The Bank also offers an adjustable rate loan with a rate that adjusts every three years to the three-year CMT index.

         The fixed rate mortgage loans that we originate generally meet the secondary mortgage market standards of the Federal National Mortgage Association ("Fannie Mae"). For the purposes of interest rate risk management, we occasionally sell qualifying one- to four-family residential mortgages in the secondary market to Fannie Mae and other investors without recourse and with servicing retained, however, loan sales in the last two years have not been significant. Loan sales may increase in the future in connection with interest rate risk management.

         Substantially all of our residential mortgages include "due on sale" clauses, which are provisions giving us the right to declare a loan immediately payable if the borrower sells or otherwise transfers an interest in the property to a third party. Property appraisals on real estate securing our one- to four-family residential loans are made by state certified or licensed independent appraisers approved by the Board of Directors. Appraisals are performed in accordance with applicable regulations and policies. We require title insurance policies on all first mortgage real estate loans originated. Homeowners, liability, fire and, if required, flood insurance policies are also required.

         Multi-family, Commercial and Other Mortgage Loans. We also originate non-residential mortgage loans, including loans on apartment buildings, retail/service properties, and other income- producing properties, including mixed-use properties combining residential and commercial space. We generally require no less than a 25% down payment or equity position for non-residential mortgage loans. Typically these loans are made with amortization terms of up to twenty-five years. The majority of our non-residential mortgage loans are on properties located within northern New Jersey and all are within the state.

         The non-residential mortgage loans portfolio grew from $17.8 million at September 30, 1998 to $29.9 million at March 31, 2003, however, the growth of one- to four-family loans has outpaced the growth in non-residential loans such that non-residential loans as a percentage of the total loan portfolio has decreased slightly. We may in the future seek to grow this portfolio.

         Non-residential mortgage loans generally are considered to entail significantly greater risk than that which is involved with one- to four-family real estate lending. The repayment of these loans typically is dependent on the successful operations and income stream of the borrower and the real estate securing the loan as collateral. These risks can be significantly affected by economic conditions. In addition, non- residential real estate lending generally requires substantially greater evaluation and oversight efforts compared to residential real estate lending.

         Construction Lending. Essentially all of the Bank's construction lending is in northern New Jersey. The Bank's construction lending includes loans to individuals for construction of a primary residence as well as loans to builders and developers for multi-unit or multi-house projects. The Bank has no formal limits as to the number of projects a builder has under construction or development, and makes a case by case determination on loans to builders and developers who have multiple projects under development. The Bank generally does not make construction loans to builders on a speculative basis, without a contract in place. In some cases, the Bank converts a construction loan to the permanent end mortgage loan upon completion of construction.

         Construction lending is generally considered to involve a higher degree of credit risk than long-term permanent financing of residential properties. If the estimate of construction cost proves to be inaccurate, the Bank may be compelled to advance additional funds to complete the construction with repayment dependent, in part, on the success of the ultimate project rather than the ability of a borrower or guarantor to repay the loan. If the Bank is forced to foreclose on a project prior to completion, there is no assurance that it will be able to recover all of the unpaid portion of the loan. In addition, the Bank may be required to fund additional amounts to complete a project and may have to hold the property for an indeterminate period of time.

         The outstanding principal balance of the Bank's construction loan portfolio has experienced a significant reduction over the last several years. The Bank decided to reduce its origination of construction loans following the retirement of the loan officer who had primarily overseen this portfolio and management's determination that it lacked sufficient staffing to maintain the portfolio at the same level as had been previously maintained. The Bank may in the future return to active origination of construction loans.

         Consumer Loans. Consumer loans consist of savings secured loans and unsecured consumer loans. The Bank will generally lend up to 90% of the account balance on a savings secured loan. At March 31, 2003, the Bank had $43,000 of unsecured consumer loans.

         Consumer loans generally have shorter terms and higher interest rates than residential loans. The consumer loan market can be helpful in improving the spread between the average loan yield and the cost of funds and at the same time improve the matching of rate sensitive assets and liabilities.

         Consumer loans entail greater risks than residential mortgage loans, particularly consumer loans that are unsecured. Further, consumer loan repayment is dependent on the borrower's continuing financial stability and is more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Finally, the application of various federal laws, including federal and state bankruptcy and insolvency laws, may limit the amount which can be recovered on consumer loans in the event of a default.

         Our underwriting standards for consumer loans include a determination of the applicant's credit history and an assessment of the applicant's ability to meet existing obligations and payments on the proposed loan. The stability of the applicant's monthly income may be determined by verification of gross monthly income from primary employment, and additionally from any verifiable secondary income.

         Home Equity Loans. Our home equity loan portfolio includes home equity lines of credit and second mortgage term loans. Home equity loans are primarily originated in our market area and are generally made in amounts of up to 80% of value on term loans and up to 80% of value on home equity lines of credit. During 2001, the Bank began offering home equity loans on investment properties in addition to loans on primary residences. Loans on investment properties are made in amounts of up to 65% of value on term loans and up to 60% of value of home equity lines of credit.

         Our second mortgage loans are fixed rate loans for terms of up to twenty years. Collateral value is determined through drive-by appraisal. Second mortgages and home equity lines of credit do not require title insurance but do require homeowner, liability, fire and, if required, flood insurance policies.

         Commercial Loans. We also originate commercial business loans to a variety of professionals, sole proprietorships and small businesses, primarily in our market area. These loans are generally secured by real estate. The Bank will make unsecured commercial loans in amounts up to $25,000. We generally require the personal guarantee of the business owner. Commercial lending products include term loans and lines of credit. The Bank's commercial term loans generally have terms from one to five years and are mostly fixed rate loans. The Bank's commercial lines of credit have terms from one to three years and are mostly adjustable rate loans.

         The commercial loan portfolio has grown significantly recently, from $417,000 at September 30, 2001 to $2.4 million at March 31, 2003. A significant portion of this portfolio is one lending relationship.

         Unlike single-family residential mortgage loans, which generally are made on the basis of the borrower's ability to make repayment from his or her employment and other income and which are secured by real property whose value tends to be more easily ascertainable, commercial business loans typically are made on the basis of the borrower's ability to make repayment from the cash flow of the borrower's business. As a result, the availability of funds for the repayment of commercial business loans may be substantially dependent on the success of the business itself and the general economic environment. Commercial business loans, therefore, have greater credit risk than residential mortgage loans. In addition, commercial loans generally carry larger balances to single borrowers or related groups of borrowers than one- to four-family loans. In addition, commercial lending generally requires substantially greater evaluation and oversight efforts compared to residential or non-residential real estate lending.

         Loans to One Borrower. Under federal law, savings institutions have, subject to certain exemptions, lending limits to one borrower in an amount equal to the greater of $500,000 or 15% of the institution's unimpaired capital and surplus. Accordingly, as of March 31, 2003, our loans to one borrower limit was approximately $3.5 million.

         At March 31, 2003, our largest single borrower had an aggregate balance of approximately $2.0 million, representing six loans, secured by commercial real estate, including apartment buildings located in the Bank's market area, and also includes the borrower's personal residence. Our second largest single borrower had an aggregate balance of approximately $2.0 million, representing four loans secured by commercial real estate, including apartment buildings and mixed-use properties located in the Bank's market area, and also includes the borrower's personal residence. Our third largest borrower had an aggregate balance of approximately $1.9 million, representing four loans and one line of credit secured by commercial real estate and a residence. At March 31, 2003, all of these lending relationships were current and performing in accordance with the terms of their loan agreements.

         Loan Originations, Purchases, Sales, Solicitation and Processing. Our customary sources of loan applications include repeat customers, referrals from realtors and other professionals, and "walk-in" customers. A majority of the Bank's loan originations is produced by the Bank's one loan officer, whose referral base consists of a variety of sources, including customers, realtors, lawyers, title companies and accountants.

         The Bank primarily originates its own loans and retains them in its portfolio. Gross loan originations totaled $101.5 million for the year ended September 30, 2002. Net of principal repayments, loan originations totaled approximately $42.4 million for the fiscal year ended September 30, 2002. During the years ended September 30, 2002 and 2001, we did not purchase any whole loans. During the year ended September 30, 2000, we purchased sixteen one- to four-family mortgage loans, totaling $3.7 million, with servicing released by the seller and retained by the Bank. These loans are on properties in our market area and were purchased without recourse. During the years ended September 30, 2002 and 2001, we sold one loan for $258,000 and two loans for $425,000, respectively. We sold a substantially greater amount of loans during the year ended September 30, 2000, with loans sales totaling $2.2 million. The reduction in loan sales in the last two years is part of the Bank's growth strategy. We generally sell loans on a non-recourse basis, with servicing retained. At March 31, 2003, loans serviced for the benefit of others totaled $10.3 million.

         The Bank occasionally purchases participations in loans originated through the Thrift Institutions Community Investment Corporation of New Jersey ("TICIC"). At March 31, 2003, the Bank's TICIC participations included multi-family or other non-one- to four-family properties, such as assisted living facilities. The aggregate balance of TICIC participations at March 31, 2003 was $1.5 million and the average balance on a single TICIC participation was approximately $100,000. The Bank may sell participation interests in multi-family, commercial and other real estate loans or construction loans if the total loan would otherwise exceed the bank's loans-to-one borrower limit.

         Loan Commitments. We give written commitments to prospective borrowers on all residential and non-residential mortgage loans. The total amount of commitments to extend credit for mortgage and consumer loans as of March 31, 2003, was approximately $19.5 million, excluding commitments on unused lines of credit of $9.7 million and undisbursed portions of construction loans totaling $381,000.

         Loan Approval Procedures and Authority. The Bank's lending policies and loan approval limits are recommended by senior management and approved by the Board of Directors. The Bank's Loan Origination Manager and one of the Bank's loan underwriters have authority to approve one- to four-family loans up to $322,700, the Fannie Mae conforming loan limit. The Bank's loan committee consists of three officers: the President and Chief Executive Officer, the Executive Vice President and Chief Operating Officer, and the Senior Vice President and Chief Lending Officer. Each of these officers has authority to approve one- to four-family loans up to $350,000. One- to four-family loans between $350,000 and

$500,000 require the approval of at least one member of the loan committee and either the Loan Underwriter or the Loan Origination Manager. One- to four-family loans between $500,000 and $700,000 require the approval of at least two members of the loan committee. One- to four-family loans greater than $700,000 require the approval of the Board of Directors. Loans other than one- to four-family loans up to $500,000 require the approval of at least two members of the loan committee. Loans other than one- to four-family loans greater than $500,000 require the approval of the Board of Directors.

Asset Quality

         Loan Delinquencies and Collection Procedures. The borrower is notified by both mail and telephone when a loan is sixteen days past due. If the delinquency continues, subsequent efforts are made to contact the delinquent borrower and additional collection notices and letters are sent. When a loan is ninety days delinquent, it is referred to an attorney for repossession or foreclosure. All reasonable attempts are made to collect from borrowers prior to referral to an attorney for collection. In certain instances, we may modify the loan or grant a limited moratorium on loan payments to enable the borrower to reorganize his financial affairs, and we attempt to work with the borrower to establish a repayment schedule to cure the delinquency.

         As to mortgage loans, if a foreclosure action is taken and the loan is not reinstated, paid in full or refinanced, the property is sold at judicial sale at which we may be the buyer if there are no adequate offers to satisfy the debt. Any property acquired as the result of foreclosure or by deed in lieu of foreclosure is classified as real estate owned ("REO") until it is sold or otherwise disposed of. When REO is acquired, it is recorded at the lower of the unpaid principal balance of the related loan or its fair market value less estimated selling costs. The initial writedown of the property is charged to the allowance for loan losses. Adjustments to the carrying value of the properties that result from subsequent declines in value are charged to operations in the period in which the declines occur. At March 31, 2003, we held no real estate owned.

         Loans are reviewed on a regular basis and are placed on non-accrual status when they are more than ninety days delinquent. Loans may be placed on a non-accrual status at any time if, in the opinion of management, the collection of additional interest is doubtful. Interest accrued and unpaid at the time a loan is placed on non-accrual status is charged against interest income. Subsequent payments are either applied to the outstanding principal balance or recorded as interest income, depending on the assessment of the ultimate collectibility of the loan. At March 31, 2003, we had approximately $537,000 of loans that were held on a non-accrual basis.

         Non-Performing   Assets.  The  following  table  provides   information
regarding our non-performing loans and other non-performing assets as of the dates indicated.

                                                              At                         At September 30,
                                                           March 31,   ----------------------------------------------------------
                                                             2003       2002         2001       2000        1999          1998
                                                            ------     ------       ------     ------      -------       -------
                                                                                          (Dollars in thousands)
Loans accounted for on a non-accrual basis:
  One- to four-family.....................................   $ 147      $ 147       $  309     $  374     $    610      $  1,490
  Multi-family, commercial and other......................     371        423          287        343          215           142
  Construction............................................       -          -            -          -            -             -
  Consumer................................................       -          -           21          -            2             -
  Home equity.............................................      19          -           11         61           63            64
  Commercial..............................................       -          -            -          -            -             -
                                                            ------     ------       ------     ------      -------       -------
     Total................................................     537        570          628        778          890         1,696
Accruing loans contractually past due 90 days or more.....       -          -            -          -            -             -
                                                            ------     ------       ------     ------      -------       -------
Total non-performing loans................................     537        570          628        778          890         1,696
Real estate owned.........................................       -          -            -          -          122           262
Other non-performing assets...............................       -          -            -          -            -             -
                                                            ------     ------       ------     ------      -------       -------
Total non-performing assets...............................  $  537     $  570       $  628     $  778      $ 1,012       $ 1,958
                                                            ======     ======       ======     ======      =======       =======
Allowance for loan losses to non-performing loans.........  343.94%    301.23%      256.21%    206.04%      179.66%        96.76%
Total non-performing loans to total loans.................    0.22%      0.27%        0.36%      0.53%        0.71%         1.56%
Total non-performing loans to total assets................    0.15%      0.17%        0.24%      0.35%        0.42%         0.98%
Total non-performing assets to total assets...............    0.15%      0.17%        0.24%      0.35%        0.48%         1.13%

         During the six months ended March 31, 2003, gross interest income of $22,653 would have been recorded on loans accounted for on a non-accrual basis if those loans had been current, and $556 of interest on such loans was included in income for the six month period. During the year ended September 30, 2002, gross interest income of $50,452 would have been recorded on loans accounted for on a non- accrual basis if those loans had been current, and $28,248 of interest on such loans was included in income for the year ended September 30, 2002.

         Classified Assets. Management, in compliance with OTS guidelines, has instituted an internal loan review program, whereby non-performing loans are classified as substandard, doubtful or loss. It is our policy to review the loan portfolio, in accordance with regulatory classification procedures, on at least a quarterly basis. When a loan is classified as substandard or doubtful, management is required to evaluate the loan for impairment. When management classifies a portion of a loan as loss, a reserve equal to 100% of the loss amount is required to be established or the loan is to be charged-off.

         An asset is considered "substandard" if it is inadequately protected by the paying capacity and net worth of the obligor or the collateral pledged, if any. Substandard assets include those characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Assets classified as "doubtful" have all of the weaknesses inherent in those classified substandard, with the added characteristic that the weaknesses present make collection or liquidation in full highly questionable and improbable, on the basis of currently existing facts, conditions, and values. Assets, or portions thereof, classified as "loss" are considered uncollectible and of so little value that their continuance as assets without the establishment of a specific loss reserve is not warranted. Assets which do not currently expose the insured institution to a sufficient degree of risk to warrant classification in one of the aforementioned categories but which have credit deficiencies or potential weaknesses are required to be designated "special mention" by management.

         Management's classification of assets is reviewed by the Board on a regular basis and by the regulatory agencies as part of their examination process. The following table discloses the Bank's classification of its assets and designation of certain loans as special mention as of March 31, 2003. At March 31, 2003, all of the classified assets and special mention designated assets were loans.


                                                     At March 31,
                                                         2003
                                                    (In thousands)

Special Mention........................                   $1,330
Substandard............................                      595
Doubtful...............................                      251
Loss...................................                        -
                                                          ------
  Total................................                   $2,176
                                                          ======

         At March 31, 2003, $19,709 of the loans classified as "special mention" and approximately $441,224 of loans classified as "substandard" are included under non-performing assets, as shown in the table on page __. At March 31, 2003, $75,574 of the loans classified as "doubtful" are included under non-performing assets, as shown in the table on page __.

         Allowance for Loan Losses. The allowance for loan losses is a valuation account that reflects our estimation of the incurred losses in our loan portfolio that are both probable and reasonable to estimate associated with lending activities. The allowance is maintained through provisions for loan losses that are charged to income in the period they are established. We charge losses on loans against the allowance for loan losses when we believe the collection of loan principal is unlikely. Recoveries on loans previously charged-off are added back to the allowance.

         The Bank's methodology for calculating the allowance for lease and loan losses is based upon FAS 5 and FAS 114. Under FAS 114, the Bank identifies and analyzes certain loans for impairment. If an impairment is identified on a specific loan, a loss allocation is recorded in the amount of that impairment. Loan types subject to FAS 114 are construction loans, multi-family mortgage loans, non-residential mortgage loans and commercial (non-mortgage) loans. The Bank also conducts a separate review of all loans on which the collectibility of principal may not be reasonably assured. We evaluate all classified loans individually and base our determination of a loss factor on the likelihood of collectibility of principal including consideration of the value of the underlying collateral securing the loan.

         Under the Bank's implementation of FAS 5, the Bank segregates loans by loan category and evaluates homogeneous loans as a group. The loss characteristics of aggregated homogeneous loans are examined using two sets of factors: (1) annual historical loss experience factors that consider the net charge-off history of both the Bank and that of its regional peer group and (2) environmental factors. Although there may be other factors that also warrant consideration, we consider the following environmental factors:

        o         levels and trends of delinquencies and impaired loans;
        o         levels and trends of charge-offs and recoveries;
        o         trends in volume and terms of loans;
        o         changes to lending policies, procedures and practices;
        o         experience, ability and depth of lending management and staff;
        o         national, regional and local economic trends and conditions;
        o         industry conditions; and
        o         changes in credit concentration.

         In recent years, our charge-offs have been low and, consequently, our estimation of the amount of known and inherent loan losses in the loan portfolio has been more reflective of other factors.

         This estimation is inherently subjective as it requires estimates and assumptions that are susceptible to significant revisions as more information becomes available or as future events change. Future additions to the allowance for loan losses may be necessary if economic and other conditions in the future differ substantially from the current operating environment. In addition, the OTS as an integral part of its examination process, periodically reviews our loan and foreclosed real estate portfolios and the related allowance for loan losses and valuation allowance for foreclosed real estate. The OTS may require the allowance for loan losses or the valuation allowance for foreclosed real estate to be increased based on its review of information available at the time of the examination, which would negatively affect our earnings.

         The following table sets forth information with respect to the Bank's allowance for loan losses for the periods indicated:

                                                     Six Months Ended                            Year Ended
                                                          March 31,                             September 30,
                                                    --------------------    ----------------------------------------------------
                                                      2003        2002        2002        2001      2000       1999       1998
                                                    --------    --------    --------    --------  --------   --------   --------
                                                                                 (Dollars in thousands)
Allowance balance at beginning of period.........   $  1,717    $  1,609    $  1,609    $  1,603  $  1,599   $  1,641   $  1,640
Provision for loan losses........................        130           1         105           2        22        (10)         6
Charge-offs:
  One- to four-family............................          -           -           -           -       (19)       (34)         -
  Multi-family, commercial and other.............          -           -           -           -         -          -          -
  Construction...................................          -           -           -           -         -          -          -
  Consumer.......................................          -           -          (1)          -         -          -         (7)
  Home equity....................................          -           -           -           -         -          -          -
  Commercial.....................................          -           -           -           -         -          -          -
                                                    --------    --------    --------    --------  --------   --------   --------
     Total charge-offs...........................          -           -          (1)          -       (19)       (34)        (7)
                                                    --------    --------    --------    --------  --------   --------   --------

Recoveries:
  Consumer.......................................          -           -           4           4         1          2          2
                                                    --------    --------    --------    --------  --------   --------   --------
     Total recoveries............................          -           -           4           4         1          2          2
                                                    --------    --------    --------    --------  --------   --------   --------
Net (charge-offs) recoveries.....................          -           -           3           4       (18)       (32)        (5)
                                                    --------    --------    --------    --------  --------   --------   --------
Allowance balance at end of period...............   $  1,847    $  1,610    $  1,717    $  1,609  $  1,603   $  1,599   $  1,641
                                                    ========    ========    ========    ========  ========   ========   ========
Total loans outstanding at end of period.........   $242,895    $192,145    $211,939    $172,638  $146,930   $125,531   $118,336
                                                    ========    ========    ========    ========  ========   ========   ========
Average loans outstanding during period..........   $226,498    $176,319    $186,374    $150,338  $127,863   $115,964   $101,013
                                                    ========    ========    ========    ========  ========   ========   ========
Allowance as a % of total loans..................      0.76%       0.84%       0.81%       0.93%     1.09%      1.27%      1.39%
Net loans charge-offs as a % of average loans....      0.00%       0.00%       0.00%       0.00%     0.01%      0.03%      0.00%


         Allocation of Allowance for Loan Losses. The following table sets forth the allocation of the Bank's allowance for loan losses by loan category and the percent of loans in each category to total loans receivable, net, at the dates indicated. The portion of the loan loss allowance allocated to each loan category does not represent the total available for future losses which may occur within the loan category since the total loan loss allowance is a valuation allocation applicable to the entire loan portfolio.

                                                                               At September 30,
                          At March 31,      ----------------------------------------------------------------------------------------
                             2003                 2002              2001              2000              1999             1998
                                Percent               Percent            Percent          Percent           Percent         Percent
                                of Loans              of Loans           of Loans         of Loans          of Loans        of Loans
                                to Total              to Total           to Total         to Total          to Total        to Total
                        Amount    Loans      Amount     Loans   Amount     Loans  Amount   Loans   Amount    Loans  Amount   Loans
                        ------    -----      ------     -----   ------     -----  ------   -----   ------    -----  ------   -----
                                                                                                            (Dollars in thousands)
At end of period allocated to:
  One- to four-family.. $  636    82.55%     $  531     79.06%  $  366     76.18% $  315   73.97%  $  294    71.56% $  323   68.63%
  Multi-family,
    commercial
    and other..........    478    12.33         452     13.92      463     14.42     481   14.88      463    14.86     516   15.00
  Construction.........      3     0.34          13      2.30       55      5.45     124    7.28      170     9.02     108   11.34
  Consumer.............      2     0.30           3      0.38        2      0.31       2    0.37        3     0.55       7    0.52
  Home equity..........     35     3.48          29      3.26       36      3.40      39    3.34       37     3.96      40    4.35
  Commercial...........     49     1.00          46      1.08       11      0.24       5    0.16        2     0.05       5    0.16
  Unallocated..........    644        -         643         -      676         -     637       -      630        -     642       -
                        ------   ------      ------    ------   ------    ------  ------  ------   ------   ------  ------  ------
     Total allowance... $1,847   100.00%     $1,717    100.00%  $1,609    100.00% $1,603  100.00%  $1,599   100.00% $1,641  100.00%
                        ======   ======      ======    ======   ======    ======  ======  ======   ======   ======  ======  ======

Securities Portfolio

         General. Federally chartered savings banks have the authority to invest in various types of liquid assets. The investments authorized by the Bank's board approved investment policy include U.S. government and government agency obligations, mortgage-related securities of various U.S. government agencies or government-sponsored entities and private corporate issuers (including securities collateralized by mortgages), certificates of deposits of insured banks and savings institutions and municipal securities. The Bank's policy does not permit corporate non-residential mortgage related securities. The Bank's investment securities portfolio at March 31, 2003 did not contain securities of any issuer with an aggregate book value in excess of 10% of the Bank's equity, excluding those issued by the United States Government or its agencies, other than the following: (i) an investment in an adjustable rate mortgage mutual fund with a carrying value of approximately $10.0 million at March 31, 2003, (ii) collateralized mortgage obligations issued by Residential Funding Mortgage Security, Inc. with a carrying value of $6.3 million at March 31, 2003 and (iii) collateralized mortgage obligations issued by Citicorp Mortgage Securities Inc. with a carrying value of $3.0 million at March 31, 2003.

         SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," requires that securities be categorized as "held-to-maturity," "trading securities" or "available-for-sale," based on management's intent as to the ultimate disposition of each security. SFAS No. 115 allows debt securities to be classified as "held-to-maturity" and reported in financial statements at amortized cost only if the reporting entity has the positive intent and ability to hold these securities to maturity. Securities that might be sold in response to changes in market interest rates, changes in the security's prepayment risk, increases in loan demand, or other similar factors cannot be classified as "held-to-maturity."

         We do not currently use or maintain a trading account. Securities not classified as "held-to- maturity" are classified as "available-for-sale." These securities are reported at fair value, and unrealized gains and losses on the securities are excluded from earnings and reported, net of deferred taxes, as a separate component of equity.

         All of our securities carry market risk insofar as increases in market rates of interest may cause a decrease in their market value. Investments in securities are made based on certain considerations, which include the interest rate, tax considerations, yield, settlement date and maturity of the security, our liquidity position, and anticipated cash needs and sources. The effect that the proposed security would have on our credit and interest rate risk and risk-based capital is also considered. We purchase securities to provide necessary liquidity for day-to-day operations, to aid in the management of interest rate risk and when investable funds exceed loan demand.

         Our investment policy, which is approved by the Board of Directors, is designed to foster earnings and liquidity within prudent interest rate risk guidelines, while complementing our lending activities. Generally, our investment policy is to invest funds in various categories of securities and maturities based upon our liquidity needs, asset/liability management policies, investment quality, marketability and performance objectives. The Asset/Liability Management Committee, comprised of Joseph Kliminski, the Bank's President and Chief Executive Officer, Richard Bzdek, the Bank's Executive Vice President and Chief Operating Officer, Catherine Bringuier, the Bank's Senior Vice President and Chief Lending Officer, Eric Heyer, the Bank's Senior Vice President and Chief Financial Officer, and Josephine Castaldo, the Bank's Vice President of Branch Administration, is responsible for the administration of the securities portfolio. This committee conducts regular, informal meetings, generally on a weekly basis, and meets quarterly to formally review the Bank's securities portfolio. The results of the committee's quarterly review are reported to the full Board, which makes adjustment to the investment policy and strategies as it considers necessary and appropriate.

         We do not currently participate in hedging programs, interest rate caps, floors or swaps, or other activities involving the use of off-balance sheet derivative financial instruments, but we may do so in the future as part of our interest rate risk management. Further, we do not invest in securities which are not rated investment grade.

         Actual maturities of the securities held by the Bank may differ from contractual maturities because issuers may have the right to call or prepay obligations with and without prepayment penalties. At March 31, 2003, the Bank had $6.5 million of callable securities in its portfolio.

         Mortgage-related Securities. Mortgage-related securities represent a participation interest in a pool of one- to four-family or multi-family mortgages, although we focus primarily on mortgage-related securities secured by one- to four-family mortgages. Our mortgage-related securities portfolio includes mortgage-backed securities and collateralized mortgage obligations issued by U.S. government agencies or government-sponsored entities, such as Federal Home Loan Mortgage Corporation ("FHLMC" or "Freddie Mac"), the
Government National Mortgage Association ("GNMA" or "Ginnie Mae"), and the Federal National Mortgage Association ("FNMA" or "Fannie Mae"), as well as by private corporate issuers. The portfolio also includes an investment in an adjustable rate mortgage mutual fund, with a carrying value of approximately $10.0 million at March 31, 2003.

         The mortgage originators use intermediaries (generally government agencies and government- sponsored enterprises, but also a variety of private corporate issuers) to pool and repackage the participation interests in the form of securities, with investors such as us receiving the principal and interest payments on the mortgages. Securities issued or sponsored by U.S. government agencies and government- sponsored entities are guaranteed as to the payment of principal and interest to investors. Privately issued securities typically offer rates above those paid on government agency issued or sponsored securities, but lack the guaranty of those agencies and are generally less liquid investments. In the absence of an agency guarantee, the Bank's policy requires that all privately-issued mortgage-related securities purchased by the Bank are assigned the highest credit rating (AAA) by the applicable securities rating agencies.

         Mortgage-backed securities are pass-through securities typically issued with stated principal amounts, and the securities are backed by pools of mortgages that have loans with interest rates that are within a specific range and have varying maturities. The life of a mortgage-backed security thus approximates the life of the underlying mortgages. Mortgage-backed securities generally yield less than the mortgage loans underlying such securities. The characteristics of the underlying pool of mortgages, i.e., fixed-rate or adjustable-rate, as well as prepayment risk, are passed on to the certificate holder. Mortgage-backed securities are generally referred to as mortgage participation certificates or pass-through certificates.

         Collateralized mortgage obligations ("CMOs") are mortgage-derivative products that aggregate pools of mortgages and mortgage-backed securities and create different classes of securities with varying maturities and amortization schedules as well as a residual interest with each class having different risk characteristics. The cash flows from the underlying collateral are usually divided into "tranches" or classes whereby tranches have descending priorities with respect to the distribution of principal and interest repayment of the underlying mortgages and mortgage-backed securities as opposed to pass through mortgage-backed securities where cash flows are distributed pro rata to all security holders. Unlike mortgage-backed securities from which cash flow is received and prepayment risk is shared pro rata by all securities holders, cash flows from the mortgages and mortgage-backed securities underlying CMOs are paid in accordance with a predetermined priority to investors holding various tranches of the securities or obligations. A particular tranche or class may carry prepayment risk which may be different from that of the underlying collateral and other tranches. Investing in CMOs allows us to moderate reinvestment risk resulting from unexpected prepayment activity associated with conventional mortgage-backed securities. Management believes these securities represent attractive alternatives relative to other investments due to the wide variety of maturity, repayment and interest rate options available.

         At March 31, 2003, CMOs comprised $74.8 million of our securities portfolio.

         Other Securities. In addition, at March 31, 2003 we held an approximate investment of $2.9 million in FHLB of New York common stock (this amount is not shown in the securities portfolio). As a member of the FHLB of New York, ownership of FHLB of New York common shares is required.

         The following table sets forth the carrying value of the Bank's securities portfolio at the dates indicated. Securities that are held-to-maturity are shown at the Bank's amortized cost, and securities that are available-for-sale are shown at the current market value.

                                                                             At
                                                       At                September 30,
                                                    March 31,    -----------------------------
                                                      2003        2002        2001      2000
                                                     -------     -------    -------    -------
                                                                 (In thousands)
Securities Held-to-Maturity:
  U.S. government and federal agency
     obligations...................................  $     -     $     -    $     -    $ 2,000
  Government National Mortgage Association.........      605         711      1,137      1,606
  Federal Home Loan Mortgage Corporation...........    1,294       2,343      3,190      3,957
  Federal National Mortgage Association............    2,231       3,916      5,860      7,324
                                                     -------     -------    -------    -------
    Total securities held-to-maturity..............    4,130       6,970     10,187     14,887
                                                     -------     -------    -------    -------

Securities Available-for-Sale:
  U.S. government and federal agency obligation....    6,532           -          -          -
  Mortgage-backed non-agency obligations...........   15,214      19,177     30,580     35,815
  Government National Mortgage Association.........    2,629       5,298        770      1,174
  Federal Home Loan Mortgage Corporation...........   42,536      37,704      9,454      9,536
  Federal National Mortgage Association............   16,746      17,955     11,218     10,102
  Mutual fund......................................    9,990      10,000          -          -
                                                     -------     -------    -------    -------
    Total securities available-for-sale............   93,648      90,134     52,022     56,627
                                                     -------     -------    -------    -------

    Total..........................................  $97,778     $97,104    $62,209    $69,514
                                                     =======     =======    =======    =======

         The following table sets forth certain information regarding the carrying values, weighted average yields and maturities of the Bank's investment and mortgage-backed securities portfolio at March 31, 2003. This table shows contractual maturities and does not reflect repricing or the effect of prepayments. Actual maturities may differ.

                                                              At March 31, 2003
                      --------------------------------------------------------------------------------------------------------------
                       One Year or Less   One to Five Years   Five to Ten Years    More than Ten Years    Total Securities
                      Carrying   Average  Carrying  Average   Carrying  Average     Carrying  Average   Carrying   Average   Market
                        Value     Yield    Value     Yield     Value     Yield       Value     Yield     Value      Yield    Value
                        -----     -----    -----     -----     -----     -----       -----     -----     -----      -----    -----
                                                            (Dollars in thousands)
U.S. Government
  and Federal
  Agency                $   -         -%    $6,532    2.67%    $    -        -%      $     -       -%    $ 6,532     2.67%   $ 6,532

Mortgage-backed
  non-agency
  obligations......         -         -         41    2.89          -        -        15,173    4.34      15,214     4.33     15,214

Government
  National
  Mortgage
  Association......         -         -         46    7.22          -        -         3,188    3.82       3,234     3.86      3,252

Federal Home
 Loan Mortgage
 Association.......         -         -          3    8.25      7,373     3.01        36,454    3.21      43,830     3.18     43,845

Federal
  National
  Mortgage
  Association......        28      4.75          -       -          -        -        18,950    3.95      18,978     3.95     18,986
                        -----      ----     ------    ----     ------     ----       -------    ----     -------     ----    -------
  Total............     $  28      4.75%    $6,622    2.72%    $7,373     3.01%      $73,765    3.66%    $87,788     3.41%   $87,829
                        =====      ====     ======    ====     ======     ====       =======    ====     =======     ====    =======

Sources of Funds

         General. Deposits are our major source of funds for lending and other investment purposes. In addition, we derive funds from loan and mortgage-backed securities principal repayments, and proceeds from the maturity, call and sale of mortgage-backed securities and investment securities. Loan and securities payments are a relatively stable source of funds, while deposit inflows are significantly influenced by general interest rates and money market conditions. Borrowings (principally from the FHLB) are also used to supplement the amount of funds for lending and investment.

         Deposits. Our current deposit products include checking, savings, money market, club accounts, certificates of deposit accounts ranging in terms from thirty days to ten years, and individual retirement accounts ("IRAs"). Deposit account terms vary, primarily as to the required minimum balance amount, the amount of time that the funds must remain on deposit and the applicable interest rate.

         Deposits are obtained primarily from within New Jersey. Traditional methods of advertising are used to attract new customers and deposits, including print media, cable television, direct mail and inserts included with customer statements. We do not utilize the services of deposit brokers. Although we did offer special savings programs in connection with the opening of our Cedar Grove branch office, premiums or incentives for opening accounts are generally not offered. We periodically select particular certificate of deposit maturities for promotion.

         The determination of interest rates is based upon a number of factors, including: (1) our need for funds based on loan demand, current maturities of deposits and other cash flow needs; (2) a current survey of general market rates and rates of a selected group of competitors' rates for similar products; (3) our current cost of funds and yield on assets; and (4) the alternate cost of funds on a wholesale basis, in particular the cost of advances from the FHLB. Interest rates are reviewed by senior management on a weekly basis.

         A large percentage of our deposits are in certificates of deposit (41.5% at March 31, 2003). Our liquidity could be reduced if a significant amount of certificates of deposit, maturing within a short period of time, were not renewed. Historically, a significant portion of the certificates of deposit remain with us after they mature and we believe that this will continue. However, the need to retain these time deposits could result in an increase in our cost of funds.

         The following table sets forth the distribution of deposits at the Bank at the dates indicated and the weighted average nominal interest rates for each period on each category of deposits presented.

                               At March 31,                                        At September 30,
                         --------------------------  -------------------------------------------------------------------------------
                                   2003                        2002                        2001                      2000
                         --------------------------  --------------------------- --------------------------- -----------------------
                                           Weighted                     Weighted                    Weighted                Weighted
                                 Percent   Average            Percent   Average           Percent   Average         Percent  Average
                                 of Total  Nominal            of Total  Nominal           of Total  Nominal         of Total Nominal
                         Amount  Deposits   Rate     Amount   Deposits   Rate    Amount   Deposits   Rate    Amount Deposits  Rate
                         ------  --------   ----     ------   --------   ----    ------   --------   ----    ------ --------  ----
                                                                            (Dollars in thousands)
Non-interest-
   bearing demand
   deposits..........   $18,438     6.68%     -%   $ 16,816     6.36%     -%   $ 13,635     7.22%      -%  $ 12,444      7.81%    -%

Interest-bearing
   demand
   deposits..........    20,974     7.60   1.25      27,733    10.48   1.55       9,756     5.17    1.76      8,644     5.42   1.73

Time deposits........   121,923    44.20   2.85     118,605    44.82   3.14     111,337    58.96    4.62    101,673    63.78   5.70

Savings deposits.....   114,522    41.52   1.98     101,433    38.34   2.30      54,100    28.65    2.87     36,642    22.99   2.05
                       --------   ------   ----    --------   ------   ----    --------   ------    ----   --------   ------   ----

     Total deposits..  $275,857   100.00%  2.18%   $264,587   100.00%  2.45%   $188,828   100.00%   3.64%  $159,403   100.00%  4.20%
                       ========   ======   ====    ========   ======   ====    ========   ======    ====   ========   ======   ====

         The following table sets forth the time deposits at the Bank classified by interest rate as of the dates indicated.

                               At
                            March 31,                                             At September 30,
                       ------------------    ------------------------------------------------------------------
                                2003                 2002                     2001                    2000
                       ------------------    -------------------      --------------------    -----------------
                                  Percent               Percent                   Percent               Percent
                         Amount   of Total    Amount    of Total          Amount  of Total      Amount  of Total
                         ------   --------    ------    --------          ------  --------      ------  --------
                                                                     (Dollars in thousands)
Interest Rate
1.00% - 1.99%....      $ 31,226     25.62%   $    498      0.42%      $      -         -%     $      -        -%
2.00% - 2.99%....        41,980     34.43      66,213     55.82          2,086      1.87           740     0.73
3.00% - 3.99%....        24,995     20.50      28,792     24.28         15,140     13.60         2,718     2.67
4.00% - 4.99%....        17,948     14.72      16,557     13.96         67,264     60.42        21,177    20.83
5.00% - 5.99%....         4,602      3.77       5,129      4.32         14,374     12.91        24,823    24.41
6.00% - 6.99%....         1,172      0.96       1,383      1.17         12,113     10.88        51,143    50.31
7.00% - 7.99%....             -         -          33      0.03            360      0.32         1,072     1.05
                       --------    ------    --------    ------       --------    ------      --------   ------
  Total..........      $121,923    100.00%   $118,605    100.00%      $111,337    100.00%     $101,673   100.00%
                       ========    ======    ========    ======       ========    ======      ========   ======


         The following table sets forth the amount and maturities of time deposits at the Bank at March 31, 2003.

                                                              Amount Due
                                ----------------------------------------------------------------------
                                                                                               After
                                March 31,     March 31,   March 31,    March 31,  March 31,  March 31,
Interest Rate                     2004          2005        2006         2007       2008       2009
-------------                     ----          ----        ----         ----       ----       ----
                                                                  (In thousands)
1.00% - 1.99%...........         $31,035       $   191      $    -      $    -     $     -    $    -
2.00% - 2.99%...........          36,893         4,911         176           -           -         -
3.00% - 3.99%...........          18,816         2,124       1,553       1,412       1,090         -
4.00% - 4.99%...........           1,481         1,777       5,509       1,097       6,863     1,221
5.00% - 5.99%...........             655           387          86         169       3,124       181
6.00% - 6.99%...........             199           294         579           -         100         -
                                 -------       -------      ------      ------     -------    ------
    Total...............         $89,079       $ 9,684      $7,903      $2,678     $11,177    $1,402
                                 =======       =======      ======      ======     =======    ======

         The following table shows the amount of our certificates of deposit of $100,000 or more by time remaining until maturity as of March 31, 2003.


                                                  Certificates
Remaining Time Until Maturity                     of Deposits
-----------------------------                     -----------
                                                 (In thousands)
Within three months.......................            $ 7,223
Three through six months..................             10,241
Six through twelve months.................              4,809
Over twelve months........................              9,952
                                                      -------
Total                                                 $32,225
                                                      =======

         Borrowings. To supplement our deposits as a source of funds for lending or investment, we borrow funds in the form of advances from the FHLB. We regularly make use of FHLB advances as part of the Bank's interest rate risk management, primarily to extend the duration of funding to match the longer term fixed rate loans held in the loan portfolio as part of the Bank's growth strategy.

         Advances from the FHLB are typically secured by the FHLB stock we own and a portion of our residential mortgage loans and may be secured by other assets, mainly securities which are obligations of or guaranteed by the U.S. government. At March 31, 2003, our borrowing limit with the FHLB was approximately $90.1 million. Additional information regarding our FHLB advances is included under Note 7 of the Notes to the Financial Statements beginning on page F-7.

         The following table sets forth certain information regarding the Bank's borrowed funds.

                                                                        At or For the
                                                At or For the       Year Ended September 30,
                                               Six Months Ended     ------------------------
                                               March 31, 2003     2002        2001          2000
                                               --------------     ----        ----          ----
                                                             (Dollars in thousands)
FHLB Advances:
Average balance outstanding..................     $51,651       $43,859      $39,094      $38,508
Maximum amount outstanding
  at any month-end during the period.........     $58,000       $48,500      $46,000      $44,800
Balance outstanding at end of period.........     $57,000       $44,000      $46,000      $43,700
Weighted average interest rate during
   the period................................        5.30%         5.16%        5.78%        5.96%
Weighted average interest rate at end
   of period.................................        5.18%         5.59%        5.14%        6.23%

Subsidiary Activity

         In addition to American Savings Bank of NJ, American Financial Group, Inc. has one service corporation subsidiary, ASB Investment Corp, a New Jersey corporation, which was organized in June 2003 for the purpose of selling insurance and investment products, including annuities, to customers of the Bank and the general public through a third party networking arrangement. Initially, activities at this subsidiary will be limited to the sale of fixed rate annuities.

Personnel

         As of March 31, 2003, we had 47 full-time employees and 19 part-time employees. The employees are not represented by a collective bargaining unit. We believe our relationship with our employees is satisfactory.

Properties and Equipment

         At March 31, 2003, our net investment in property and equipment totaled $3.9 million. We use an outside service company for data processing. The following table sets forth the location of our main office and branch offices, the year the offices were opened and the net book value of each office.


                                     Year
Office Location                    Facility   Leased or   Net Book Value at
---------------                     Opened      Owned      March 31, 2003
                                    ------      -----      --------------
                                                          (In thousands)
Main Office
365 Broad Street
Bloomfield, New Jersey  07003        1965       Owned          $1,425

Main Office Drive Up Facility
16 Pitt Street
Bloomfield, New Jersey  07003        1998       Owned          $  391

Full Service Branch
310 Pompton Avenue
Cedar Grove, New Jersey  07009       2001       Owned          $2,103

Legal Proceedings

         American Savings Bank, from time to time, is a party to routine litigation, which arises in the normal course of business, such as claims to enforce liens, condemnation proceedings on properties in which the Bank holds security interests, claims involving the making and servicing of real property loans, and other issues incident to the business of the Bank. There were no lawsuits pending or known to be contemplated against the Bank at March 31, 2003 that would have a material effect on our operations or income.

                                   REGULATION

         Set forth below is a brief description of certain laws that relate to the regulation of American Savings Bank and American Financial Group, Inc. The description does not purport to be complete and is qualified in its entirety by reference to applicable laws and regulations. American Savings Bank and American Financial Group, Inc. operate in a highly regulated industry. This regulation and supervision establishes a comprehensive framework of activities in which a federal savings bank may engage and is intended primarily for the protection of the deposit insurance fund and depositors.

         Any change in applicable statutory and regulatory requirements, whether by the OTS, the FDIC or the United States Congress, could have a material adverse impact on American Financial Group, Inc. and American Savings Bank, and their operations. The adoption of regulations or the enactment of laws that restrict the operations of American Savings Bank and/or American Financial Group, Inc. or impose burdensome requirements upon one or both of them could reduce their profitability and could impair the value of American Savings Bank's franchise, resulting in negative effects on the trading price of American Financial Group, Inc. common stock.

Regulation of American Savings Bank

         General. As a federally chartered, SAIF-insured savings bank, American Savings Bank is subject to extensive regulation by the OTS and the FDIC. This regulatory structure gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies regarding the classification of assets and the level of the allowance for loan losses. The activities of federal savings banks are subject to extensive regulation including restrictions or requirements with respect to loans to one borrower, the percentage of non-mortgage loans or investments to total assets, capital distributions, permissible investments and lending activities, liquidity, transactions with affiliates and community reinvestment. Federal savings banks are also subject to reserve requirements imposed by the Federal Reserve System. A federal savings bank's relationship with its depositors and borrowers is regulated by both state and federal law, especially in such matters as the ownership of savings accounts and the form and content of the bank's mortgage documents.

         American Savings Bank must file reports with the OTS concerning its activities and financial condition, and must obtain regulatory approvals prior to entering into certain transactions such as mergers with or acquisitions of other financial institutions. The OTS regularly examines American Savings Bank and prepares reports to American Savings Bank's Board of Directors on deficiencies, if any, found in its operations.

         Insurance of Deposit Accounts. The FDIC administers two separate deposit insurance funds. Generally, the Bank Insurance Fund ("BIF") insures the deposits of commercial banks and the Savings Association Insurance Fund ("SAIF") insures the deposits of savings institutions. The FDIC is authorized to increase deposit insurance premiums if it determines such increases are appropriate to maintain the reserves of either the BIF or SAIF or to fund the administration of the FDIC. In addition, the FDIC is authorized to levy emergency special assessments on BIF and SAIF members. The assessment rate for most savings institutions, including American Savings Bank, is currently 0%.

         In addition, all FDIC-insured institutions are required to pay assessments to the FDIC at an annual rate, as of the first calendar quarter of 2003, of 0.0168% of insured deposits to fund interest payments on bonds issued by the Financing Corporation ("FICO"), an agency of the Federal government established to recapitalize the predecessor to the SAIF. These assessments will continue until the FICO bonds mature in 2017.

         Regulatory Capital Requirements. OTS capital regulations require savings institutions to meet three capital standards: (1) tangible capital equal to 1.5% of total adjusted assets, (2) "Tier 1" or "core" capital equal to at least 4% (3% if the institution has received the highest possible rating on its most recent examination) of total adjusted assets, and (3) risk-based capital equal to 8% of total risk-weighted assets. For American Savings Bank's compliance with these regulatory capital standards, see Historical and Pro Forma Capital Compliance on page __.

         In addition, the OTS may require that a savings institution that has a risk-based capital ratio of less than 8%, a ratio of Tier 1 capital to risk-weighted assets of less than 4% or a ratio of Tier 1 capital to total adjusted assets of less than 4% (3% if the institution has received the highest rating on its most recent examination) take certain action to increase its capital ratios. If the savings institution's capital is significantly below the minimum required levels of capital or if it is unsuccessful in increasing its capital ratios, the OTS may restrict its activities.

         For purposes of the OTS capital regulations, tangible capital is defined as core capital less all intangible assets except for certain mortgage servicing rights. Tier 1 or core capital is defined as common stockholders' equity, non-cumulative perpetual preferred stock and related surplus, minority interests in the equity accounts of consolidated subsidiaries, and certain non-withdrawable accounts and pledged deposits of mutual savings banks. American Savings Bank does not have any non-withdrawable accounts or pledged deposits. Tier 1 and core capital are reduced by an institution's intangible assets, with limited exceptions for certain mortgage and non-mortgage servicing rights and purchased credit card relationships. Both core and tangible capital are further reduced by an amount equal to the savings institution's debt and equity investments in "non-includable" subsidiaries engaged in activities not permissible to national banks other than subsidiaries engaged in activities undertaken as agent for customers or in mortgage banking activities and subsidiary depository institutions or their holding companies.

         The risk-based capital standard for savings institutions requires the maintenance of total capital of 8% of risk-weighted assets. Total capital equals the sum of core and supplementary capital. The components of supplementary capital include, among other items, cumulative perpetual preferred stock, perpetual subordinated debt, mandatory convertible subordinated debt, intermediate-term preferred stock, the portion of the allowance for loan losses not designated for specific loan losses and up to 45% of unrealized gains on equity securities. The portion of the allowance for loan and lease losses includable in supplementary capital is limited to a maximum of 1.25% of risk-weighted assets. Overall, supplementary capital is limited to 100% of core capital. For purposes of determining total capital, a savings institution's assets are reduced by the amount of capital instruments held by other depository institutions pursuant to reciprocal arrangements and by the amount of the institution's equity investments (other than those deducted from core and tangible capital) and its high loan-to-value ratio land loans and non-residential construction loans.

         A savings institution's risk-based capital requirement is measured against risk-weighted assets, which equal the sum of each on-balance-sheet asset and the credit-equivalent amount of each off-balance- sheet item after being multiplied by an assigned risk weight. These risk weights range from 0% for cash to 100% for delinquent loans, property acquired through foreclosure, commercial loans, and certain other assets.

         Prompt Corrective Regulatory Action. Under the OTS Prompt Corrective Action regulations, the OTS is required to take supervisory actions against undercapitalized institutions, the severity of which depends upon the institution's level of capital. Generally, a savings institution that has total risk-based capital of less than 8.0%, or a leverage ratio or a Tier 1 core capital ratio that is less than 4.0%, is considered to be undercapitalized. A savings institution that has total risk-based capital less than 6.0%, a Tier 1 core risk-based capital ratio of less than 3.0% or a leverage ratio that is less than 3.0% is considered to be "significantly undercapitalized." A savings institution that has a tangible capital to assets ratio equal to or less than 2.0% is deemed to be "critically undercapitalized." Generally, the banking regulator is required to appoint a receiver or conservator for an institution that is "critically undercapitalized." The regulation also provides that a capital restoration plan must be filed with the OTS within forty-five days of the date an institution receives notice that it is "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." In addition, numerous mandatory supervisory actions become immediately applicable to the institution, including, but not limited to, restrictions on growth, investment activities, capital distributions, and affiliate transactions. The OTS may also take any one of a number of discretionary supervisory actions against undercapitalized institutions, including the issuance of a capital directive and the replacement of senior executive officers and directors.

         Dividend and Other Capital Distribution Limitations. The OTS imposes various restrictions or requirements on the ability of savings institutions to make capital distributions, including cash dividends.

         A savings institution that is a subsidiary of a savings and loan holding company, such as American Savings Bank, must file an application or a notice with the OTS at least thirty days before making a capital distribution. A savings institution must file an application for prior approval of a capital distribution if: (i) it is not eligible for expedited treatment under the applications processing rules of the OTS; (ii) the total amount of all capital distributions, including the proposed capital distribution, for the applicable calendar year would exceed an amount equal to the savings institution's net income for that year to date plus the institution's retained net income for the preceding two years; (iii) it would not adequately be capitalized after the capital distribution; or (iv) the distribution would violate an agreement with the OTS or applicable regulations.

         The OTS may disapprove a notice or deny an application for a capital distribution if: (i) the savings institution would be undercapitalized following the capital distribution; (ii) the proposed capital distribution raises safety and soundness concerns; or (iii) the capital distribution would violate a prohibition contained in any statute, regulation or agreement.

         American Savings Bank will be required to file a capital distribution notice or application with the OTS before paying any dividend to American
Financial Group, Inc. However, capital distributions by American Financial Group, Inc., as a savings and loan holding company, will not be subject to the OTS capital distribution rules.

         Qualified Thrift Lender Test. Federal savings institutions must meet a qualified thrift lender ("QTL") test or they become subject to the business activity restrictions and branching rules applicable to national banks. To qualify as a QTL, a savings institution must either (i) be deemed a "domestic building and loan association" under the Internal Revenue Code by maintaining at least 60% of its total assets in specified types of assets, including cash, certain government securities, loans secured by and other assets related to residential real property, educational loans and investments in premises of the institution or (ii) satisfy the statutory QTL test set forth in the Home Owners' Loan Act by maintaining at least 65% of its "portfolio assets" in certain "Qualified Thrift Investments" (defined to include residential mortgages and related equity investments, certain mortgage-related securities, small business loans, student loans and credit card loans, and 50% of certain community development loans). For purposes of the statutory QTL test, portfolio assets are defined as total assets minus intangible assets, property used by the institution in conducting its business, and liquid assets equal to 20% of total assets. A savings institution must maintain its status as a QTL on a monthly basis in at least nine out of every twelve months. American Savings Bank met the QTL test as of March 31, 2003 and in each of the last twelve months and, therefore, qualifies as a QTL.

         Transactions with Affiliates. Generally, federal banking law requires that transactions between a savings institution or its subsidiaries and its affiliates must be on terms as favorable to the savings institution as comparable transactions with non-affiliates. In addition, extensions of credit to affiliates and purchases from affiliates are restricted to an aggregate percentage of the savings institution's capital.

Collateral in specified amounts must usually be provided by affiliates in order to receive loans from the savings institution. In addition, a savings institution may not extend credit to any affiliate engaged in activities not permissible for a bank holding company or acquire the securities of any affiliate that is not a subsidiary. The OTS has the discretion to treat subsidiaries of savings institutions as affiliates on a case-by-case basis.

         Community Reinvestment Act. Under the Community Reinvestment Act ("CRA"), every insured depository institution, including American Savings Bank, has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community. The CRA requires the OTS to assess the depository institution's record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such institution, such as a merger or the establishment of a branch office by American Savings Bank. An unsatisfactory CRA examination rating may be used by the OTS as the basis for the denial of an application.

         Federal Home Loan Bank System. American Savings Bank is a member of the FHLB of New York, which is one of twelve regional FHLBs. Each FHLB serves as a reserve or central bank for its members within its assigned region. It is funded primarily from funds deposited by financial institutions and proceeds derived from the sale of consolidated obligations of the FHLB System. It makes loans to members pursuant to policies and procedures established by the board of directors of the FHLB.

         As a member, American Savings Bank is required to purchase and maintain stock in the FHLB of New York in an amount equal to the greater of 1% of our aggregate unpaid residential mortgage loans, home purchase contracts or similar obligations at the beginning of each year or 5% of FHLB advances. We are in compliance with this requirement. The FHLB imposes various limitations on advances such as limiting the amount of certain types of real estate related collateral to 30% of a member's capital and limiting total advances to a member.

         The FHLBs are required to provide funds for the resolution of troubled savings institutions and to contribute to affordable housing programs through direct loans or interest subsidies on advances targeted for community investment and low- and moderate-income housing projects. These contributions have adversely affected the level of FHLB dividends paid and could continue to do so in the future.

         Federal Reserve System. The Federal Reserve System requires all depository institutions to maintain non-interest-bearing reserves at specified levels against their checking accounts and non-personal certificate accounts. The balances maintained to meet the reserve requirements imposed by the Federal Reserve System may be used to satisfy the OTS liquidity requirements.

         Savings institutions have authority to borrow from the Federal Reserve System "discount window," but Federal Reserve System policy generally requires savings institutions to exhaust all other sources before borrowing from the Federal Reserve System.

Regulation of American Financial Group, Inc.

         General. American Financial Group, Inc. is a savings and loan holding company within the meaning of Section 10 of the Home Owners' Loan Act. It is required to file reports with the OTS and is subject to regulation and examination by the OTS. In addition, the OTS has enforcement authority over

American Financial Group, Inc. and any non-savings institution subsidiaries. This permits the OTS to restrict or prohibit activities that it determines to be a serious risk to American Savings Bank. This regulation is intended primarily for the protection of the depositors and not for the benefit of stockholders of American Financial Group, Inc.

         Activities Restrictions. As a savings and loan holding company and as a subsidiary holding company of a mutual holding company, American Financial Group, Inc. is subject to statutory and regulatory restrictions on its business activities. The non-banking activities of American Financial Group, Inc. and its non-savings institution subsidiaries are restricted to certain activities specified by OTS regulation, which include performing services and holding properties used by a savings institution subsidiary, activities authorized for savings and loan holding companies as of March 5, 1987, and non- banking activities permissible for bank holding companies pursuant to the Bank Holding Company Act of 1956 or authorized for financial holding companies pursuant to the Gramm-Leach-Bliley Act (the "GLB Act"). Before engaging in any non-banking activity or acquiring a company engaged in any such activities, American Financial Group, Inc. must file with the OTS either a prior notice or (in the case of non-banking activities permissible for bank holding companies) an application regarding its planned activity or acquisition.

         Mergers and Acquisitions. American Financial Group, Inc. must obtain approval from the OTS before acquiring more than 5% of the voting stock of another savings institution or savings and loan holding company or acquiring such an institution or holding company by merger, consolidation or purchase of its assets. In evaluating an application for American Financial Group, Inc. to acquire control of a savings institution, the OTS would consider the financial and managerial resources and future prospects of American Financial Group, Inc. and the target institution, the effect of the acquisition on the risk to the insurance funds, the convenience and the needs of the community and competitive factors.

         Waivers of Dividends by American Savings, MHC. OTS regulations require American Savings, MHC to notify the OTS of any proposed waiver of its receipt of dividends from American Financial Group, Inc. The OTS reviews dividend waiver notices on a case-by-case basis, and, in general, does not object to any such waiver if: (i) the mutual holding company's board of directors determines that such waiver is consistent with such directors' fiduciary duties to the mutual holding company's members; (ii) for as long as the savings association subsidiary is controlled by the mutual holding company, the dollar amount of dividends waived by the mutual holding company are considered as a restriction on the retained earnings of the savings association, which restriction, if material, is disclosed in the public financial statements of the savings association as a note to the financial statements; (iii) the amount of any dividend waived by the mutual holding company is available for declaration as a dividend solely to the mutual holding company, and, in accordance with SFAS 5, where the savings association determines that the payment of such dividend to the mutual holding company is probable, an appropriate dollar amount is recorded as a liability; and (iv) the amount of any waived dividend is considered as having been paid by the savings association in evaluating any proposed dividend under OTS capital distribution regulations.

         We anticipate that American Savings, MHC will waive dividends paid by American Financial Group, Inc. , if any. Under OTS regulations, our public stockholders would not be diluted because of any dividends waived by American Savings, MHC (and waived dividends would not be considered in determining an appropriate exchange ratio) in the event American Savings, MHC converts to stock form.

         Conversion of American Savings, MHC to Stock Form. OTS regulations permit American Savings, MHC to convert from the mutual form of organization to the capital stock form of organization (a "Second Step Conversion"). There can be no assurance when, if ever, a Second Step Conversion will occur, and the Board of Directors has no current intention or plan to undertake a Second Step Conversion. In a Second Step Conversion a new holding company would be formed as the successor to American Financial Group, Inc. (the "New Holding Company"), American Savings, MHC's corporate existence would end, and certain depositors of American Savings Bank would receive the right to subscribe for shares of the New Holding Company. In a Second Step Conversion, each share of common stock held by stockholders other than American Savings, MHC ("Minority Stockholders") would be automatically converted into a number of shares of common stock of the New Holding Company determined pursuant to an exchange ratio that ensures that Minority Stockholders own the same percentage of common stock in the New Holding Company as they owned in American Financial Group, Inc. immediately prior to the Second Step Conversion. Under OTS regulations, Minority Stockholders would not be diluted because of any dividends waived by American Savings, MHC (and waived dividends would not be considered in determining an appropriate exchange ratio), in the event American Savings, MHC converts to stock form. The total number of shares held by Minority Stockholders after a Second Step Conversion also would be increased by any purchases by Minority Stockholders in the stock offering conducted as part of the Second Step Conversion.

                                    TAXATION

Federal Taxation

         Savings institutions are subject to the Internal Revenue Code of 1986, as amended (the "Code"), in the same general manner as other corporations.

         All thrift institutions are now subject to the same provisions as banks with respect to deductions for bad debts. Thrift institutions that are treated as "small banks" (the average adjusted bases for all assets of such institution equals $500 million or less) under the Code may account for bad debts by using the experience method for determining additions to their bad debt reserve. Thrift institutions that are not treated as small banks must now use the specific charge-off method.

         American Financial Group, Inc. may exclude from its income 100% of dividends received from American Savings Bank as a member of the same affiliated group of corporations. A 70% dividends received deduction generally applies with respect to dividends received from corporations that are not members of such affiliated group.

         American Savings Bank files a consolidated federal tax return with American Savings, MHC. American Savings, MHC's consolidated federal income tax returns have not been audited by the IRS during the past five years.

State Taxation

         American Financial Group, Inc. and its subsidiaries file New Jersey income tax returns and are subject to a state income tax that is calculated based on federal taxable income, subject to certain adjustments. In July 2002, New Jersey eliminated the 3% tax rate formerly applicable to thrift institutions located in New Jersey, and such institutions are now subject to the 9% tax rate applicable to New Jersey corporations. Such change is retroactive to January 1, 2002. The net effect of the retroactive tax increase on American Savings Bank was $3,340, and the increased tax rate will have an effect on future tax periods.

         The state income tax returns of American Savings Bank have not been audited during the past five years. For additional information, see Note 8 of the Notes to the Financial Statements beginning on page F-8.

                                   MANAGEMENT

Directors and Executive Officers of American Financial Group, Inc.

         American Financial Group, Inc.'s Board of Directors is composed of seven members, each of whom serves for a term of three years. American Financial Group, Inc.'s bylaws require that directors be divided into three classes, as nearly equal in number as possible, with approximately one-third of the directors elected each year. American Financial Group, Inc.'s executive officers are appointed annually by the Board and serve at the Board's discretion.

         The following table sets forth information with respect to the directors and executive officers of American Financial Group, Inc.

                        Age at                                                         Current
                      March 31,                                        Director         Term
Name                     2003        Position                          Since(1)       Expires
----                     ----        --------                          --------       -------
W. George Parker          77         Chairman                            1967           2006
Joseph Kliminski          59         President, Chief Executive          1986           2004
                                     Officer and Director
Robert A. Gaccione        61         Director                            2003           2004
H. Joseph North           71         Director                            1991           2006
Stanley Obal              80         Director                            1981           2005
Vincent S. Rospond        70         Director                            1981           2005
James H. Ward, III        54         Vice Chairman                       1991           2004
Richard M. Bzdek          49         Executive Vice President, Chief      N/A            N/A
                                     Operating Officer and Secretary
Eric B. Heyer             41         Senior Vice President, Treasurer     N/A            N/A
                                     and Chief Financial Officer

______________________
(1) Indicates the year the individual first became a director of American Savings Bank. Upon the formation of American Financial Group, Inc. in June 2003, each director of American Savings Bank became a director of American Financial Group, Inc.

         The business experience of each of our directors and executive officers is set forth below. Each has held his present position for at least the past five years, except as otherwise indicated.

         W. George Parker has been a member of the Board since 1967 and Chairman since 1990. Mr. Parker is the owner, president and chief executive officer of Adco Chemical Company, located in Newark, New Jersey.

         Joseph Kliminski has been a member of the Board since 1986. He has been employed by American Savings Bank since 1967 and became President and Chief Executive Officer in 1987. Mr. Kliminski serves as president of the Bloomfield Lions Club, as president of the Advisory Board to the Bloomfield Town Council, as president of the Bloomfield Education Foundation, and as chairman of the Deborah Hospital Children of the World Golf Tournament. Mr. Kliminski also serves as a member of the Bloomfield Center Alliance, and is a member and former president of the Board of Trustees of the

Bloomfield Public Library. He is also a member of the Board of Governors of the New Jersey League of Community Bankers, and past president of the Essex County Savings League.

         Robert A. Gaccione has been a member of the Board since 2003. He has been a senior partner of the law firm of Gaccione, Pomaco & Beck, P.C. in Belleville, New Jersey for thirty years. He is a former Federal Bureau of Investigation agent. Mr. Gaccione also serves as the Essex County Tax Board Commissioner. He served as a director of Franklin Community Bank, a commercial bank located in Nutley, New Jersey for three years. Mr. Gaccione is a member and the past president of the Belleville Rotary Club, is the president of the Clara Maass Foundation and is a member of the Belleville Foundation.

         H. Joseph North has been a member of the Board since 1991. Mr. North retired in 1987 as Town Administrator of Bloomfield, New Jersey after 20 years of service as the municipality's chief administrative officer. Mr. North is a past president and a lifetime member of the New Jersey Municipal Management Association and is a former member of the International City Management Association. Mr. North is also a former president of the Bloomfield Lions Club, Bloomfield Fifth Quarter Club and Bloomfield Tennis Federation.

         Stanley Obal has been a member of the Board since 1981. Mr. Obal retired in 1982 and was the owner of Obal's Inn, a tavern and restaurant in Bloomfield, New Jersey.

         Vincent S. Rospond has been a member of the Board since 1981. He is an attorney and the majority stockholder of the law firm of Rospond, Rospond & Conte, P.A. in Bloomfield, New Jersey. Rospond, Rospond & Conte serves as general counsel to American Savings Bank. Mr. Rospond is the president and a trustee of United Way of Bloomfield, is a member and the former legal counsel of Bloomfield Chamber of Commerce, and is a member and the treasurer of North Jersey Manufacturer's & Businessmen Association. He is also a member of the Cornell Club of New Jersey, the Essex County Bar Association, the Newark Art Museum, the Bloomfield Music Federation and the New Jersey Bar Association.

         James H. Ward, III has been a member of the Board since 1991 and Vice Chairman since 2003. From 1968 to 1998, he was the majority stockholder and Chief Operating Officer of Ward and Company, an insurance agency in Springfield, New Jersey. From 1998 to 2000, he was the majority stockholder and Chief Operating Officer of Rylyn Group, which operated a restaurant in Indianapolis, Indiana. He is now retired.

         Richard M. Bzdek is the Bank's Executive Vice President, Chief Operating Officer and Secretary. He has been employed by American Savings Bank since 1975. Mr. Bzdek is the former president and a current director of the Bloomfield Chamber of Commerce. He is a member of the Financial Managers Society and serves on the Operations and Technology Committee of the New Jersey League of Community Bankers. He is also the treasurer and a trustee of United Way of Bloomfield and is a director and co- founder of the Bloomfield Center Alliance.

         Eric B. Heyer has been the Bank's Senior Vice President, Treasurer and Chief Financial Officer since 1997 and has been employed by American Savings Bank since 1993. Mr. Heyer is a member of the Financial Managers Society. He was previously a trustee of Kingston United Methodist Church and currently serves on the finance committee of Princeton United Methodist Church.

Meetings and Committees of the Board of Directors

         American Financial Group, Inc. was not formed until June 2003 and all of the information set forth below regarding meetings and committees relates to American Savings Bank. The Board of Directors conducts its business through meetings of the Board and through activities of its committees. During the fiscal year ended September 30, 2002, the Board of Directors met eighteen times, including regularly scheduled and special meetings. No director attended fewer than 75% of the total meetings of the Board of Directors and committees on which he served during the year ended September 30, 2002. The Board maintains an Audit Committee and a Compensation Committee, as well as a Building and Grounds Committee and a Bylaws Committee.

         The Audit Committee consists of Directors Parker, Obal and Ward, each of whom is an independent director. This committee meets periodically as needed with the internal auditor and the external auditors. This committee's main responsibilities include oversight of the internal auditor and the external auditors and monitoring of management and staff compliance with the Board's audit policies, and applicable laws and regulations.

         The Compensation Committee consists of the full Board of Directors. Mr. Kliminski does not participate in committee discussions regarding his own compensation. This committee meets as needed. The responsibilities of this committee include appraisal of the performance of officers of the Bank, administration of management incentive compensation plans and review of the directors' compensation. This committee reviews industry compensation surveys and reviews the recommendations of management on employee compensation matters.

Director Compensation

         Board Fees. Directors are paid a fee of $225 per Board meeting attended, and no fees are paid for committee meetings. For calendar year 2002, each director received an additional annual fee of $25,000. The aggregate fees paid to the directors for the calendar year ended December 31, 2002 were $149,550. Directors who also serve as employees do not receive compensation as directors.

         Directors Consultant and Retirement Plan ("DRP"). The DRP provides retirement benefits to directors on their retirement date. "Retirement date" means the date of termination of service as a director following a participant's completion of not less than twelve years of service as a director, or not less than six years of service following a change in control; provided however, the retirement date with regard to directors serving as of August 27, 1996 who have completed not less than five years of service as of August 27, 1996 shall be the date of termination of service as a director without regard to whether the twelve years of service requirement has been fulfilled. Upon death or disability, a director shall be deemed to have terminated service as of such date.

         If a director agrees to become a consulting director to our board upon retirement, he will receive a monthly payment for 144 months equal to 0.08333333 times the average of the annual retainers paid (exclusive of payment of fees for special meetings) for the highest three yearly periods during the immediately prior ten-year period. In the event of a change in control, all directors will be presumed to have reached the retirement date and each director will receive a lump sum payment equal to the present value of future benefits payable.

Executive Compensation

         Summary Compensation Table. The following table sets forth the cash and non-cash compensation awarded to or earned by American Financial Group, Inc.'s President and Chief Executive Officer and the other executive officers of American Financial Group, Inc. for the year ended December 31, 2002. All compensation was paid by American Savings Bank.

                                                  Annual Compensation
                                                  -------------------
                                                                            All Other
Name and Principal Position             Year       Salary     Bonus       Compensation(1)
---------------------------             ----       ------     -----       ---------------
Joseph Kliminski, President             2002      $198,753    $73,228       $152,005
  and Chief Executive Officer
Richard M. Bzdek, Executive             2002       157,079     30,492         35,721
  Vice President, Chief
  Operating Officer and Secretary
Eric B. Heyer, Senior Vice              2002       125,000     50,332         22,297
  President, Treasurer and Chief
  Financial Officer

______________
(1) Consists of (i) accruals in 2002 by American Savings Bank to the accounts of Messrs. Kliminski, Bzdek and Heyer under executive salary continuation agreements of $128,140, $14,818 and $6,436, respectively,
         (ii) employer matching contributions by American Savings Bank to the 401(k) Plan for Messrs. Kliminski, Bzdek and Heyer of $5,175, $4,728 and $4,124, respectively, and (iii) contributions by American Savings Bank to the Profit Sharing Plan for Messrs. Kliminski, Bzdek and Heyer of $18,689, $16,175 and $11,736, respectively.

         Employment Agreements. The Bank has entered into separate employment agreements with Mr. Kliminski, Mr. Bzdek and Mr. Heyer. Mr. Kliminski's, Mr. Bzdek's and Mr. Heyer's current base salaries are $250,000, $164,147 and $145,000, respectively. Mr. Kliminski's employment agreement has a term of three years while Mr. Bzdek's and Mr. Heyer's agreements have a term of two years. If American Savings Bank terminates Mr. Kliminski without "just cause"as defined in the agreement, he will be entitled to a continuation of his salary from the date of termination through the remaining term of the agreement or two years, whichever is greater. If American Savings Bank terminates Mr. Bzdek or Mr. Heyer without "just cause" as defined in the agreement, that individual will be entitled to a continuation of his salary from the date of termination through the remaining term of the agreement. Mr. Kliminski's employment agreement provides that if Mr. Kliminski's employment is terminated without just cause within twenty-four months of a change in control, he will be paid an amount equal to 2.999 times his five-year average annual taxable cash compensation in either a lump sum or, at his option, in periodic payments over a three-year period or the remaining term of the agreement, whichever is less. Mr. Bzdek's and Mr. Heyer's employment agreements provide that if their employment is terminated without just cause within twelve months of a change in control, they will be paid an amount equal to 2.0 times their five-year average annual taxable cash compensation in either a lump sum or, at their option, in periodic payments over a two-year period or the remaining term of the agreement, whichever is less. If change in control payments had been made under the agreements as of December 31, 2002, the payments would have equaled approximately $608,000, $300,000 and $215,000 to Kliminski, Bzdek and Heyer, respectively.

         Executive Salary Continuation Agreements. American Savings Bank has implemented executive salary continuation agreements for the benefit of Messrs. Kliminski, Bzdek and Heyer. The executive salary continuation agreements will provide benefits at age 65 that would be comparable to approximately 50% of Mr. Kliminski's average base salary based upon the average of the three out of the last five years of employment, and 30% of average salary for Messrs. Bzdek and Heyer. The benefits will be paid in equal monthly installments until the death of the participant. If a participant terminates employment prior to age 65, then the target retirement benefits equal to the accrued balance of the participant's liability reserve account multiplied by a vested percentage (100% for Messrs. Kliminski and Bzdek and 33% per year for Mr. Heyer beginning January 1, 2002). Upon disability, the participant will receive 100% of the participant's accrued liability balance payable either in a lump sum or in 180 monthly installments. Upon a change in control of American Savings Bank, and the participant's termination, the participant will be deemed to reach age 65 and will receive full retirement benefits. As long as such agreement remains in effect, upon the death of a participant, the participant's beneficiary will be paid a death benefit under the terms of the Endorsement Method Split Dollar Life Insurance Agreement between the participant and American Savings Bank.

Benefit Plans

         401(k) Savings and Profit Sharing Plan. The Bank sponsors a tax-qualified defined contribution savings plan (the "401(k) Plan") for the benefit of its employees. Employees become eligible to participate under the 401(k) Plan on the first day of any month following the completion of twelve months of service. Under the 401(k) Plan, employees may voluntarily elect to defer between 1% and 50% of compensation, not to exceed applicable limits under the Code. In calendar year 2002, an employee could defer up to the lower of $11,000 or 60% of his salary. Employees age 50 and over may make catch-up contributions ($2,000 in 2003). In addition, the 401(k) Plan provides for matching contributions up to a maximum of 3% of such person's salary for each participant under the 401(k) Plan. Employee contributions are immediately fully vested under the 401(k) Plan and matching contributions are vested at a rate of 20% per year after two years and completely vested after six years of service. The 401(k) Plan will be amended for participants under the 401(k) Plan to be able to direct 401(k) Plan assets to be invested in the stock of American Financial Group, Inc. in the offering.

         It is intended that the 401(k) Plan will operate in compliance with the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the requirements of Section 401(a) of the Code. Contributions to the 401(k) Plan for employees may be reduced in the future or eliminated as a result of contributions made to the Employee Stock Ownership Plan. See Management - Potential Stock Benefit Plans - Employee Stock Ownership Plan on page __.

         Management Incentive Plan ("MIP"). American Savings Bank has adopted an MIP to award annual bonuses for officers based on objective criteria including return on average equity, growth in loans, growth in deposits and earnings. There are three tiers of participants in the MIP: Executive, Vice President and Assistant Vice President.

Potential Stock Benefit Plans

         Employee Stock Ownership Plan. We intend to establish an employee stock ownership plan for the exclusive benefit of participating employees of American Savings Bank, to be implemented after the completion of the offering. Participating employees are employees who have completed one year of service and have attained the age of 21. An application for a letter of determination as to the tax-qualified status of the employee stock ownership plan will be submitted to the IRS. Although no assurances can be given, we expect that the employee stock ownership plan will receive a favorable letter of determination from the IRS.

         The employee stock ownership plan is to be funded by contributions made by American Savings Bank in cash or common stock. Benefits may be paid either in shares of the common stock or in cash. The plan will borrow funds with which to acquire up to 8% of the shares issued in the offering to persons other than American Savings, MHC. The employee stock ownership plan intends to borrow funds from American Financial Group, Inc. The loan is expected to be for a term of ten years at an annual interest rate equal to the prime rate as published in The Wall Street Journal. Presently it is anticipated that the employee stock ownership plan will purchase up to 8% of the shares issued in the offering to persons other than American Savings, MHC. The loan will be secured by the shares purchased and earnings of employee stock ownership plan assets. Shares purchased with loan proceeds will be held in a suspense account for allocation among participants as the loan is repaid. It is anticipated that all contributions will be tax-deductible. This loan is expected to be fully repaid in approximately ten years.

         Contributions to the employee stock ownership plan and shares released from the suspense account will be allocated among participants on the basis of base compensation. All participants must be employed at least 1,000 hours in a plan year, or have terminated employment following death, disability or retirement, in order to receive an allocation. Participant benefits become fully vested in plan allocations following five years of service. Employment before the adoption of the employee stock ownership plan shall be credited for the purposes of vesting. Contributions to the employee stock ownership plan by American Savings Bank are discretionary and may cause a reduction in other forms of compensation, including our 401(k) Plan. As a result, benefits payable under this plan cannot be estimated.

         The Board of Directors has appointed the non-employee directors to a committee that will administer the plan and serve as the plan's trustees. The trustees must vote all allocated shares held in the plan as directed by plan participants. Unallocated shares and allocated shares for which no timely direction is received will be voted as directed by the Board of Directors or the plan's committee, subject to the trustees' fiduciary duties.

         Stock Option Plan. We intend to adopt a stock option plan for the benefit of directors and officers after the offering, but not sooner than six months subsequent to the completion of the offering. If the stock option plan is implemented within one year of the completion of the offering, it will comply with the OTS regulations related to such plans, including limitations on vesting and allocation of awards. Any plan adopted within one year of the completion of the offering will be subject to stockholder approval at a meeting of stockholders held no sooner than six months subsequent to the completion of the offering. Up to 5% of the total number of shares of common stock to be issued in the offering to public stockholders and American Savings, MHC will be reserved for issuance under the stock option plan. No determinations have been made as to the specific terms of, or awards under, the stock option plan.

         The purpose of the stock option plan will be to attract and retain qualified personnel in key positions, provide officers and directors with a proprietary interest in American Financial Group, Inc. as an incentive to contribute to our success and reward directors and officers for outstanding performance. Although the terms of the stock option plan have not yet been determined, it is expected that the stock option plan will provide for the grant of: (1) options to purchase the common stock intended to qualify as incentive stock options under the Code (incentive stock options); and (2) options that do not so qualify (non-statutory stock options). Any stock option plan would be in effect for up to ten years from the earlier of adoption by the Board of Directors or approval by the stockholders. Options would expire no later than 10 years from the date granted and would expire earlier if the option committee so determines or in the event of termination of employment. Options would be granted based upon several factors, including seniority, job duties and responsibilities and job performance.

         Restricted Stock Plan. We also intend to establish a restricted stock plan to provide our officers and directors with a proprietary interest in American Financial Group, Inc. We intend to adopt the restricted stock plan after the passage of at least one year from the completion of the offering. We may, however, decide to adopt the restricted stock plan sooner than one year following the offering, but in no event will the plan be adopted sooner than six months subsequent to the completion of the offering. If the restricted stock plan is implemented within one year of the completion of the offering, it will comply with the OTS regulations related to such plans, including limitations on vesting and allocation of awards. Any plan adopted within one year of the completion of the offering will be subject to stockholder approval at a meeting of stockholders held no sooner than six months subsequent to the completion of the offering. The restricted stock plan is expected to provide for the award of common stock, subject to vesting restrictions, to eligible officers and directors.

         We expect to contribute funds to the restricted stock plan to acquire, in the aggregate, up to 2% of the total number of shares of common stock issued in the offering to public stockholders and American Savings, MHC, provided, however, that, pursuant to the regulations of the OTS, if the plan is adopted before one year following completion of the offering, the plan will be limited to up to 1.5% if American Savings Bank does not have in excess of 10% tangible capital at the time the plan is established. Shares used to fund the restricted stock plan may be acquired through open market purchases or provided from authorized but unissued shares. No determinations have been made as to the specific terms of the restricted stock plan.

Transactions with Management and Others

         No directors, officers or their immediate family members were engaged in transactions with American Financial Group, Inc. or any subsidiary valued at more than $60,000 (other than through a loan with American Savings Bank) during the years ended September 30, 2002 or 2001.

         American Savings Bank makes loans to its officers, directors and employees in the ordinary course of business and on substantially the same terms and conditions as those of comparable transactions prevailing at the time with other persons, and do not include more than the normal risk of collectibility or present other unfavorable features.

Proposed Stock Purchases by Management

         While no formal decisions have been made, preliminary indications are that American Financial Group, Inc.'s directors and executive officers and their associates will purchase approximately 237,000 shares of common stock in the offering, which represents 10.7%, 9.1% and 7.9% of the total shares to be outstanding after the offering at the minimum, midpoint and maximum of the offering range, respectively.

         The following table sets forth for each of the directors and executive officers of American Financial Group, Inc. (including in each case all "associates" of the directors and executive officers) the number of shares of common stock which each director and officer have preliminarily indicated they intend to purchase. The table does not include purchases by the employee stock ownership plan and does not take into account any stock benefit plans to be adopted following the stock offering. See Management - Potential Stock Benefit Plans on page __.

                                                           Percentage of Total
                       Total Number       Total Dollar    Outstanding Shares at
                      of Shares to be   Amount of Shares     Midpoint of the
      Name              Purchased       to be Purchased    Offering Range(1)
-------------------     ---------       ---------------    -----------------
W. George Parker          40,000             $400,000              1.5%
Joseph Kliminski          40,000              400,000              1.5
Robert A. Gaccione        15,000              150,000               *
H. Joseph North            2,000               20,000               *
Stanley Obal              10,000              100,000               *
Vincent S. Rospond        40,000              400,000              1.5
James H. Ward, III        40,000              400,000              1.5
Richard M. Bzdek          40,000              400,000              1.5
Eric B. Heyer             10,000              100,000               *
                         -------           ----------              ---
         Total           237,000           $2,370,000              9.1%
                         =======           ==========              ===

_________________
*    Less than 1.0%.
(1) Assumes the issuance of 2,600,000 shares in the offering, including shares to be issued to American Savings, MHC.

         If fewer than 2,600,000 shares are issued to public stockholders and to American Savings, MHC, these percentage ownership estimates would increase. If the stockholders of American Financial Group, Inc. approve the stock benefit plans as discussed in this prospectus (including 2% of the total number of shares of common stock issued in the offering to public stockholders and American Savings, MHC for the restricted stock plan and 5% of the total number of shares of common stock issued in the offering to public stockholders and American Savings, MHC for the stock option plan), and assuming that all of the shares of common stock available for award under the restricted stock plan are awarded and all of the options available under the stock option plan are awarded and exercised, insider ownership would increase. See Management - Potential Stock Benefit Plans on page __.

         Purchases of common stock in the offering by directors and executive officers will be counted toward the minimum of 884,000 shares required to be sold to public stockholders to complete the offering. Management may, but is not required to, purchase additional shares in the offering to satisfy the 884,000 share minimum, subject to the limitation on the individual maximum share purchase limitations and the requirement that directors, executive officers and their associates may not purchase, in the aggregate, more than 28% of the shares sold in the offering.

         Shares of common stock purchased by directors and executive officers cannot be sold for a period of one year following the offering, and stock certificates issued to directors and executive officers will bear a legend restricting their sale. See The Stock Offering - Restrictions on Transferability by Directors and Executive Officers on page __.

Security Ownership of Certain Beneficial Owners and Management

         Currently, all of the outstanding common stock of American Financial Group, Inc. is held by American Savings, MHC, the federal mutual holding company parent of American Financial Group, Inc. After the stock offering, American Savings, MHC will hold 60% of the outstanding common stock of American Financial Group, Inc. Information regarding the planned purchases of common stock in the stock offering by directors and executive officers of American Financial Group, Inc. (including in each case all "associates" of the directors and executive officers) is set forth above under Proposed Stock

Purchases by Management. The following table sets forth information regarding American Savings, MHC's ownership of American Financial Group, Inc. common stock.

Name and Address                                                Percent of Shares of
of Beneficial Owner                        Number of Shares   Common Stock Outstanding
----------------                           ----------------   ------------------------
American Savings, MHC
365 Broad Street, Bloomfield, NJ 07003           1,000                100%


                               THE STOCK OFFERING

         The Board of Directors adopted the plan authorizing the stock offering on February 10, 2003, subject to the approval of the OTS. We received authorization from the Office of Thrift Supervision ("OTS") to conduct the stock offering on ___________________, 2003. OTS authorization does not constitute a recommendation or endorsement of an investment in our stock by the OTS.

General

         On February 10, 2003, the Board of Directors adopted the plan of stock issuance, pursuant to which American Financial Group, Inc. will sell its common stock to eligible depositors of American Savings Bank in a subscription offering and, if necessary, to the general public if a community and/or a syndicated community offering is held. The Board of Directors unanimously adopted the plan after consideration of the advantages and the disadvantages of the stock offering. After we receive the required authorization from the OTS, the stock will be issued. The stock offering will be accomplished in accordance with the procedures set forth in the plan, the requirements of applicable laws and regulations, and the policies of the OTS.

         We are offering for sale between a minimum of 884,000 shares and an anticipated maximum of 1,196,000 shares of common stock in the offering (subject to adjustment to up to 1,375,400 shares if our estimated pro forma market value has increased at the conclusion of the offering), which will expire at 12:00 noon, eastern time, on __________, 2003 unless extended. The minimum purchase is 25 shares of common stock (minimum investment of $250). Our common stock is being offered at a fixed price of $10.00 per share in the offering.

         We may hold subscription funds for up to 45 days after the last day of the subscription offering in order to complete the offering and thus, unless waived by us, all orders will be irrevocable until ____________, 2003. In addition, the offering may not be completed until we receive authorization from the OTS to do so. The authorization of the OTS is not a recommendation of the offering. Completion of the offering will be delayed, and resolicitation will be required, if the OTS does not issue a letter of approval within 45 days after the last day of the subscription offering, or in the event the OTS requires a material change to the offering prior to the issuance of its approval letter. If the offering is not completed by _______________, 2003, subscribers will have the right to modify or rescind their subscriptions and to have their subscription funds returned with interest at American Savings Bank's regular savings account rate and all withdrawal authorizations will be canceled.

         We may cancel the offering at any time, and if we do, orders for common stock already submitted would be canceled and subscription funds would be returned.

         In accordance with Rule 15c2-4 of the Securities Exchange Act of 1934, pending completion or termination of the offering, subscription funds received by us will be invested only in investments permissible under Rule 15c2-4.

Purposes of the Stock Offering

         American Financial Group, Inc. is offering for sale its common stock in the stock offering at an aggregate price based on an independent valuation. The proceeds from the sale of common stock of American Financial Group, Inc. will provide American Savings Bank with new equity capital, which will support future deposit growth and expanded operations. While American Savings Bank currently exceeds all regulatory capital requirements to be considered well capitalized, the sale of stock, coupled with the accumulation of earnings, less dividends or other reductions in capital, from year to year, represents a means for the orderly preservation and expansion of American Savings Bank's capital base. If our current growth continues at the same rate, and if we expand further as we currently plan, we will need the additional capital to remain well capitalized under regulatory capital requirements. After the stock offering, American Financial Group, Inc. may repurchase shares of its common stock. The investment of the net proceeds of the offering also will provide additional income to further enhance American Savings Bank's future capital position.

Conduct of the Offering

         Subject to the limitations of the plan of stock issuance adopted by our Board of Directors, shares of common stock are being offered in descending order of priority in the subscription offering to:

o Eligible Account Holders (depositors at the close of business on January 31, 2002 with deposits of at least $50.00);

o    the tax qualified  employee  stock benefit plans of American  Savings Bank;
     and

o Supplemental Eligible Account Holders (depositors at the close of business on June 30, 2003 with deposits of at least $50.00).

         To the extent that shares remain available and depending on market conditions at or near the completion of the subscription offering, we may conduct a community offering and possibly a syndicated community offering. The community offering, if any, may commence simultaneously with, during or subsequent to the completion of the subscription offering. A syndicated community offering, if we conduct one, would commence just prior to, or as soon as practicable after, the termination of the subscription offering. In any community offering or syndicated community offering, we will first fill orders for our common stock in an equitable manner as determined by the Board of Directors in order to achieve a wide distribution of the stock. If an oversubscription occurs in the offering by Eligible Account Holders, the employee stock ownership plan may, in whole or in part, fill its order through open market purchases subsequent to the closing of the offering, subject to any required regulatory approval.

         Shares sold above the maximum of the offering range may be sold to the employee stock ownership plan before satisfying remaining unfilled orders of Eligible Account Holders to fill the plan's subscription, or the plan may purchase some or all of the shares covered by its subscription after the offering in the open market, subject to any required regulatory approval.

Subscription Offering

         Subscription Rights. Non-transferable subscription rights to subscribe for the purchase of common stock have been granted under the plan of stock issuance to the following persons:

         Priority 1: Eligible Account Holders. Each Eligible Account Holder shall be given the opportunity to purchase up to 20,000 shares, or $200,000, of common stock offered in the subscription offering; subject to the overall limitations described under The Stock Offering - Limitations on Purchases of Stock, see page __. If there are insufficient shares available to satisfy all subscriptions of Eligible Account Holders, shares will be allocated to Eligible Account Holders so as to permit each subscribing Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares ordered. Thereafter, unallocated shares will be allocated to remaining subscribing Eligible Account Holders whose subscriptions remain unfilled in the same proportion that each subscriber's qualifying deposit bears to the total amount of qualifying deposits of all subscribing Eligible Account Holders, in each case on January 31, 2002, whose subscriptions remain unfilled. Subscription rights received by officers and directors, based on their increased deposits in American Savings Bank in the one year preceding the eligibility record date will be subordinated to the subscription rights of other eligible account holders. To ensure proper allocation of stock, each Eligible Account Holder must list on his order form all accounts in which he had an ownership interest as of the Eligibility Record Date.

         Priority 2: The Employee Plans. The tax qualified employee plans may be given the opportunity to purchase in the aggregate up to but less than 5% of the total number of shares of common stock issued in the offering to public stockholders and to American Savings, MHC. It is expected that the employee stock ownership plan will purchase up to 8% of the shares issued in the offering to persons other than American Savings, MHC. If an oversubscription occurs in the offering by Eligible Account Holders, the employee stock ownership plan may, in whole or in part, fill its order through open market purchases subsequent to the closing of the offering, subject to any required regulatory approval.

         Priority 3: Supplemental Eligible Account Holders. If there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders and the employee stock ownership plan and other tax-qualified employee stock benefit plans, each Supplemental Eligible Account Holder shall have the opportunity to purchase up to 20,000 shares, or $200,000, of common stock offered in the subscription offering, subject to the overall limitations described under The Stock Offering - Limitations on Purchases of Common Stock, see page __. If Supplemental Eligible Account Holders subscribe for a number of shares which, when added to the shares subscribed for by Eligible Account Holders and the employee stock ownership plan and other tax-qualified employee stock benefit plans, if any, is in excess of the total number of shares offered in the offering, the shares of common stock will be allocated among subscribing Supplemental Eligible Account Holders first so as to permit each subscribing Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares ordered. Thereafter, unallocated shares will be allocated to each subscribing Supplemental Eligible Account Holder whose subscription remains unfilled in the same proportion that each subscriber's qualifying deposit bear to the total amount of qualifying deposits of all subscribing Supplemental Eligible Account Holders, in each case on June 30, 2003, whose subscriptions remain unfilled. To ensure proper allocation of stock each Supplemental Eligible Account Holder must list on his order form all accounts in which he had an ownership interest as of the Supplemental Eligibility Record Date.

         State Securities Laws. We, in our sole discretion, will make reasonable efforts to comply with the securities laws of any state in the United States in which American Savings Bank account holders at the eligibility record date or the supplemental eligibility record date reside, and will only offer the common stock in states in which the offers and sales comply with state securities laws. However, subject to our discretion, no person will be offered common stock if he resides in a foreign country or in a state of the United States with respect to which:

o a small number of persons otherwise eligible to purchase shares reside in that state; or

o the offer or sale of shares of common stock to these persons would require us or our employees to register, under the securities laws of that state, as a broker or dealer or to register or otherwise qualify its securities for sale in that state; or

o registration or qualification would be impracticable for reasons of cost or otherwise.

         Restrictions on Transfer of Subscription Rights and Shares. The plan of stock issuance prohibits any person with subscription rights, including Eligible Account Holders and Supplemental Eligible Account Holders, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights or the shares of common stock to be issued when subscription rights are exercised. Subscription rights may be exercised only by the person to whom they are granted and only for his account. Each person subscribing for shares will be required to certify that he is purchasing shares solely for his own account and that he has no agreement or understanding regarding the sale or transfer of the shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock before the completion of the offering.

         We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights and will not honor orders which we determine involve the transfer of subscription rights.

Deadlines for Purchasing Stock

         The subscription offering will terminate at 12:00 noon, eastern time, on _____________, 2003, unless extended. The subscription offering may be extended to _____________, 2003. A community offering and a syndicated community offering, if such offerings are conducted, may terminate at any time without notice but no later than _____________, 2003. See The Stock Offering on page __.

Community Offering and Syndicated Community Offering

         Community Offering. If less than the total number of shares of common stock to be subscribed for in the offering are sold in the subscription offering and depending on market conditions at or near the completion of the subscription offering, shares remaining unsubscribed may be made available for purchase in the community offering to certain members of the general public. The maximum amount of common stock that any person may purchase in the community offering is 20,000 shares, or $200,000. In the community offering, if any, shares will be available for purchase by the general public, and preference may be given to natural persons residing in counties in which American Savings Bank has branch offices, and second to natural persons residing in New Jersey. We will attempt to issue the shares in a manner that would promote a wide distribution of common stock.

         If purchasers in the community offering, whose orders would otherwise be accepted, subscribe for more shares than are available for purchase, the shares available to them will be allocated among persons submitting orders in the community offering in an equitable manner we determine.

         The community offering, if any, may commence simultaneously with, during or subsequent to the completion of the subscription offering. The community offering, if any, must be completed within 45 days after the completion of the subscription offering unless otherwise extended by the OTS.

         We, in our absolute discretion, reserve the right to reject any or all orders in whole or in part which are received in the community offering, at the time of receipt or as soon as practicable following the completion of the community offering.

         Syndicated Community Offering. If shares remain available after the subscription offering, and depending on market conditions at or near the completion of the subscription offering, we may offer shares to selected persons through a syndicated community offering on a best-efforts basis conducted through Milestone in accordance with such terms, conditions and procedures as may be determined by our Board of Directors. A syndicate of broker-dealers (selected dealers) may be formed to assist in the syndicated community offering. A syndicated community offering, if we conduct one, would commence just prior to, or as soon as practicable after, the termination of the subscription offering.

         Orders received in connection with the syndicated community offering, if any, will receive a lower priority than orders received in the subscription offering and community offering. Common stock sold in the syndicated community offering will be sold at the same price as all other shares in the subscription offering. A syndicated community offering would be open to the general public beyond the local community, however, we have the right to reject orders, in whole or in part, in our sole discretion in the syndicated community offering. No person will be permitted to purchase more than 20,000 shares, or $200,000, of common stock in the syndicated community offering.

         The date by which orders must be received in the syndicated community offering will be set by us at the time the syndicated community offering commences; but if the syndicated community offering is extended beyond _______________, 2003, each purchaser will have the opportunity to maintain, modify, or rescind his order. In that event, all funds received in the syndicated community offering will be promptly returned with interest at American Savings Bank's regular savings account rate to each purchaser unless he requests otherwise.

Limitations on Purchases of Common Stock

         The following additional limitations have been imposed on purchases of shares of common stock:

          1. The maximum number of shares which may be purchased in the offering by any individual (or individuals through a single account) shall not exceed 20,000 shares, or $200,000. This limit applies to stock purchases in total in the subscription, community and syndicated community offerings.

          2. The maximum number of shares that may be purchased by any individual together with any associate or group of persons acting in concert is 40,000 shares, or $400,000. This limit applies to stock purchases in total in the subscription, community and syndicated community offerings. This limit does not apply to our employee stock benefit plans, which in the aggregate may subscribe for up to 5% of the total number of shares of common stock issued in the offering to public stockholders and to American Savings, MHC.

          3. The maximum number of shares which may be purchased in all categories in the offering by our officers and directors and their associates in the aggregate shall not exceed 28% of the total number of shares sold in the offering.

          4.   The minimum order is 25 shares, or $250.

          5. If the number of shares otherwise allocable to any person or that person's associates would be in excess of the maximum number of shares permitted as set forth above, the number of shares allocated to that person shall be reduced to the lowest limitation applicable to that person, and then the number of shares allocated to each group consisting of a person and that person's associates shall be reduced so that the aggregate allocation to that person and his associates complies with the above maximums, and the maximum number of shares shall be reallocated among that person and his associates in proportion to the shares subscribed by each (after first applying the maximums applicable to each person, separately).

          6. Depending on market or financial conditions, we may decrease or increase the purchase limitations, provided that the maximum purchase limitations may not be increased to a percentage in excess of 5% of the offering. If we increase the maximum purchase limitations, we are only required to resolicit persons who subscribed for the maximum purchase amount and may, in our sole discretion, resolicit certain other large subscribers.

          7. If the total number of shares offered increases in the offering due to an increase in the maximum of the estimated valuation range of up to 15% (the adjusted maximum) the additional shares will be used in the following order of priority: (a) to fill the employee stock ownership plan's subscription; (b) if there is an oversubscription at the Eligible Account Holder level, to fill unfilled subscriptions of Eligible Account Holders exclusive of the adjusted maximum; (c) if there is an oversubscription at the Supplemental Eligible Account Holder level, to fill unfilled subscriptions of Supplemental Eligible Account Holders exclusive of the adjusted maximum; (d) to fill orders received in a community offering exclusive of the adjusted maximum, with preference given to persons who live in the local community; and
               (e) to fill orders received in the syndicated community offering exclusive of the adjusted maximum.

          8. No person will be allowed to purchase any stock if that purchase would be illegal under any federal law or state law or regulation or would violate regulations or policies of the NASD, particularly those regarding free riding and withholding. We and/or our representatives may ask for an acceptable legal opinion from any purchaser regarding the legality of the purchase and may refuse to honor any purchase order if that opinion is not timely furnished.

          9. We have the right to reject any order submitted by a person whose representations we believe are untrue or who we believe is violating, circumventing, or intends to violate, evade, or circumvent the terms and conditions of the plan of stock issuance, either alone or acting in concert with others.

          10. The above restrictions also apply to purchases by persons acting in concert under applicable regulations of the OTS. Under regulations of the OTS, our directors are not considered to be affiliates or a group acting in concert with other directors solely as a result of membership on our Board of Directors.

          11. In addition, in any community offering or syndicated community offering, we must first fill orders for our common stock up to a maximum of 2% of the total shares issued in the offering in a manner that will achieve a wide distribution of the stock, and thereafter any remaining shares will be allocated on an equal number of shares per order basis, until all orders have been filled or the shares have been exhausted.

         The term "associate" of a person is defined in the plan of stock issuance to mean:

          (1) any corporation or organization of which a person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities;

          (2) any trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as trustee or in a similar fiduciary capacity; or

          (3) any relative or spouse of a person or any relative of a spouse, who has the same home as that person.

         For example, a corporation for which a person serves as an officer would be an associate of that person and all shares purchased by that corporation would be included with the number of shares which that person individually could purchase under the above limitations.

         The term "acting in concert" means:

         (1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

         (2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

         A person or company which acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated. We will presume that certain persons are acting in concert based upon various facts, including the fact that persons have joint account relationships or the fact that such persons have filed joint Schedules 13D with the Securities and Exchange Commission with respect to other companies. We reserve the right to make an independent investigation of any facts or circumstances brought to our attention that indicate that one or more persons acting independently or as a group acting in concert may be attempting to violate or circumvent the regulatory prohibition on the transferability of subscription rights.

         We have the right, in our sole discretion, to determine whether prospective purchasers are "associates" or "acting in concert." These determinations are in our sole discretion and may be based on whatever evidence we believe to be relevant, including joint account relationships or shared addresses on the records of American Savings Bank.

         Each person purchasing shares of the common stock in the offering will be considered to have confirmed that his purchase does not conflict with the maximum purchase limitation. If the purchase limitation is violated by any person or any associate or group of persons affiliated or otherwise acting in concert with that person, we will have the right to purchase from that person at the $10.00 purchase price per share all shares acquired by that person in excess of that purchase limitation or, if the excess shares have been sold by that person, to receive the difference between the purchase price per share paid for the excess shares and the price at which the excess shares were sold by that person. Our right to purchase the excess shares will be assignable.

         Common stock purchased pursuant to the offering will be freely transferable, except for shares purchased by our directors and executive officers. For certain restrictions on the common stock purchased by our directors and executive officers, see The Stock Offering - Restrictions on Transferability by Directors and Executive Officers on page __. In addition, under guidelines of the NASD, members of the NASD and their associates are subject to certain restrictions on the transfer of securities purchased in accordance with subscription rights and to certain reporting requirements after the purchase.

Ordering and Receiving Common Stock

         Use of Order Forms. Rights to subscribe may only be exercised by completion of an order form. Any person receiving an order form who desires to subscribe for shares of common stock must do so prior to the applicable expiration date by delivering by mail or in person a properly executed and completed order form, together with full payment of the purchase price for all shares for which subscription is made; provided, however, that if the employee plans subscribe for shares during the subscription offering, the employee plans will not be required to pay for the shares at the time they subscribe but rather may pay for the shares upon completion of the offering. All subscription rights will expire on the expiration date, whether or not we have been able to locate each person entitled to subscription rights. Once tendered, subscription orders cannot be revoked without our consent.

         If a stock order form:

o is not delivered and is returned to us by the United States Postal Service or we are unable to locate the addressee;

o    is not received or is received after the applicable expiration date;

o    is not completed correctly or executed;

o is not accompanied by the full required payment for the shares subscribed for, including instances where a savings account or certificate balance from which withdrawal is authorized is unavailable, uncollected or insufficient to fund the required payment, but excluding subscriptions by the employee plans; or

o is not mailed pursuant to a "no mail" order placed in effect by the account holder;

then the subscription rights for that person will lapse as though that person failed to return the completed order form within the time period specified.

         However, we may, but will not be required to, waive any irregularity on any order form or require the submission of corrected order forms or the remittance of full payment for subscribed shares by a date that we may specify. The waiver of an irregularity on an order form in no way obligates us to waive any other irregularity on any other order form. Waivers will be considered on a case by case basis. We will not accept orders received on photocopies or facsimile order forms, or for which payment is to be made by wire transfer or payment from private third parties. Our interpretation of the terms and conditions of the plan of stock issuance and of the acceptability of the order forms will be final, subject to the authority of the OTS.

         To ensure that each purchaser receives a prospectus at least 48 hours before the applicable expiration date, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, no prospectus will be mailed any later than five days prior to the expiration date or hand delivered any later than two days prior to the expiration date. Execution of the order form will confirm receipt or delivery in accordance with Rule 15c2-8. Order forms will only be distributed with a prospectus.

         Payment for Shares. For subscriptions to be valid, payment for all subscribed shares will be required to accompany all properly completed order forms, on or prior to the expiration date specified on the order form unless we extend the date. Employee plans subscribing for shares during the subscription offering may pay for those shares upon completion of the offering. Payment for shares of common stock may be made:

o    in cash, if delivered in person;

o    by check or money order made payable to American Financial Group, Inc.; or

o for shares subscribed for in the subscription offering, by authorization of withdrawal from deposit accounts maintained with American Savings Bank.

         Payment for subscriptions of $25,000 or more must be paid by account withdrawal, certified or cashier's check, or money order. In accordance with Rule 15c2-4 of the Securities Exchange Act of 1934, subscribers' checks must be made payable to American Savings Bank, and checks received by the Stock Center will be transmitted by noon of the following business day directly to the segregated deposit account at American Savings Bank established to hold funds received as payment for shares.

         Appropriate means by which account withdrawals may be authorized are provided on the order form. Once a withdrawal has been authorized, none of the designated withdrawal amount may be used by a subscriber for any purpose other than to purchase the common stock for which a subscription has been made until the offering has been completed or terminated. In the case of payments authorized to be made through withdrawal from savings accounts, all sums authorized for withdrawal will continue to earn interest at the contract rate until the offering has been completed or terminated. Interest penalties for early withdrawal applicable to certificate accounts will not apply to withdrawals authorized for the purchase of shares, however, if a partial withdrawal results in a certificate account with a balance less than the applicable minimum balance requirement, the certificate shall be canceled at the time of withdrawal, without penalty, and the remaining balance will earn interest at the regular savings account rate subsequent to the withdrawal. In the case of payments made in cash or by check or money order, funds will be placed in a segregated account and interest will be paid by American Savings Bank at the regular savings account rate from the date payment is received until the offering is completed or terminated. An executed order form, once we receive it, may not be modified, amended, or rescinded without our consent, unless the offering is not completed within 45 days after the conclusion of the subscription offering, in which event subscribers may be given the opportunity to increase, decrease, or rescind their subscription for a specified period of time. If the offering is not completed for any reason, all funds submitted pursuant to the offerings will be promptly refunded with interest as described above.

         Owners of self-directed IRAs may use the assets of their IRAs to purchase shares of common stock in the offerings, provided that their IRAs are not maintained on deposit at American Savings Bank. Persons with IRAs maintained at American Savings Bank must have their accounts transferred to an unaffiliated institution or broker to purchase shares of common stock in the offerings. There is no early withdrawal or IRS interest penalties for these transfers. Instructions on how to transfer self-directed IRAs maintained at American Savings Bank can be obtained from the Stock Center. Depositors interested in using funds in a American Savings Bank IRA to purchase common stock should contact the Stock Center as soon as possible so that the necessary forms may be forwarded, executed and returned prior to the expiration date.

         Federal regulations prohibit American Savings Bank from lending funds or extending credit to any person to purchase the common stock in the offering.

         Stock Center. Our Stock Center is located at 365 Broad Street, Bloomfield, New Jersey 07003. The phone number is (973) 748-3047. The Stock Center's hours of operation are 9:00 a.m. to 3:00 p.m., eastern time, Monday through Friday.

         Delivery of Stock Certificates. Certificates representing common stock issued in the offering will be mailed to the persons entitled thereto at the address noted on the order form, as soon as practicable following completion of the offering. Any certificates returned as undeliverable will be held until claimed by persons legally entitled thereto or otherwise disposed of in accordance with applicable law. Until certificates for the common stock are available and delivered to subscribers, subscribers may not be able to sell the shares of stock for which they subscribed.

Restriction on Sales Activities

         Our directors, officers and other employees may participate in the offering in ministerial capacities and have been instructed not to solicit offers to purchase common stock or provide advice regarding the purchase of common stock. Questions of prospective purchasers will be directed to registered representatives of Milestone. None of our officers, directors or other employees will be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in the common stock.

Restrictions on Repurchase of Shares

         Generally, during the first year following the offering, we will not be permitted to repurchase shares of our stock unless we can show extraordinary circumstances. If extraordinary circumstances exist and if we can show a compelling and valid business purpose for the repurchase, the OTS may approve repurchases of up to 5% of the outstanding stock during the first year after the offering. After the first year following the offering, we can repurchase any amount of stock so long as the repurchase would not cause us to become undercapitalized. If, in the future, the rules and regulations regarding the repurchase of stock are liberalized, we may utilize the rules and regulations then in effect.

Stock Pricing and the Number of Shares to be Offered

         FinPro, which is experienced in the valuation and appraisal of business entities, including savings institutions, has been retained to prepare an independent valuation of the estimated pro forma market value of the common stock (the "independent valuation"). This independent valuation will express our pro forma market value in terms of an aggregate dollar amount. FinPro will receive fees of $65,000 for its appraisal services, including the independent valuation and any subsequent update, and assistance in preparation of our business plan, plus up to $3,000 for reasonable out-of-pocket expenses incurred in connection with the independent valuation and business plan. We have agreed to indemnify FinPro under certain circumstances against liabilities and expenses arising out of or based on any misstatement or untrue statement of a material fact contained in the information supplied by us to FinPro, except where FinPro is determined to have been negligent or failed to exercise due diligence in the preparation of the independent valuation.

         The number of shares of common stock to be offered in the offering will be based on the estimated pro forma market value of the common stock and the purchase price of $10.00 per share. FinPro has determined that as of _____________, 2003, our estimated aggregate pro forma market value was $26,000,000. Pursuant to regulations, this estimate must be included within a range with a minimum of $22,100,000 and a maximum of $29,900,000. We have determined to offer shares of common stock in the offering at a price of $10.00 per share. We are offering a maximum of 1,196,000 shares for sale to public stockholders in the offering, subject to adjustment. In determining the offering range, the Board of Directors reviewed FinPro's independent valuation. The independent valuation contains an analysis of a number of factors, including but not limited to our financial condition and results of operations as of March 31, 2003, our operating trends, the competitive environment in which we operate, operating trends of certain savings institutions and savings and loan holding companies, relevant economic conditions both nationally and in New Jersey which affect the operations of savings institutions, stock market values of certain institutions, and stock market conditions for publicly traded savings institutions and savings and loan holding companies. In addition, FinPro has advised us that it has considered and will consider the effect of the additional capital raised by the sale of the common stock on the estimated pro forma market value. The Board also reviewed the methodology and the assumptions used by FinPro in preparing its independent valuation. The number of shares is subject to change if the independent valuation changes at the conclusion of the offering.

         The number of shares and price per share of common stock was determined by the Board of Directors based on the independent valuation. The actual number of shares to be sold in the offering may be increased or decreased before completion of the offering, subject to approval and conditions that may be imposed by the OTS, to reflect any change in our estimated pro forma market value.

         Depending on market and financial conditions at the time of the completion of the offering, we may increase or decrease the number of shares to be issued in the offering. No resolicitation of purchasers will be made and purchasers will not be permitted to modify or cancel their purchase orders unless the change in the number of shares to be issued in the offering results in fewer than 884,000 shares or more than 1,375,400 shares being sold in the offering at the purchase price of $10.00, in which event we may also elect to terminate the offering. If we terminate the offering, purchasers will receive a prompt refund of their purchase orders, together with interest earned thereon from the date of receipt to the date of termination of the offering. Furthermore, any account withdrawal authorizations will be terminated. If we receive orders for less than 884,000 shares, at the discretion of the Board of Directors and subject to approval of the OTS, we may establish a new offering range and resolicit purchasers. If we resolicit, purchasers will be allowed to modify or cancel their purchase orders. Any adjustments in our pro forma market value as a result of market and financial conditions or a resolicitation of prospective purchasers must be approved by the OTS.

         The independent valuation will be updated at the time of the completion of the offering, and the number of shares to be issued may increase or decrease to reflect the changes in market conditions, the results of the offering, or our estimated pro forma market value. If the updated independent valuation increases, we may increase the number of shares sold in the offering to up to 1,375,400 shares. Subscribers will not be given the opportunity to change or withdraw their orders unless more than 1,375,400 shares or fewer than 884,000 shares are sold in the offering. Any adjustment of shares of common stock sold will have a corresponding effect on the estimated net proceeds of the offering and the pro forma capitalization and per share data. An increase in the total number of shares to be issued would decrease a subscriber's percentage ownership interest and pro forma net worth (book value) per share and increase the pro forma net income and net worth (book value) on an aggregate basis. In the event of a reduction in the valuation, we may decrease the number of shares to be issued to reflect the reduced valuation. A decrease in the number of shares to be issued would increase a subscriber's percentage ownership interest and the pro forma net worth (book value) per share and decrease the pro forma net income and net worth on an aggregate basis. For a presentation of the possible effects of an increase or decrease in the number of shares to be issued, see Pro Forma Data on page __.

         The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing the common stock. In preparing the independent valuation, FinPro has relied on and assumed the accuracy and completeness of financial and statistical information provided by us. FinPro did not independently verify the financial statements and other information provided by us, nor did FinPro value independently our assets and liabilities. The independent valuation considers us only as a going concern and should not be considered as an indication of our liquidation value. Moreover, because the independent valuation is based on estimates and projections on a number of matters, all of which are subject to change from time to time, no assurance can be given that persons purchasing the common stock will be able to sell their shares at a price equal to or greater than the purchase price.

         A copy of the independent valuation report is available for your review at our main office. In addition, our Board of Directors does not make any recommendation as to whether or not the stock will be a good investment for you.

         No sale of shares of common stock may be completed unless FinPro confirms that, to the best of its knowledge, nothing of a material nature has occurred that, taking into account all relevant factors, would cause FinPro to conclude that the independent valuation is incompatible with its estimate of our pro forma market value at the conclusion of the offering. Any change that would result in the number of shares being offered to the public being below 884,000 or above 1,375,400 would be subject to OTS approval. If confirmation from FinPro is not received, we may extend the offering, reopen or commence a new offering, request a new independent valuation, establish a new offering range and commence a resolicitation of all purchasers with the approval of the OTS, or take other action as permitted by the OTS in order to complete the offering.

Plan of Distribution/Marketing Arrangements

         The common stock will be offered in the offering principally by the distribution of this prospectus and through activities conducted at our Stock Center. It is expected that a registered representative employed by Milestone will be working at, and supervising the operation of, the Stock Center. Milestone will provide assistance in responding to questions regarding the offering and processing order forms.

         Milestone is a broker-dealer registered with the National Association of Securities Dealers, Inc. We have entered into an agency agreement with Milestone under which Milestone will provide financial advisory services and assist, on a best efforts basis, in the solicitation of subscriptions and purchase orders for the common stock in the offering. Specifically, Milestone will assist in the offering in the following manner:

o    keeping records of subscriptions and orders for common stock;

o training and educating our employees regarding the mechanics and regulatory requirements of the stock offering process; and

o providing other general advice and assistance as may be requested to promote the successful completion of the offering.

         Milestone has received, as compensation, a management fee of $25,000. This fee is to be deducted from the marketing fee to be paid. Milestone will receive a marketing fee of $100,000 regardless of the amount of stock sold in the subscription and community offerings. For stock sold by other NASD member firms under a selected dealer agreement if a syndicate of broker-dealers (selected dealers) is formed to assist in the syndicated community offering, the commission paid to those firms shall be determined at such time. A syndicate will be formed only with our consent.

         Milestone will also be reimbursed up to $32,500 for its out-of-pocket expenses, including the fees and expenses of its legal counsel. We have agreed to indemnify Milestone, to the extent allowed by law, for reasonable costs and expenses in connection with certain claims or liabilities, including certain liabilities under the Securities Act of 1933, as amended. See Pro Forma Data on page __ for further information regarding expenses of the offering.

Restrictions on Transferability by Directors and Executive Officers

         Shares of the common stock purchased by our directors or executive officers cannot be sold for a period of one year following completion of the offering, except for a disposition of shares after death. To ensure this restriction is upheld, shares of the common stock issued to directors and executive officers will bear a legend restricting their sale. Any shares issued to directors and executive officers as a stock dividend, stock split, or otherwise with respect to restricted stock will be subject to the same restriction.

         For a period of three years following the offering, our directors and executive officers and their associates may not, without the prior approval of the OTS, purchase our common stock except from a broker or dealer registered with the SEC. This prohibition does not apply to negotiated transactions including more than 1% of our common stock or purchases made for tax qualified or non-tax qualified employee stock benefit plans which may be attributable to individual directors or executive officers.

Restrictions on Agreements or Understandings Regarding Transfer of Common Stock to be Purchased in the Offering

         Before the completion of the offering, no depositor may transfer or enter into an agreement or understanding to transfer any subscription rights or the legal or beneficial ownership of the shares of common stock to be purchased in the offering. Depositors who submit an order form will be required to certify that their purchase of common stock is solely for their own account and there is no agreement or understanding regarding the sale or transfer of their shares. We intend to pursue any and all legal and equitable remedies after we become aware of any agreement or understanding, and will not honor orders we reasonably believe to involve an agreement or understanding regarding the sale or transfer of shares.

Effects of the Stock Offering

         General. The stock offering will not have any effect on American Savings Bank's present business of accepting deposits and investing its funds in loans and other investments permitted by law. The stock offering will not result in any change in the existing services provided to depositors and borrowers, or in existing offices, management, and staff. After the stock offering, American Savings Bank will continue to be subject to regulation, supervision, and examination by the OTS and the FDIC.

         Deposits and Loans. Each holder of a deposit account in American Savings Bank at the time of the stock offering will continue as an account holder in American Savings Bank after the stock offering, and the stock offering will not affect the deposit balance, interest rate, or other terms. Each deposit account will be insured by the FDIC to the same extent as before the stock offering. Depositors will continue to hold their existing certificates, savings records, checkbooks, and other evidence of their accounts. The stock offering will not affect the loans of any borrower from American Savings Bank. The amount, interest rate, maturity, security for, and obligations under each loan will remain contractually fixed as they existed prior to the stock offering.

         Voting Rights. As a federally chartered stock savings bank, all voting rights of American Savings Bank are held solely by its sole stockholder, American Financial Group, Inc. All voting rights of American Financial Group, Inc. are held solely by its sole stockholder, American Savings, MHC. All voting rights of American Savings, MHC are held by the depositors and certain borrowers of American Savings Bank at the applicable record date. After the stock offering, the voting rights of American Financial Group, Inc. will be held by stockholders. American Savings, MHC will own a majority of the outstanding common stock of American Financial Group, Inc., and thus the Board of Directors of American Savings, MHC, which is comprised of the same individuals who are directors of American Financial Group, Inc., will control the affairs of American Financial Group, Inc, including the election of directors of American Financial Group, Inc.

         Tax Effects. We have received an opinion from Malizia Spidi & Fisch, PC on the federal tax consequences of the stock offering. The opinion has been filed as an exhibit to the registration statement of which this prospectus is a part and covers those federal tax matters that are material to the transaction. Such opinion is made in reliance upon various statements, representations and declarations as to matters of fact made by us, as detailed in the opinion. The opinion provides that:

          o we will recognize no gain or loss upon the receipt of money in exchange for shares of common stock; and

          o no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the distribution to them of the nontransferable subscription rights to purchase shares of common stock.

         The opinion in the second bullet above is predicated on representations from American Savings Bank, American Financial Group, Inc. and American Savings, MHC that no person shall receive any payment, whether in money or property, in lieu of the issuance of subscription rights. The opinion in the second bullet above is based on the position that the subscription rights to purchase shares of common stock received by Eligible Account Holders and Supplemental Eligible Account Holders have a fair market value of zero. In reaching their opinion stated in the second bullet above, Malizia Spidi & Fisch, PC has noted that the subscription rights will be granted at no cost to the recipients, will be legally non-transferable and of short duration, and will provide the recipients with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. Malizia Spidi & Fisch, PC believes that it is more likely than not that the fair market value of the subscription rights to purchase common stock is zero.

         If the non-transferable subscription rights to purchase common stock are subsequently found to have a fair market value, income may be recognized by various recipients of the subscription rights (in certain cases, whether or not the rights are exercised), and we may be taxed on the distribution of the subscription rights.

         We are also subject to New Jersey income taxes and have received an opinion from Crowe Chizek and Company LLC that the stock offering will be treated for New Jersey state tax purposes similar to the treatment of the stock offering for federal tax purposes.

         Unlike a private letter ruling from the IRS, the federal and state tax opinions have no binding effect or official status, and no assurance can be given that the conclusions reached in any of those opinions would be sustained by a court if contested by the IRS or the New Jersey tax authorities. Eligible Account Holders and Supplemental Eligible Account Holders are encouraged to consult with their own tax advisers as to the tax consequences in the event the subscription rights are determined to have any market value.

Amendment or Termination of the Plan of Stock Offering

         If determined to be necessary or desirable by the Board of Directors, the plan may be amended by a two-thirds vote of the full Board, with the concurrence of the OTS. The plan may be terminated by the Board of Directors, by a two-thirds vote with the concurrence of the OTS.

Conditions to the Offering

         Completion of the offering is subject to:

1. the receipt of all the required approvals of the OTS for the issuance of common stock in the offering, and

2.       the sale of a minimum of 884,000 shares of common stock.

         If such conditions are not met before we complete the offering, all funds received will be promptly returned with interest at American Savings Bank's regular savings account rate and all withdrawal authorizations will be canceled. The stock purchases of our officers and directors will be counted for purposes of meeting the minimum number of shares.

          RESTRICTIONS ON ACQUISITION OF AMERICAN FINANCIAL GROUP, INC.

General

         The principal federal regulatory restrictions which affect the ability of any person, firm or entity to acquire American Financial Group, Inc., American Savings Bank or their respective capital stock are described below. Also discussed are certain provisions in American Financial Group, Inc.'s charter and bylaws which may be deemed to affect the ability of a person, firm or entity to acquire American Financial Group, Inc.

Statutory and Regulatory Restrictions on Acquisition

         The Change in Bank Control Act provides that no person, acting directly or indirectly or through or in concert with one or more other persons, may acquire control of a savings institution unless the OTS has been given 60 days prior written notice. The Home Owners' Loan Act provides that no company may acquire "control" of a savings institution without the prior approval of the OTS. Any company that acquires such control becomes a savings and loan holding company subject to registration, examination and regulation by the OTS. Pursuant to federal regulations, control of a savings institution is conclusively deemed to have been acquired by, among other things, the acquisition of more than 25% of any class of voting stock of the institution or the ability to control the election of a majority of the directors of an institution. Moreover, control is presumed to have been acquired, subject to rebuttal, upon the acquisition of more than 10% of any class of voting stock, or of more than 25% of any class of stock of a savings institution, where certain enumerated "control factors" are also present in the acquisition.

         The Office of Thrift Supervision may prohibit an acquisition of control if:

o    it would result in a monopoly or substantially lessen competition;

o the financial condition of the acquiring person might jeopardize the financial stability of the institution; or

o the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or of the public to permit the acquisition of control by such person.

         These restrictions do not apply to the acquisition of a savings institution's capital stock by one or more tax-qualified employee stock benefit plans, provided that the plans do not have beneficial ownership of more than 25% of any class of equity security of the savings institution.

         For a period of three years following completion of the stock issuance, Office of Thrift Supervision regulations generally prohibit any person from acquiring or making an offer to acquire beneficial ownership of more than 10% of the stock of American Financial Group, Inc. or American Savings Bank without Office of Thrift Supervision approval.

Charter and Bylaws of American Financial Group, Inc.

         The following discussion is a summary of certain provisions of the charter and bylaws of American Financial Group, Inc. that relate to corporate governance. The description is necessarily general and qualified by reference to the charter and bylaws.

         Classified Board of Directors. The Board of Directors of American Financial Group, Inc. is required by the bylaws to be divided into three staggered classes which are as equal in size as is possible. One class is required to be elected annually by stockholders of American Financial Group, Inc. for three-year terms, and classes are elected in series. A classified board promotes continuity and stability of management of American Financial Group, Inc., but makes it more difficult for stockholders to change a majority of the directors because it generally takes at least two annual elections of directors for this to occur.

         Authorized but Unissued Shares of Capital Stock. Following the stock offering, American Financial Group, Inc. will have authorized but unissued shares of preferred stock and common stock. See Description of Capital Stock of American Financial Group, Inc. on page __. Although these shares could be used by the Board of Directors of American Financial Group, Inc. to make it more difficult or to discourage an attempt to obtain control of American Financial Group, Inc. through a merger, tender offer, proxy contest or otherwise, it is unlikely that we would use or need to use shares for these purposes since American Savings, MHC owns a majority of the common stock.

         Special Meetings of Stockholders. American Financial Group, Inc.'s bylaws provide that special meetings of stockholders may be called only by chairman or vice chairman of the board, the president, or a majority of the Board of Directors, or upon the written request of the holders of not less than one-tenth of all of the outstanding stock American Financial Group, Inc.

         How Shares are Voted. American Financial Group, Inc.'s bylaws provide that there will not be cumulative voting by stockholders for the election of American Financial Group, Inc.'s directors. No cumulative voting rights means that American Savings, MHC, as the holder of a majority of the shares eligible to be voted at a meeting of stockholders, may elect all directors of American Financial Group, Inc. to be elected at that meeting. This could prevent minority stockholder representation on American Financial Group, Inc.'s Board of Directors.

         Procedures for Stockholder Nominations. American Financial Group, Inc.'s bylaws provide that any stockholder wanting to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must send written notice to the Secretary of American Financial Group, Inc. at least five days before the date of the annual meeting. The bylaws further provide that if a stockholder wanting to make a nomination or a proposal for new business does not follow the prescribed procedures, the proposal will not be considered until an adjourned, special, or annual meeting of the stockholders taking place thirty days or more thereafter. Management believes that it is in the best interests of American Financial Group, Inc. and its stockholders to provide enough time for management to disclose to stockholders information about a dissident slate of nominations for directors. This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations if management thinks it is in the best interest of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted.

         Director Qualification Provisions. American Financial Group, Inc.'s bylaws provide several qualification provisions applicable to members of its board of directors which serve to ensure the loyalty and professional integrity of each individual director. In particular, the bylaws provide that a majority of the directors must be New Jersey residents.

         American Financial Group, Inc.'s bylaws also prohibit persons from serving as director if that individual is currently serving as a management official of another depository institution or depository holding company, as those terms are defined by the regulations of the OTS. Further, to ensure the integrity and good character of American Financial Group, Inc.'s directors, the bylaws prohibit an individual from serving as a director if he (i) has been subject to conviction for a criminal offense involving dishonesty or breach of trust for which the penalty could be imprisonment for more than one year; (ii) has, within the past ten years, been subject to a cease and desist order for similar conduct; or (iii) has been found by a regulatory agency or a court to have breached a fiduciary duty involving personal profit or to have committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency. Any nominations for director of American Financial Group, Inc. must be accompanied by the nominee's certification, under oath, before a notary public, that he meets the eligibility requirements of integrity and good character to be a director.

         In addition to discouraging a takeover attempt which a majority of our public stockholders might determine to be in their best interest or in which our stockholders might receive a premium over the current market prices for their shares, the effect of these provisions may render the removal of our management more difficult.

         Indemnification. American Financial Group, Inc.'s bylaws provide for indemnification of its officers, directors and employees to the fullest extent authorized by the regulations of the OTS.

                          DESCRIPTION OF CAPITAL STOCK

General

         American Financial Group, Inc. is authorized to issue 20,000,000 shares of common stock, par value $0.10 per share and 5,000,000 shares of serial preferred stock, par value $0.10 per share. We currently expect to have between 884,000 and 1,196,000 shares of common stock, subject to an increase to 1,375,400 shares, outstanding after the stock offering, not including shares that will be held by American Savings, MHC. Upon payment of the purchase price shares of common stock issued in the offering will be fully paid and non-assessable. Each share of common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. The common stock will represent non-withdrawable capital, will not be an account of insurable type and will not be insured by the FDIC or any other governmental agency. The Board of Directors can, without stockholder approval, issue additional shares of common stock, although American Savings, MHC, so long as it is in existence, must own a majority of American Financial Group, Inc.'s outstanding shares of common stock.

Common Stock

         Distributions. American Financial Group, Inc. can pay dividends if, as and when declared by its Board of Directors, subject to compliance with limitations which are imposed by law. See Dividend Policy on page __. The holders of common stock of American Financial Group, Inc. will be entitled to receive and share equally in such dividends as may be declared by the Board of Directors of American Financial Group, Inc. out of funds legally available therefor. If American Financial Group, Inc. issues preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

         Voting Rights. The holders of common stock will possess exclusive voting rights in American Financial Group, Inc. The holder of shares of common stock will be entitled to one vote for each share held on all matters subject to stockholder vote and will not have any right to cumulate votes in the election of directors.

         Liquidation Rights. In the event of any liquidation, dissolution, or winding-up of American Financial Group, Inc., the holders of the common stock generally would be entitled to receive, after payment of all debts and liabilities of American Financial Group, Inc. (including all debts and liabilities of American Savings Bank), all assets of American Financial Group, Inc. available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

         Preemptive Rights; Redemption. Because the holders of the common stock do not have any preemptive rights with respect to any shares American Financial Group, Inc. may issue, the Board of Directors may sell shares of capital stock of American Financial Group, Inc. without first offering such shares to existing stockholders. The common stock will not be subject to any redemption provisions.

Preferred Stock

         We are authorized to issue up to 5,000,000 shares of serial preferred stock and to fix and state voting powers, designations, preferences, or other special rights of preferred stock and the qualifications, limitations and restrictions of those shares as the Board of Directors may determine in its discretion. Preferred stock may be issued in distinctly designated series, may be convertible into common stock and may rank prior to the common stock as to dividends rights, liquidation preferences, or both, and may have full or limited voting rights. The issuance of preferred stock could adversely affect the voting and other rights of holders of common stock.

         The authorized but unissued shares of preferred stock and the authorized but unissued and unreserved shares of common stock will be available for issuance in future mergers or acquisitions, in future public offerings or private placements. Except as otherwise required to approve the transaction in which the additional authorized shares of preferred stock would be issued, no stockholder approval generally would be required for the issuance of these shares.

                             LEGAL AND TAX OPINIONS

         The legality of the issuance of the common stock being offered and certain matters relating to the stock offering and federal taxation will be passed upon for us by Malizia Spidi & Fisch, PC, Washington, D.C. Matters relating to state taxation will be passed upon for us by Crowe Chizek and Company LLC, Oak Brook, Illinois. Certain legal matters will be passed upon for Milestone by Bracewell & Patterson, L.L.P., Houston, Texas.

                                     EXPERTS

         The financial statements of American Financial Group, Inc. at September 30, 2002 and 2001 and for each of the years in the two year period ended
September 30, 2002 have been included in this prospectus in reliance upon the report of Crowe Chizek and Company LLC, appearing elsewhere in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

         FinPro, Inc. has consented to the publication in this document of a summary of its letter to American Financial Group, Inc. setting forth its conclusion as to the estimated pro forma market value of the common stock and has also consented to the use of its name and statements with respect to it appearing in this document.

                            REGISTRATION REQUIREMENTS

         Prior to completion of the offering, we will register our common stock with the SEC pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We will be subject to the information, proxy solicitation, insider trading restrictions, tender offer rules, periodic reporting and other requirements of the SEC under the Exchange Act. We will not deregister the common stock under the Exchange Act for a period of at least three years following the stock offering.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We have filed with the SEC a registration statement on Form SB-2 under the Securities Act of 1933, as amended, with respect to the common stock offered in this document. As permitted by the rules and regulations of the SEC, this document does not contain all the information set forth in the registration statement. This information can be examined without charge at the public reference facilities of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of the registration materials can be obtained from the SEC at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. The SEC also maintains an Internet address ("web site") that contains reports, proxy and information statements and other information regarding registrants, including American Financial Group, Inc., that file electronically with the SEC. The address for this web site is "http://www.sec.gov." The statements contained in this document as to the contents of any contract or other document filed as an exhibit to the Form SB-2 are, of necessity, brief descriptions, and each statement is qualified by reference to the complete contract or document.

         We have filed an application for approval of the stock issuance with the OTS. This prospectus omits certain information contained in that application. That information can be examined without charge at the public reference facilities of the OTS located at 1700 G Street, N.W., Washington, D.C. 20552.

         A copy of our charter and bylaws, filed as exhibits to the registration statement as well as those of American Savings Bank and American Savings, MHC, are available without charge from American Financial Group, Inc. Copies of the plan of stock issuance are also available without charge.

                           AMERICAN SAVINGS BANK OF NJ


                          Index to Financial Statements




         Independent Auditors' Report                                       F-1

         Statements of Financial Condition                                  F-2

         Statements of Income                                               F-3

         Statements of Changes in Equity                                    F-4

         Statements of Cash Flows                                           F-5

         Notes to Financial Statements                                      F-7



         Other schedules are omitted as they are not required or are not applicable or the required information is shown in the financial statements or related notes.

                         REPORT OF INDEPENDENT AUDITORS



Board of Directors
American Savings Bank of NJ
Bloomfield, New Jersey


We have audited the accompanying statements of financial condition of American Savings Bank of NJ as of September 30, 2002 and 2001, and the related statements of income, changes in equity and comprehensive income, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Savings Bank of NJ as of September 30, 2002 and 2001 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.



                                             /s/Crowe Chizek and Company LLC
                                             -------------------------------
                                             Crowe Chizek and Company LLC

Oak Brook, Illinois
February 20, 2003

                           AMERICAN SAVINGS BANK OF NJ
                        STATEMENTS OF FINANCIAL CONDITION
                                 (In thousands)

--------------------------------------------------------------------------------


                                                                   March 31,             September 30,
                                                                --------------    ---------------------------
                                                                      2003            2002            2001
                                                                --------------    ------------    -----------
                                                                   (Unaudited)

ASSETS
Cash and cash equivalents
     Cash and due from banks                                     $      1,487     $      2,170    $      1,276
     Interest-bearing deposits                                          3,116            6,860          11,933
     Federal funds sold                                                 2,300            8,300           8,900
                                                                 ------------     ------------    ------------
         Total cash and cash equivalents                                6,903           17,330          22,109

Securities available-for-sale                                          93,648           90,134          52,022
Securities held-to-maturity (fair value:  March 31,
  2003 - $4,171, September 30, 2002 - $7,023;
  September 30, 2001 - $10,278)                                         4,130            6,970          10,187
Loans receivable, net of allowance for loan losses:
  March 31, 2003 - $1,847; September 30, 2002 - $1,717;
  September 30, 2001 -  $1,609                                        241,522          207,774         165,722
Premises and equipment                                                  3,919            3,786           3,809
Federal Home Loan Bank stock, at cost                                   2,900            2,200           2,300
Cash surrender value of life insurance                                  4,919            4,477               -
Accrued interest receivable                                             1,251            1,313           1,148
Other assets                                                            1,010              535             551
                                                                 ------------     ------------    ------------

     Total assets                                                $    360,202     $    334,519    $    257,848
                                                                 ============     ============    ============
LIABILITIES AND EQUITY
Deposits
     Non-interest-bearing                                        $     18,438     $     16,816    $     13,635
     Interest-bearing                                                 257,419          247,771         175,193
                                                                 ------------     ------------    ------------
         Total deposits                                               275,857          264,587         188,828
Advance payments by borrowers for taxes
  and insurance                                                         1,850            1,713           1,358
Federal Home Loan Bank advances                                        57,000           44,000          46,000
Due to broker                                                           1,500                -               -
Accrued expenses and other liabilities                                  2,180            2,707           1,867
                                                                 ------------     ------------    ------------
     Total liabilities                                                338,387          313,007         238,053

Equity
     Preferred stock no par value; 2,000,000 authorized                     -                -               -
     Common stock $.10 par value; 8,000,000 shares
       authorized; 100 shares issued and outstanding                        -                -               -
     Retained earnings                                                 21,613           20,981          19,091
     Accumulated other comprehensive income                               202              531             704
                                                                 ------------     ------------    ------------
         Total equity                                                  21,815           21,512          19,795
                                                                 ------------     ------------    ------------

              Total liabilities and equity                       $    360,202     $    334,519    $    257,848
                                                                 ============     ============    ============


--------------------------------------------------------------------------------

                 See accompanying notes to financial statements

                          AMERICAN SAVINGS BANK OF NJ
                              STATEMENTS OF INCOME
                                 (In thousands)

--------------------------------------------------------------------------------

                                                          Six Months Ended                  Years Ended
                                                              March 31,                    September 30,
                                                     ---------------------------    --------------------------
                                                         2003           2002           2002            2001
                                                     -----------     -----------    -----------    -----------
                                                             (Unaudited)

Interest income
     Loans, including fees                           $     7,128     $     6,254    $    12,907    $    11,542
     Securities                                            1,582           2,232          4,414          4,261
     Federal funds sold and other                            133             134            257            249
                                                     -----------     -----------    -----------    -----------
         Total interest income                             8,843           8,620         17,578         16,052

Interest expense
     NOW and money market                                    178              76            211            149
     Savings                                               1,132           1,083          2,196            895
     Certificates of deposit                               1,826           2,260          4,158          5,835
     Federal Home Loan Bank advances                       1,369           1,093          2,264          2,261
                                                     -----------     -----------    -----------    -----------
         Total interest expense                            4,505           4,512          8,829          9,140
                                                     -----------     -----------    -----------    -----------

Net interest income                                        4,338           4,108          8,749          6,912

Provision for loan losses                                    130               1            105              2
                                                     -----------     -----------    -----------    -----------

Net interest income after provision
  for loan losses                                          4,208           4,107          8,644          6,910

Noninterest income
     Service charges on deposits                             136             114            240            215
     Income from cash surrender value of
       life insurance                                        118               -            102              -
     Loss on sales of securities                            (188)              -              -              -
     Other                                                   109             125            253            243
                                                     -----------     -----------    -----------    -----------
         Total noninterest income                            175             239            595            458

Noninterest expense
     Salaries and employee benefits                        2,317           1,916          3,969          3,081
     Advertising                                             103             258            394            234
     Data processing                                         264             228            486            416
     Occupancy and equipment                                 391             350            737            581
     Federal deposit insurance                                21              16             36             31
     Other                                                   300             288            652            580
                                                     -----------     -----------    -----------    -----------
         Total noninterest expense                         3,396           3,056          6,274          4,923
                                                     -----------     -----------    -----------    -----------

Income before income taxes                                   987           1,290          2,965          2,445

Provision for income taxes                                   355             469          1,075            888
                                                     -----------     -----------    -----------    -----------


Net income                                          $        632       $     821     $    1,890    $     1,557
                                                    ============       =========     ==========    ===========


--------------------------------------------------------------------------------

                 See accompanying notes to financial statements

                          AMERICAN SAVINGS BANK OF NJ
            STATEMENTS OF CHANGES IN EQUITY AND COMPREHENSIVE INCOME
                                 (In thousands)

--------------------------------------------------------------------------------

                                                                              Accumulated
                                                                                 Other
                                                                             Comprehensive                Compre-
                                                                  Retained      Income          Total      hensive
                                                                  Earnings      (Loss)         Equity      Income
                                                                ----------   -------------    ---------   ----------

Balance at October 1, 2000                                      $   17,534   $    (557)        $ 16,977

Comprehensive income
    Net income                                                       1,557           -            1,557
    Unrealized holding gain on securities available-
      for-sale, net of tax of $708                                       -       1,261            1,261
                                                                                               --------

       Total comprehensive income                                                                 2,818    $  2,818
                                                                ----------   ---------         --------    ========

Balance at September 30, 2001                                       19,091         704           19,795

Comprehensive income
    Net income                                                         821           -              821
    Unrealized holding loss on securities available-
      for-sale, net of tax of $(422)                                     -        (752)            (752)
                                                                                               --------

       Total comprehensive income for six months
         ended March 31, 2002                                                                        69    $     69
                                                                ----------   ---------         --------    ========

Balance at March 31, 2002 (unaudited)                           $   19,912   $     (48)        $ 19,864
                                                                ==========   ==========        ========

Balance at October 1, 2001                                      $   19,091   $     704         $ 19,795

Comprehensive income
    Net income                                                       1,890           -            1,890
    Unrealized holding loss on securities available-
      for-sale, net of tax of $(42)                                      -        (173)            (173)
                                                                                               --------

       Total comprehensive income                                                                 1,717    $  1,717
                                                                ----------   ---------         --------    ========

Balance at September 30, 2002                                       20,981         531           21,512

Comprehensive income
    Net income                                                         632           -              632
    Unrealized holding loss on securities available-
      for-sale, net of tax of $(219)                                     -        (329)            (329)
                                                                                               --------

       Total comprehensive income for six months
         ended March 31, 2003                                                                       303    $    303
                                                                ----------   ---------         --------    ========

Balance at March 31, 2003 (unaudited)                           $   21,613   $     202         $ 21,815
                                                                ==========   =========         ========


--------------------------------------------------------------------------------

                 See accompanying notes to financial statements

                           AMERICAN SAVINGS BANK OF NJ
                            STATEMENTS OF CASH FLOWS
                                 (In thousands)

--------------------------------------------------------------------------------

                                                                      Six Months Ended            Years Ended
                                                                          March 31,              September 30,
                                                                   ---------------------    --------------------
                                                                         (Unaudited)
                                                                     2003        2003         2002         2001
                                                                   ---------    --------    --------    --------
Cash flows from operating activities
    Net income                                                     $     632    $    821    $  1,890    $  1,557
    Adjustments to reconcile net income to net cash
      provided by operating activities
       Depreciation and amortization                                     177         191         378         295
       Net amortization of premiums and discounts                        616         184         422          34
       Losses on sales of securities                                     188           -           -           -
       Provision for loan losses                                         130           1         105           2
       Increase in cash surrender value of life insurance               (118)          -        (102)          -
       Gain on sale of other real estate owned                            (3)          -           -           -
       Gain on sale of loans                                               -           -          (7)         (2)
       Proceeds from sales of loans                                        -           -         265       1,373
       Net change in loans held for sale                                   -           -           -         452
       Decrease (increase) in accrued interest receivable                 62        (208)       (165)         21
       Decrease (increase) in other assets                              (275)        637         184         (23)
       Change in deferred income taxes                                    19          26        (126)          -
       Increase (decrease) in other liabilities                         (527)         (4)        840          85
                                                                   ---------    --------    --------    --------
          Net cash provided by operating activities                      901       1,648       3,684       3,794

Cash flows from investing activities
    Net increase in loans receivable                                 (33,938)    (22,320)    (42,415)    (27,188)
    Proceeds from maturities of securities held-to-maturity                -           -           -       2,000
    Principal paydowns on securities held-to-maturity                  2,849       1,772       3,231       2,686
    Purchases of securities available-for-sale                       (62,223)    (44,009)    (58,906)     (3,913)
    Sales of securities available-for-sale                            21,026           -           -           -
    Principal paydowns on securities available-for-sale               37,822       9,944      20,143      10,466
    Purchase of Federal Home Loan Bank stock                            (750)          -        (225)        (40)
    Redemption of Federal Home Loan Bank stock                            50          50         325           -
    Purchase of bank-owned life insurance                               (324)     (3,500)     (4,375)          -
    Purchase of premises and equipment                                  (310)       (241)       (355)     (1,675)
    Proceeds from sale of other real estate owned                         63           -           -           -
                                                                   ---------    --------    --------    --------
       Net cash used in investing activities                         (35,735)    (58,304)    (82,577)    (17,664)

Cash flows from financing activities
    Net increase in deposits                                          11,270      48,231      75,759      29,426
    Net change in advance payments by borrowers
      for taxes and insurance                                            137         214         355         101
    Repayment of Federal Home Loan Bank of New
      York advances                                                   (2,000)     (2,000)    (14,000)    (16,700)
    Federal Home Loan Bank of New York advances                       15,000           -      12,000      19,000
                                                                   ---------    --------    --------    --------
       Net cash provided by financing activities                      24,407      46,445      74,114      31,827
                                                                   ---------    --------    --------    --------

Net change in cash and cash equivalents                              (10,427)    (10,211)     (4,779)     17,957

Cash and cash equivalents at beginning of period                      17,330      22,109      22,109       4,152
                                                                   ---------    --------    --------    --------

Cash and cash equivalents at end of period                         $   6,903    $ 11,898    $ 17,330    $ 22,109
                                                                   =========    ========    ========    ========


--------------------------------------------------------------------------------

                                   (Continued)

                           AMERICAN SAVINGS BANK OF NJ
                            STATEMENTS OF CASH FLOWS
                              (Tables in thousands)

--------------------------------------------------------------------------------


                                                                     Six Months Ended            Years Ended
                                                                          March 31,              September 30,
                                                                   ---------------------    --------------------
                                                                         (Unaudited)
                                                                     2003        2003         2002         2001
                                                                   ---------    --------    --------    --------
Supplemental cash flow information:
    Cash paid during the period for
       Interest                                                    $   4,452    $  4,494    $  8,790    $  9,075
       Income taxes, net of refunds                                      445         230       1,031       1,020

Supplemental disclosures of noncash investing transactions:
    Conversion of loans to other real estate owned                 $      60    $      -    $      -    $      -
    Due to broker                                                      1,500           -           -           -




--------------------------------------------------------------------------------

                 See accompanying notes to financial statements

                           AMERICAN SAVINGS BANK OF NJ
                          NOTES TO FINANCIAL STATEMENTS
                              (Tables in thousands)

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of  Operations:  The American  Savings Bank of NJ (the Bank)  completed a
----------------------
Plan of Mutual Holding Company Reorganization utilizing the Mutual Holding Company structure. In a series of steps, which constitutes an internal reorganization for which there is no change in basis, the Bank formed American Savings MHC (the MHC), which owns 100% of the common stock of the Bank. The MHC, which has had no operations and no assets other than an investment in the Bank, is not included in these financial statements.

The Bank provides a full range of banking services to individual and corporate customers in New Jersey. The Bank is subject to competition from other financial institutions and to the regulations of certain federal and state agencies and undergoes periodic examinations by those regulatory authorities.

Use of Estimates: In preparing the financial statements,  management is required
-----------------
to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheets and revenues and expenses for the period. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for losses on loans and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans.

A substantial portion of the Bank's loans are secured by real estate in the New Jersey market. In addition, a substantial portion of real estate owned is located in that same market. Accordingly, as with most financial institutions in the market area, the ultimate collectibility of a substantial portion of the Bank's loan portfolio and the recovery of the carrying amount of real estate owned are susceptible to changes in market conditions.

Cash and Cash  Equivalents:  For purposes of the statements of cash flows,  cash
---------------------------
and cash equivalents include cash on hand and in banks; interest-bearing deposits; and federal funds sold, which are generally sold for one-day periods.

Securities:  Securities  are  classified  as  held-to-maturity  and  carried  at
-----------
amortized cost when management has the positive intent and ability to hold them to maturity. Securities are classified as available-for-sale when they might be sold before maturity. Securities available-for-sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income.

Interest income includes amortization of purchase premium or discount. Gains and losses on sales are based on the amortized cost of the security sold. Securities are written down to fair value when a decline in fair value is not temporary.

--------------------------------------------------------------------------------
                                   (Continued)

                           AMERICAN SAVINGS BANK OF NJ
                          NOTES TO FINANCIAL STATEMENTS
                              (Tables in thousands)

--------------------------------------------------------------------------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loans:  Mortgages  on real estate and other loans are stated at the  outstanding
------
principal amount of the loans, net of deferred loan fees and the allowance for loan losses. Interest income on loans is accrued and credited to interest income as earned. Loans are generally placed on nonaccrual status when they become delinquent 90 days or more as to principal or interest or when it appears that principal or interest is uncollectible. Interest accrued prior to a loan being placed on nonaccrual status is subsequently reversed. Interest income on nonaccrual loans is recognized only in the period in which it is ultimately collected. Loans are returned to an accrual status when factors indicating doubtful collectibility no longer exist.

The Bank defines the population of impaired loans to be all nonaccrual commercial real estate, multi-family, and land loans. Impaired loans are individually assessed to determine whether the loan's carrying value is not in excess of the fair value of the collateral or the present value of the loan's expected future cash flows. Smaller balance homogeneous loans that may be collectively evaluated for impairment, such as residential mortgage loans and installment loans, are specifically excluded from the impaired loan portfolio.

Loans  Held-For-Sale:  Loans  held-for-sale  are carried at the lower of cost or
---------------------
market, using the aggregate method. Gains and losses on sales of mortgage loans are recognized at the time of sale.

Allowance  For Loan  Losses:  The  allowance  for  loan  losses  is a  valuation
----------------------------
allowance for probable incurred credit losses, increased by the provision for loan losses and decreased by charge-offs less recoveries. Management estimates the allowance balance required using past loan loss experience, peer group information, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management's judgment, should be charged off. Loan losses are charged against the allowance when management believes that the uncollectibility of a loan balance is confirmed.

A loan is impaired when full payment under the loan terms is not expected. Impairment is evaluated in total for smaller-balance loans of similar nature, such as residential mortgage and consumer loans, and on an individual loan basis for other loans. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported net, at the present value of estimated future cash flow using the loan's existing rate or at the fair value of collateral if repayment is expected solely from the collateral.

Loan Fees: Loan fees and certain direct loan  origination  costs for originating
----------
mortgage loans are deferred and the net fee or cost is recognized into interest income using the interest method over the lives of the loans.


--------------------------------------------------------------------------------
                                   (Continued)

                           AMERICAN SAVINGS BANK OF NJ
                          NOTES TO FINANCIAL STATEMENTS
                              (Tables in thousands)

--------------------------------------------------------------------------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Real Estate Owned:  When properties are acquired through  foreclosure,  they are
------------------
transferred at the lower of the book value or estimated fair value and any required write-downs are charged to the allowance for loan losses. Subsequently, such properties are carried at the lower of the adjusted cost or fair value less estimated selling costs. Estimated fair value of the property is generally based on an appraisal. The Bank maintains an allowance for real estate owned losses for subsequent declines in estimated fair value. Expenses of holding foreclosed properties, net of other income, are charged to operations as incurred. Gains and losses from sales of such properties are recognized as incurred.

Premises and Equipment:  Office properties are carried at cost, less accumulated
-----------------------
depreciation. Depreciation of office properties and equipment is computed on a straight-line basis over the estimated useful lives of the related assets.

Income  Taxes:  The  provision for income taxes is the total of the current year
--------------
income tax due or refundable and the change in the deferred tax assets and liabilities. Deferred tax assets and liabilities are the estimated future tax consequences attributable to differences between the financial statements' carrying amounts of existing assets and liabilities and their respective tax bases, computed using enacted tax rates. The realization of deferred tax assets is assessed and a valuation allowance provided, when necessary, for that portion of the asset which is not likely to be realized. Management believes, based upon current facts, that it is more likely than not there will be sufficient taxable income in future years to realize the deferred tax assets.

Unaudited  Periods:  Balances as of March 31, 2003 and for the six months  ended
-------------------
March 31, 2003 and 2002 have not been audited


NOTE 2 - SECURITIES

The fair value of securities available-for-sale were as follows:

                                                         Gross       Gross
                                              Fair    Unrealized   Unrealized
                                              Value      Gains       Losses
                                             -------  -----------  -----------

     March 31, 2003 (Unaudited)
     --------------------------
     U.S. Government and federal agency      $ 6,532    $    -      $     -
     Mortgage-backed
         FHLMC                                37,401        59          (28)
         FNMA                                 21,882       185            -
         GNMA                                  2,629        20            -
         Non-agency                           15,214       119           (9)
     Mutual fund                               9,990         -          (10)
                                             -------    ------      -------

                                             $93,648    $  383      $   (47)
                                             =======    ======      =======

--------------------------------------------------------------------------------
                                   (Continued)

                           AMERICAN SAVINGS BANK OF NJ
                          NOTES TO FINANCIAL STATEMENTS
                              (Tables in thousands)

--------------------------------------------------------------------------------


NOTE 2 - SECURITIES (Continued)

                                  Fair        Unrealized   Unrealized
                                  Value          Gains       Losses
                               -----------    ---------    ----------

     September 30, 2002
     ------------------
     Mortgage-backed
         FHLMC                 $    37,704    $     318    $      (9)
         FNMA                       17,955          257           (2)
         GNMA                        5,298           41           (5)
         Non-agency                 19,177          291           (7)
     Mutual fund                    10,000            -            -
                               -----------    ---------    ---------

                               $    90,134    $     907    $     (23)
                               ===========    =========    =========
     September 30, 2001
     ------------------
     Mortgage-backed
         FHLMC                 $     9,454    $     175    $     (17)
         FNMA                       11,218          250          (24)
         GNMA                          770            5            -
         Non-agency                 30,580          712            -
                               -----------    ---------    ---------

                               $    52,022    $   1,142    $     (41)
                               ===========    =========    =========

The amortized cost and fair value of securities held-to-maturity were as follows:

                                                  Gross       Gross
                                    Amortized   Unrealized  Unrealized   Fair
                                       Cost       Gains       Losses     Value
                                    ---------   ----------  ----------  -------
     March 31, 2003 (Unaudited)
     --------------------------
     Mortgage-backed
         FHLMC                       $ 1,294    $   15      $    -      $ 1,309
         FNMA                          2,231        14          (6)       2,239
         GNMA                            605        18           -          623
                                     -------    ------      ------      -------

                                     $ 4,130    $   47      $   (6)     $ 4,171
                                     =======    ======      =======     =======
     September 30, 2002
     ------------------
     Mortgage-backed
         FHLMC                       $ 2,343    $   12      $   (9)     $ 2,346
         FNMA                          3,916        36          (2)       3,950
         GNMA                            711        16           -          727
                                     -------    ------      ------      -------

                                     $ 6,970    $   64      $  (11)     $ 7,023
                                     =======    ======      ======      =======

--------------------------------------------------------------------------------
                                   (Continued)

                           AMERICAN SAVINGS BANK OF NJ
                          NOTES TO FINANCIAL STATEMENTS
                              (Tables in thousands)

--------------------------------------------------------------------------------

NOTE 2 - SECURITIES (Continued)

                                               Gross         Gross
                              Amortized     Unrealized    Unrealized    Fair
                                Cost           Gains        Losses      Value
                              ----------    ----------    -----------  --------
     September 30, 2001
     ------------------
     Mortgage-backed
         FHLMC                $  3,190       $   51          (17)         3,224
         FNMA                    5,860           76          (27)         5,909
         GNMA                    1,137            9           (1)         1,145
                              --------       ------       ------       --------

                              $ 10,187       $  136       $  (45)      $ 10,278
                              ========       ======       ======       ========

Proceeds from sales of securities amounted to $21,026 during the six months ended March 31, 2003 (unaudited) resulting in gross gains of $0 and gross losses of $188. There were no securities sales during the six months ended March 31, 2002 (unaudited) or the years ended September 30, 2002 and 2001.

The fair value of debt securities and carrying amount, if different, at March 31, 2003 (unaudited) by contractual maturity were as follows. Securities not due at a single maturity date, primarily mortgage-backed securities, are shown separately.

                                                             Available
                                          Held-to-maturity   for sale
                                      Carrying     Fair         Fair
                                       Amount      Value        Value
                                      --------    -------    ----------

    Due from one to five years        $     -     $     -     $  6,532
    Mortgage-backed                     4,130       4,171       77,126
    Mutual fund                             -           -        9,990
                                      -------     -------     --------

       Total                          $ 4,130     $ 4,171     $ 93,648
                                      =======     =======     ========

Securities with carrying values of $2,562 (unaudited), $2,665, and $3,431 at March 31, 2003 and September 30, 2002 and 2001, respectively, were pledged to secure public deposits as required or permitted by law.


--------------------------------------------------------------------------------
                                   (Continued)

                           AMERICAN SAVINGS BANK OF NJ
                          NOTES TO FINANCIAL STATEMENTS
                              (Tables in thousands)

--------------------------------------------------------------------------------

NOTE 3 - LOANS

Loans at period-end were as follows:

                                            March 31,         September 30,
                                                         ----------------------
                                              2003          2002         2001
                                           ----------    ---------    ---------
                                           (Unaudited)

     Mortgage loans:
         One-to-four-family                $ 200,498     $ 167,564    $ 131,513
         Multi-family and commercial          29,946        29,503       24,903
         Construction                            832         4,875        9,402
     Consumer                                    720           795          540
     Home equity                               8,458         6,904        5,863
     Commercial                                2,441         2,298          417
                                           ---------     ---------    ---------
         Total loans                         242,895       211,939      172,638

     Allowance for loan losses                (1,847)       (1,717)      (1,609)
     Net deferred loan costs                     855           673          532
     Loans in process                           (381)       (3,121)      (5,839)
                                           ---------     ---------    ---------

         Loans, net                        $ 241,522     $ 207,774    $ 165,722
                                           =========     =========    =========

Certain directors and officers of the Bank and companies with which they are affiliated have obtained loans from the Bank on various occasions. A summary of such loans made by the Bank in the ordinary course of business is as follows:

                                         March 31,     September 30,
                                           2003            2002
                                        -----------    -------------
                                        (Unaudited)

     Beginning balance                  $       520    $       285
         New loans                              308            307
         Repayments                            (162)           (72)
                                        -----------    -----------

     Ending balance                     $       666    $       520
                                        ===========    ===========


--------------------------------------------------------------------------------
                                   (Continued)

                           AMERICAN SAVINGS BANK OF NJ
                          NOTES TO FINANCIAL STATEMENTS
                              (Tables in thousands)

--------------------------------------------------------------------------------

NOTE 3 - LOANS (Continued)

Activity in the allowance for loan losses was as follows:

                                    Six Months Ended         Years Ended
                                        March 31,           September 30,
                                   -------------------    ------------------
                                       2003      2002      2002       2001
                                   ----------- -------    -------    -------
                                   (Unaudited)

     Balance at beginning of year    $ 1,717   $ 1,609    $ 1,609    $ 1,603
     Provision charged to income         130         1        105          2
     Charge-offs                           -         -         (1)         -
     Recoveries                            -         -          4          4
                                     -------   -------    -------    -------

         Balance at end of year      $ 1,847   $ 1,610    $ 1,717    $ 1,609
                                     =======   =======    =======    =======

Mortgage loans serviced for others are not included in the accompanying financial statements. At March 31, 2003 and September 30, 2002 and 2001, the unpaid principal balances of these loans totaled $10,260 (unaudited), $14,818, and $21,778, respectively.

Impaired loans were as follows:

                                                             March 31,   September 30,
                                                           ----------- ----------------
                                                               2003     2002      2001
                                                           ----------- ------    ------
                                                           (Unaudited)

     Period-end loans with no allocated allowance
       for loan losses                                       $ 1,288    $ 528    $   -
     Period-end loans with allocated allowance
       for loan losses                                           250      175      287
                                                             -------    -----    -----

         Total                                               $ 1,538    $ 703    $ 287
                                                             =======    =====    =====

     Amount of the allowance for loan losses allocated       $   125    $  88    $  18
     Average of impaired loans during the period                 981      695      321
     Interest income recognized during impairment                 55       26       19
     Cash-basis interest income recognized                        55       26       20



--------------------------------------------------------------------------------
                                   (Continued)

                           AMERICAN SAVINGS BANK OF NJ
                          NOTES TO FINANCIAL STATEMENTS
                              (Tables in thousands)

--------------------------------------------------------------------------------

NOTE 3 - LOANS (Continued)

Nonperforming loans were as follows:

                                                     March 31,     September 30,
                                                    -----------    -------------
                                                       2003        2002     2001
                                                    -----------    ----     ----
                                                    (Unaudited)

     Loans past due over 90 days still on accrual     $   -       $   -   $   -
     Nonaccrual loans                                   537         570     628


Nonperforming loans and impaired loans are defined differently. Some loans may be included in both categories, whereas other loans may only be included in one category.

NOTE 4 - ACCRUED INTEREST RECEIVABLE

Accrued interest receivable is summarized as follows:

                                      March 31,      September 30,
                                     -----------    -------------------
                                        2003           2002      2001
                                     -----------    -------    --------
                                     (Unaudited)

     Investment securities             $   316       $   400    $   290
     Loans receivable                      935           913        858
                                       -------       -------    -------

                                       $ 1,251       $ 1,313    $ 1,148
                                       =======       =======    =======


NOTE 5 - PREMISES AND EQUIPMENT

Premises and equipment are summarized as follows:

                                                 March 31,   September 30,
                                                ---------- -----------------
                                                   2003      2002     2001
                                                ---------- -------  --------
                                                (Unaudited)

     Land                                       $    840   $   840  $    840
     Office buildings and improvements             3,312     3,077     2,919
     Furniture and equipment                       3,027     2,952     2,754
                                                --------   -------  --------
                                                   7,179     6,869     6,513
     Less accumulated depreciation                 3,260     3,083     2,704
                                                --------   -------  --------

         Total                                  $  3,919   $ 3,786  $  3,809
                                                ========   =======  ========

--------------------------------------------------------------------------------
                                   (Continued)

                           AMERICAN SAVINGS BANK OF NJ
                          NOTES TO FINANCIAL STATEMENTS
                              (Tables in thousands)

--------------------------------------------------------------------------------

NOTE 6 - DEPOSITS

Deposit accounts are summarized as follows:

                                             March 31,      September 30,
                                           ------------  --------------------
                                               2003         2002       2001
                                           ------------  ---------  ---------
                                           (Unaudited)

     Demand deposits                       $   18,438    $  16,816  $  13,635
     NOW and money market accounts             20,974       27,733      9,756
     Savings accounts                         114,522      101,433     54,100
     Certificates of deposit                  121,923      118,605    111,337
                                           ----------    ---------  ---------

         Total deposits                    $  275,857    $ 264,587  $ 188,828
                                           ==========    =========  =========

Certificates of deposit accounts with balances over $100,000 totaled $28,125,058 (unaudited), $25,566,318 and $23,118,356 at March 31, 2003 and September 30,
2002 and 2001, respectively. All other deposit accounts with balances over $100,000 totaled $58,554,155 (unaudited), $54,000,447 and $15,968,390 at March
31, 2003 and September 30, 2002 and 2001, respectively. Deposit balances over $100,000 are not federally insured.

Scheduled maturities of certificates of deposit were as follows:

                               March 31,                           September 30,
                                 2003                                   2002
                              -----------                          -------------
                              (Unaudited)

         2004                  $ 89,079        2003                  $  80,288
         2005                     9,684        2004                     18,988
         2006                     7,903        2005                      8,087
         2007                     2,678        2006                        535
         2008 and thereafter     12,579        2007 and thereafter      10,707
                               --------                              ---------

         Total                 $121,923                              $ 118,605
                               ========                              =========

--------------------------------------------------------------------------------
                                   (Continued)

                           AMERICAN SAVINGS BANK OF NJ
                          NOTES TO FINANCIAL STATEMENTS
                              (Tables in thousands)

--------------------------------------------------------------------------------


NOTE 7 - FEDERAL HOME LOAN BANK ADVANCES

The Bank has multiple advances with the Federal Home Loan Bank with maturities through 2012 and rates ranging from 2.80% to 6.94% at March 31, 2003 (unaudited) and 3.25% to 6.94% at September 30, 2002. Scheduled repayments and maturities of fixed rate advances from the Federal Home Loan Bank are as follows:

                                  Weighted
                                Average Rate
                          March 31,     September 30,     March 31,            September 30,
                          ----------    -------------    -----------   ----------------------------
                            2003            2002            2003            2002           2001
                          ----------    -------------    -----------   ------------    ------------
                                                         (Unaudited)

     Maturing in 2002           -%             -%        $         -    $         -    $    14,000
     Maturing in 2003        6.05           5.39               3,000          4,000          4,000
     Maturing in 2004        5.56           5.52               4,000          4,000          4,000
     Maturing in 2005        6.28           6.24               3,000          2,000          2,000
     Maturing in 2006        3.85           5.68               8,000          4,000          4,000
     Maturing in 2007        5.51           5.52               4,000          4,000          4,000
     Maturing in 2008        5.53           5.67              12,000         11,000          9,000
     Maturing in 2009        4.99           5.42               6,000          4,000          2,000
     Maturing in 2010        5.17           5.57               6,000          4,000          2,000
     Maturing in 2011        5.19           5.49               6,000          4,000          1,000
     Maturing in 2012        4.94           5.55               5,000          3,000              -
                                                         -----------    -----------    -----------

                             5.18           5.59         $    57,000    $    44,000    $    46,000
                                                         ===========    ===========    ===========

At March 31, 2003 and September 30, 2002 and 2001, the advances are secured primarily by mortgage-backed securities, mortgage loans, and all stock in the Federal Home Loan Bank under a blanket collateral agreement for the amount of the note outstanding.


NOTE 8 - INCOME TAXES

An analysis of the provision for income taxes is as follows:

                   Six Months Ended
                       March 31,          September 30,
                   ----------------     ----------------
                    2003      2002       2002      2001
                   ------    ------     ------    ------
                      (Unaudited)

     Current        $ 336    $ 443      $ 1,201    $ 888
     Deferred          19       26         (126)       -
                    -----    -----      -------    -----

                    $ 355    $ 469      $ 1,075    $ 888
                    =====    =====      =======    =====


--------------------------------------------------------------------------------
                                   (Continued)

                           AMERICAN SAVINGS BANK OF NJ
                          NOTES TO FINANCIAL STATEMENTS
                              (Tables in thousands)

--------------------------------------------------------------------------------

NOTE 8 - INCOME TAXES (Continued)

A reconciliation of the expected income tax expense and the actual income tax expense was as follows:



                                        Six Months Ended
                                             March 31,      September 30,
                                         ---------------   ---------------
                                          2003     2002     2002     2001
                                         ------   ------   ------   ------
                                           (Unaudited)

     Expected federal income
       tax expense at statutory rate $ 336 $439 $1,008 $831 Increase in taxes resulting from
         State income taxes, net of
           federal benefit                  53       26       154      48
         Tax-exempt income                 (40)       -       (35)      -
         Other, net                          6        4        12       9
         Deferred tax adjustment -
           state tax rate change             -        -       (64)      -
                                         -----     ----    ------    ----

              Income tax expense         $ 355     $469    $1,075    $888
                                         =====     ====    ======    ====

The tax effects of temporary differences that give rise to significant portions of the deferred tax asset and deferred tax liabilities are as follows:

                                                           March 31,    September 30,
                                                             2003       2002     2001
                                                          ----------- --------  --------
                                                          (Unaudited)

     Deferred tax assets
         Provision for loan losses                          $   738    $   678    $ 634
         Deferred loan origination fees                           9         13       17
         Accrued expenses and other liabilities                 527        529      337
                                                            -------    -------    -----
              Total gross deferred tax assets                 1,274      1,220      988

     Deferred tax liabilities
         Depreciation                                           116        116      108
         Deferred loan origination costs                        470        397      292
         Unrealized gain on securities available-for-sale       134        353      396
         Other                                                   34         34       39
                                                            -------    -------    -----
              Total gross deferred tax liabilities              754        900      835
                                                            -------    -------    -----

                  Net deferred tax asset                    $   520    $   320    $ 153
                                                            =======    =======    =====

--------------------------------------------------------------------------------
                                   (Continued)

                           AMERICAN SAVINGS BANK OF NJ
                          NOTES TO FINANCIAL STATEMENTS
                              (Tables in thousands)

--------------------------------------------------------------------------------

NOTE 8 - INCOME TAXES (Continued)

Effective for the Bank on January 1, 2002, the State of New Jersey enacted an income tax rate change for savings institutions from 3% to 9%. This change in tax rate has been reflected in the current period and the deferred inventory has been adjusted accordingly.

Retained earnings includes allocations for federal income tax purposes representing tax bad debt deductions of approximately $1,500,000 through March 31, 2003 (unaudited) and September 30, 2002 on which no tax has been paid and no deferred federal income taxes have been provided. The related amount of deferred tax liability is approximately $599,000. Reductions of amounts so allocated for purposes other than tax bad debt losses will create income for tax purposes only, which will be subject to the then current corporate income tax rate.

NOTE 9 - BENEFIT PLANS

The Bank has a directors' retirement plan that provides retirement benefits to all members of the Board of Directors vested under the plan in accordance with the plan document. During the six months ended March 31, 2003 and 2002 and the years ended September 30, 2002 and 2001, the Bank accrued expenses related to the plan totaling $72,660 (unaudited) and $57,075 (unaudited), $185,613, and $86,775, respectively.

The Bank has a 401(k) profit sharing plan covering substantially all employees. Contributions to the plan are made at the discretion of the Board of Directors and charged to expense annually. The plan also allows participant salary deferrals into the plan along with a matching contribution provided by the Bank. Total expenses related to the plan, including employer match and profit sharing contributions, were $131,934 (unaudited) and $99,644 (unaudited), $205,477 and $197,422 for the six months ended March 31, 2003 and 2002, and the years ended September 30, 2002 and 2001.

During 2002, the Bank implemented a supplemental executive retirement plan that provides benefits to certain key executive officers in accordance with the plan document. During the six months ended March 31, 2003 and for the year ended September 30, 2002, Bank expenses related to the plan totaled $128,231 (unaudited) and $86,770. During 2002, the Bank also purchased bank-owned life insurance on the individuals covered by the supplemental executive retirement plan.

--------------------------------------------------------------------------------
                                   (Continued)

                           AMERICAN SAVINGS BANK OF NJ
                          NOTES TO FINANCIAL STATEMENTS
                              (Tables in thousands)

--------------------------------------------------------------------------------

NOTE 10 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to fund loans and previously approved unused lines of credit. The Bank's exposure to credit loss in the event of nonperformance by the parties to these financial instruments is represented by the contractual amount of the instruments. The Bank uses the same credit policy for commitments as it uses for on-balance-sheet items. The contract amount of these financial instruments is summarized as follows:


                                           March 31,      September 30,
                                         -----------   --------------------
                                            2003          2002       2001
                                         -----------   ---------   --------
                                         (Unaudited)

     Commitments to extend credit         $ 19,481      $17,829    $13,674
     Unused lines of credit                  9,714        9,357      6,340
     Construction loans in process             381        3,121      5,839

Since many commitments expire without being used, the amounts above do not necessarily represent future cash commitments. Collateral may be obtained upon exercise of a commitment. The amount of collateral is determined by management and may include commercial and residential real estate and other business and consumer assets.

NOTE 11 - REGULATORY CAPITAL REQUIREMENTS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required.

--------------------------------------------------------------------------------
                                   (Continued)

                           AMERICAN SAVINGS BANK OF NJ
                          NOTES TO FINANCIAL STATEMENTS
                              (Tables in thousands)

--------------------------------------------------------------------------------

NOTE 11 - REGULATORY CAPITAL REQUIREMENTS (Continued)

The Bank's actual and required capital amounts and ratios are presented below.

                                                                                                  To Be Well
                                                                        For Capital            Capitalized Under
                                                                         Adequacy              Prompt Corrective
                                                  Actual                 Purposes                   Action
                                           --------------------    --------------------     --------------------
                                              Amount      Ratio       Amount      Ratio      Amount        Ratio
                                              ------      -----       ------      -----      ------        -----

As of March 31, 2003 (unaudited)
    Total capital (to risk-weighted
      assets)                              $   23,460     13.0%    $   14,408      8.0%     $  18,010      10.0%
    Tier I capital (to risk-weighted)
      assets)                                  21,613     12.0          7,204      4.0         10,806       6.0
    Tier I (core) capital (to adjusted
      total assets)                            21,613      6.0         14,340      4.0         17,925       5.0

As of September 30, 2002:
    Total capital (to risk-weighted
      assets)                              $   22,680     14.0%    $   12,965      8.0%     $  16,206      10.0%
    Tier I capital (to risk-weighted
      assets)                                  20,981     13.0          6,483      4.0          9,724       6.0
    Tier I (core) capital (to adjusted
      total assets)                            20,981      6.3         13,360      4.0         16,699       5.0

As of September 30, 2001:
    Total capital (to risk-weighted
      assets)                              $   20,650     15.2%    $   10,901      8.0%     $  13,626      10.0%
    Tier I capital (to risk-weighted
      assets)                                  19,091     14.0          5,450      4.0          8,176       6.0
    Tier I (core) capital (to adjusted
      total assets)                            19,091      7.4         10,303      4.0         12,879       5.0



As of March 31, 2003 (unaudited) and September 30, 2002, the most recent notification from the Office of Thrift Supervision categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the Bank's category.

--------------------------------------------------------------------------------
                                   (Continued)

                           AMERICAN SAVINGS BANK OF NJ
                          NOTES TO FINANCIAL STATEMENTS
                              (Tables in thousands)

--------------------------------------------------------------------------------

NOTE 11 - REGULATORY CAPITAL REQUIREMENTS (Continued)

The following is a reconciliation of the Bank's equity under accounting principles generally accepted in the United States of America (GAAP) to regulatory capital as of the dates indicated (in thousands):

                                               March 31,    September 30,
                                                         -------------------
                                                2003       2002       2001
                                             ----------- --------   --------
                                             (Unaudited)

     GAAP equity                               $21,815    $21,512    $19,795
     Nonqualifying equity instruments             (202)      (531)      (704)
                                               -------    -------    -------
         Tier I capital                         21,613     20,981     19,091
     General regulatory loan loss reserves       1,847      1,699      1,559
                                               -------    -------    -------

         Total capital                         $23,460    $22,680    $20,650
                                               =======    =======    =======


NOTE 12 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount and estimated fair value of financial instruments were as follows:


                                March 31,               September 30,            September 30,
                                 2003                     2002                     2001
                          ---------------------    ---------------------   -----------------------
                              (Unaudited)
                                     Estimated                 Estimated                Estimated
                           Carrying    Fair        Carrying      Fair       Carrying       Fair
                            Amount     Value         Amount      Value       Amount        Value
                          ---------  ----------    ----------  ---------   ---------    ----------

Financial assets
    Cash and cash
      equivalents          $  6,903    $  6,903     $ 17,330    $ 17,330    $ 22,109     $ 22,109
    Securities available-
      for-sale               93,648      93,648       90,134      90,134      52,021       52,022
    Securities held-to-
      maturity                4,130       4,171        6,970       7,023      10,187       10,278
    Loans receivable, net   241,522     247,896      207,774     213,320     165,722      168,710
    Federal Home Loan
      Bank stock              2,900       2,900        2,200       2,200       2,300        2,300
    Accrued interest
      receivable              1,251       1,251        1,313       1,314       1,148        1,148


--------------------------------------------------------------------------------
                                   (Continued)

                           AMERICAN SAVINGS BANK OF NJ
                          NOTES TO FINANCIAL STATEMENTS
                              (Tables in thousands)

--------------------------------------------------------------------------------

NOTE 12 - FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)


                                March 31,               September 30,            September 30,
                                 2003                     2002                     2001
                          ---------------------    ---------------------   -----------------------
                              (Unaudited)
                                     Estimated                 Estimated                Estimated
                           Carrying    Fair        Carrying      Fair       Carrying       Fair
                            Amount     Value         Amount      Value       Amount        Value
                          ---------  ----------    ----------  ---------   ---------    ----------

Financial liabilities
    Deposits               $275,857    $277,923     $264,587    $266,408    $188,828     $189,942
    Advance payments
      by borrowers for
      taxes and insurance     1,850       1,850        1,713       1,713       1,358        1,358
    Federal Home Loan
      Bank advances          57,000      61,779       44,000      47,870      46,000       47,596
    Accrued interest
      payable                   282         282          229         229         189          189



The methods and assumptions used to estimate fair value are described as follows:

Carrying amount is the estimated fair value for cash and cash equivalents, Federal Home Loan Bank stock, accrued interest receivable and payable, demand deposits, short-term debt, and variable rate loans or deposits that reprice frequently and fully. Security fair values are based on market prices or dealer quotes and, if no such information is available, on the rate and term of the security and information about the issuer. For fixed rate loans or deposits and for variable rate loans or deposits with infrequent repricing or repricing limits, fair value is based on discounted cash flows using current market rates applied to the estimated life and credit risk. Fair values for impaired loans are estimated using discounted cash flow analysis or underlying collateral values. Fair value of debt, including Federal Home Loan Bank advances, is based on current rates for similar financing.

NOTE 13 - ADOPTION OF PLAN OF STOCK ISSUANCE (UNAUDITED)

On February 10, 2003, the Board of Directors of the MHC and the Bank adopted a plan to form American Financial Group, Inc. (the Stock Holding Company), a new mid-tier holding company, with the concurrent sale of the Stock Holding Company's common stock in an amount equal to 40% of the pro forma market value of the Stock Holding Company and the Bank after giving effect to the offering. As part of the formation of the Stock Holding Company, the MHC will contribute all of its ownership of the Bank to the Stock Holding Company. A subscription offering of the shares of common stock in the new holding company will be offered initially to the Bank's eligible deposit account holders and the Bank's tax qualified employee

--------------------------------------------------------------------------------
                                   (Continued)

                           AMERICAN SAVINGS BANK OF NJ
                          NOTES TO FINANCIAL STATEMENTS
                              (Tables in thousands)

--------------------------------------------------------------------------------

NOTE 13 - ADOPTION OF PLAN OF STOCK ISSUANCE (UNAUDITED) (Continued)

benefit plan, then to other members of the Bank. Any shares of the Stock Holding Company's common stock not sold in the subscription offering will be offered for sale to the general public, giving preference to the Bank's market area.

Upon completion of the plan, the MHC will own 60% of the outstanding stock of the Stock Holding Company, with the remaining 40% held by the public. The Stock Holding Company will own 100% of the Bank. The Bank may not pay dividends to the Stock Holding Company if the dividends would cause the Bank to fall below the "well capitalized" capital threshold.

The Stock Holding Company intends to contribute approximately 80% of the proceeds of the offering to the Bank. The Stock Holding Company will also lend its employee stock ownership plan cash to enable the plan to buy up to 8% of the shares issued in the offering to persons other than the MHC. The balance will be retained as the Stock Holding Company's initial capitalization and may be used for general business purposes including investment in securities, repurchasing shares of its common stock and paying dividends. The funds received by the Bank will be used for general business purposes including originating loans and purchasing securities and may also be used for growth through expansion of the branch office network.

Offering costs will be deferred and deducted from the proceeds of the shares sold in the stock offering. If the offering is not completed, all costs will be charged to expense. At March 31, 2003 (unaudited), $173,422 of costs have been deferred.


--------------------------------------------------------------------------------

================================================================================   =================================================

You should rely only on the information  contained in this document. We have not authorized  anyone to  provide  you with  information  that is  different.  This document does not constitute an offer to sell, or the  solicitation  of an offer to buy, any of the securities  offered hereby to any person in any  jurisdiction
in which the offer or  solicitation  would be unlawful.  The affairs of American                 [logo]
Financial  Group,  Inc.  and its  subsidiary  may change  after the date of this prospectus.  Delivery of this  document  and the sales of shares made  hereunder does not mean otherwise.

                                                 TABLE OF CONTENTS
                                                                            Page
                                                                            ----
                                                                                        Up to 1,196,000 Shares
Summary.........................................................................
Risk Factors....................................................................
Use of Proceeds.................................................................
Dividend Policy.................................................................          AMERICAN FINANCIAL
Market for the Stock............................................................              GROUP, INC.
Capitalization..................................................................
Pro Forma Data..................................................................
Historical and Pro Forma Capital Compliance.....................................
Selected Financial and Other Data...............................................
Management's Discussion and Analysis of
   Financial Condition and Results of Operations................................        ---------------------------
Business of American Savings, MHC...............................................
Business of American Financial Group, Inc.......................................               PROSPECTUS
Business of American Savings Bank ..............................................
Regulation......................................................................        ---------------------------
Taxation........................................................................
Management......................................................................
The Stock Offering..............................................................
Restrictions on Acquisition of
   American Financial Group, Inc................................................
Description of Capital Stock....................................................
Legal and Tax Opinions..........................................................
Experts.........................................................................          Milestone Advisors, LLC
Registration Requirements.......................................................
Where You Can Find Additional Information.......................................
Index to Financial Statements...................................................
                                                                                            ______________, 2003

Until the later of  _______________,  2003, or 90 days after commencement of the offering, all dealers effecting transactions in these securities, whether or not
participating in this offering, may be required to deliver a prospectus. This is        THESE SECURITIES ARE NOT DEPOSITS OR
in addition to the dealers'  obligation  to deliver a prospectus  when acting as        SAVINGS ACCOUNTS AND ARE NOT
underwriters and with respect to their unsold allotments or subscriptions.              FEDERALLY INSURED OR GUARANTEED.


================================================================================   =================================================

                                  Interests in
                           American Savings Bank of NJ
              Employees' Savings and Profit Sharing Plan and Trust
                                       and
                          Offering of 238,459 Shares of
                     Common Stock, $.10 par value per share,
                                       of
                         AMERICAN FINANCIAL GROUP, INC.

         This prospectus supplement relates to the offer and sale to participants in the American Savings Bank of NJ Employees' Savings and Profit Sharing Plan and Trust of participation interests and shares of American Financial Group, Inc.

         In connection with the initial public offering of common stock of American Financial Group, Inc., the plan has been amended to permit the investment of plan assets in various participant directed investment alternatives, including investment in the stock of American Financial Group, Inc. You may direct the trustee of the plan to purchase the stock with plan assets which are attributable to you as a participant. This prospectus supplement relates to your decision whether or not to invest all or a portion of your plan funds in American Financial Group, Inc. common stock.

         If you direct the trustee to invest all or a portion of your plan funds in American Financial Group, Inc. common stock in the initial public offering, the price paid for such shares will be $10.00 per share. This price is the price that will be paid by all other persons who purchase shares of American Financial Group, Inc. stock in the initial public offering.

         If you direct the trustee to invest all or a portion of your plan funds in American Financial Group, Inc. common stock after the initial public offering, shares purchased for your account in open market transactions, and the price paid for such shares will be the market price at the time of the purchase, which may be more or less than the initial public offering price of $10.00 per share.

         The prospectus of American Financial Group, Inc. dated ______ __, 2003 which is attached to this prospectus supplement, includes detailed information regarding American Financial Group, Inc. common stock, and the financial condition, results of operation, and business of American. This prospectus supplement provides information regarding the plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

         Please refer to Risk Factors beginning on page __ of the prospectus.

         These securities have not been approved or disapproved by the Securities and Exchange Commission, the Office of Thrift Supervision, or any other federal agency or any state securities commission, nor has such commission, office, or other agency or any state securities commission passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

         These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

         The date of this prospectus supplement is ________ __, 2003.

                                TABLE OF CONTENTS

The Offering...........................................................................1

         Securities Offered............................................................1
         Election to Purchase Stock in the Initial Offering............................1
         Value of Participation Interests..............................................1
         Purchase Price of American Financial Group, Inc. Common Stock.................1
         Method of Directing Investments...............................................1
         Time for Directing Investment.................................................2
         Irrevocability of Investment Direction........................................2
         Direction to Purchase the Stock After the Initial Offering....................2
         Nature of Each Participant's Interest in
                  American Financial Group, Inc. Common Stock..........................2
         Voting and Tender Rights of the Stock.........................................3
         Minimum Investment............................................................3

Description of the Plan................................................................3

         General.......................................................................3
         Eligibility and Participation.................................................4
         Contributions and Benefits Under the Plan.....................................4
         Limitations on Contributions..................................................4
         Investment of Plan Assets.....................................................5
         Performance of Previous Funds.................................................6
         Performance of Employer Stock Fund............................................6
         Benefits Under the Plan...................................................... 7
         Withdrawals and Distributions From the Plan.................................. 7
         Administration of the Plan................................................... 8
         Reports to Plan Participants................................................. 9
         Amendment and Termination.................................................... 9
         Merger, Consolidation, or Transfer........................................... 9
         Federal Income Tax Consequences..............................................10
         Restrictions on Resale.......................................................10
         SEC Reporting and Short-Swing Profit Liability...............................11
         Additional Information.......................................................11

Legal Opinions........................................................................11

Investment Election Form......................................................Appendix-A

Change of Investment Allocation Form..........................................Appendix-B

Special Tax Notice Regarding Plan Payments....................................Appendix-C


                                  THE OFFERING

Securities Offered

         The securities offered in connection with this prospectus supplement are participation interests in the plan and shares of American Financial Group, Inc. common stock. Only employees of American who meet the eligibility requirements under the plan may participate. Information with regard to the plan is contained in this prospectus supplement and information with regard to the stock offering and the financial condition, results of operation, and business of American is contained in the attached prospectus.

Election to Purchase Stock in the Initial Offering

         You may direct the trustee of the plan to invest all or part of the funds in your account in the Employer Stock Fund. Based upon your election, the trustees of the plan will subscribe for American Financial Group, Inc. shares in the initial offering. You also will be permitted to direct ongoing purchases of the stock under the plan after the initial offering. See "Direction to Purchase Stock After the Initial Offering." The plan's trustee will follow your investment directions. Amounts not transferred to the Employer Stock Fund will remain invested in the other investment funds of the plan as directed by you. See "Investment of Plan Assets."

Value of Participation Interests

         As of May 1, 2003, the total market value of the assets of the plan equaled $2,384,593. The plan administrator has informed each participant of the value of his or her account in the plan as of ________ __, 2003. The value of the plan assets represents your past contributions to the plan, employer matching contributions, profit-sharing contributions, plus or minus earnings or losses on contributions, less withdrawals and loans. You may direct up to 100% of the value of your account assets to invest in the Employer Stock Fund. However, in connection with the initial offering of the stock, if you elect to purchase the stock, you will be required to invest a minimum amount of your account assets in the Employer Stock Fund.

Purchase Price of American Financial Group, Inc. Common Stock

         The funds transferred to the Employer Stock Fund for the purchase of the stock issued in the initial offering will be used by the trustee to purchase shares of American Financial Group, Inc. common stock. The price paid for such shares of the stock will be $10.00. This price is the price that will be paid by all other persons who purchase shares of the stock in the initial offering.

         Your account assets directed for investment in the Employer Stock Fund after the initial offering shall be invested by the trustee to purchase shares of American Financial Group, Inc. common stock in open market transactions. The price paid by the trustee for shares of the American Financial Group, Inc. common stock in the initial offering, or otherwise, will not exceed "adequate consideration" as defined in Section 3(18) of the Employee Retirement Income Security Act.

Method of Directing Investments

         Appendix A of this prospectus supplement includes an investment election form for you to direct a transfer to the Employer Stock Fund in the initial offering of all or a portion of your account under the plan. Appendix B of this prospectus supplement includes Pentegra's change of investment allocation form which is to be used to direct future contributions to the Employer Stock Fund after the initial offering.

         If you wish to invest all or part of your account in the Employer Stock Fund in the initial offering you need to complete Appendix A. Additionally, you may indicate the directed investment of future contributions under the plan for investment in the Employer Stock Fund. If you wish to direct investment of future contributions in the Employer Stock Fund, you need to complete Appendices A and B. If you do not wish to make an investment election, you do not need to take any action.

Time for Directing Investment

         The deadline for submitting your direction to invest funds in the Employer Stock Fund in order to purchase the stock issued in the initial offering is noon on ________ __, 2003. If you want to invest in the Employer Stock Fund, you must return the attached form to Ms. Josephine Castaldo of American by noon on ________ __, 2003.

         After the initial offering, you will still be able to direct the investment of your account under the plan in the Employer Stock Fund and in other investment alternatives.

Irrevocability of Investment Direction

         The direction to invest your plan funds in the Employer Stock Fund in the initial offering cannot be changed after you have turned in your forms. However, you will be able to direct your account to purchase the stock after the initial offering by directing amounts in your account into the Employer Stock Fund.

Direction to Purchase the Stock After the Stock Offering

         Following completion of the stock offering, you will be permitted to direct that a certain percentage of your interest in the Trust Fund (up to 100%) be transferred to the Employer Stock Fund and invested in American Financial Group, Inc. common stock, or to the other investment funds available under the plan. Alternatively, you may direct that a certain percentage of your interest in the Employer Stock Fund be transferred to the Trust Fund to be invested in the other investment funds available in accordance with the terms of the plan. You can direct future contributions made to the plan by you or on your behalf to be invested in the Employer Stock Fund. Following your initial election, the allocation of your interest in the Employer Stock Fund may be changed daily by filing a change of investment allocation form with the plan administrator or by calling Pentegra's voice response unit at (800) 433-4422 and changing your investment allocation by phone.

Nature of Each Participant's Interest in American Financial Group, Inc. Common Stock

         The trustee will hold American Financial Group, Inc. common stock in the name of the plan. Each participant has an allocable interest in the investment funds of the plan but not in any particular assets of the plan. Accordingly, a specific number of shares of the stock will not be directly attributable to the account of any individual participant. Dividend rights associated with the stock held by the Employer Stock Fund will be allocated to the Employer Stock Fund. Any increase (or decrease) in the value of the fund as a result of dividend rights will be reflected in each participant's allocable interest in the Employer Stock Fund.

Voting and Tender Rights of the Stock

         You will direct the trustee of the plan about how to vote your American Financial Group, Inc. shares. If you do not give voting instruction or tender instruction to the trustee, the trustee will vote or tender those shares within its discretion as a fiduciary under the plan or as directed by the plan administrator.

Minimum Investment

         The minimum investment of assets directed by a participant for the purchase of the stock in the initial offering is $250.00, and investments must be in increments of $10.00. Funds may be directed for the purchase of the stock attributable to your account regardless of whether your account assets are 100% vested at the time of your investment election. There is no minimum level of investment after the initial offering for investment in the Employer Stock Fund.

DESCRIPTION OF THE PLAN

General

         American adopted a 401(k) plan effective January 1, 2003. Effective April 1, 2003, American amended and restated its old plan into the new plan in order to permit the investment of plan assets in American Financial Group, Inc. common stock. The new plan is a deferred compensation arrangement established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code. The plan will be submitted to the IRS for a determination by the IRS that the plan is qualified under Section 401(a) of the Internal Revenue Code and that its trust is qualified under Section 501(a) of the Internal Revenue Code. American intends for the plan, in operation, to comply with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code. American will adopt any amendments to the plan that may be necessary to ensure the continued qualified status of the plan under the Internal Revenue Code and other federal regulations.

         Employee  Retirement  Income  Security Act. The plan is an  "individual
         ------------------------------------------
account plan" other than a "money purchase pension plan" within the meaning of the Employee Retirement Income Security Act. As such, the plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Internal Revenue Code Relating to Retirement Plans) of the act, except the funding requirements contained in Part 3 of Title I of the act, which do not apply to an individual account plan (other than a money purchase plan). The plan is not subject to Title IV (Plan Termination Insurance) of the act. Neither the funding requirements contained in Part 3 of Title I of the act nor the plan termination insurance provisions contained in Title IV of the act will be extended to participants or beneficiaries under the plan.

         Federal tax law imposes substantial restrictions on your right to withdraw amounts held under the plan before your termination of employment with American. Federal law may also impose a 10% excise tax on withdrawals you make from the plan before you reach the age of 59 1/2, regardless of whether the withdrawal occurs during or after your employment with American.

         Full Text of Plan. The following portions of this prospectus supplement
         -----------------
are summaries of provisions in the plan. They are not complete and are qualified in their entirety by the full text of the plan. You may obtain copies of the full plan by sending a request to Ms. Josephine Castaldo at American. You should carefully read the full text of the plan document to understand your rights and obligations under the plan.

Eligibility and Participation

         You may participate in the plan on the first day of the month after completing 1,000 hours of service during a 12-month period with American. As of ________ __, 2003, there were __ employees eligible to participate in the plan and __ employees had elected to participate. The plan year is January 1 to December 31.

Contributions and Benefits Under the Plan

         Plan  Participant  Contributions.  You can  contribute to the plan on a
         --------------------------------
pretax basis. Contributions are automatically deducted from your salary each pay period. When you contribute on a pretax basis, you pay no federal income tax on your deferrals until you withdraw money from the plan. You are permitted amounts of not less than 1% and not more than 50% of your taxable compensation reported on Form W-2. You may change the amount of your contributions at any time and your changes will be effective on the first day of the following pay period.

         American  Contributions.  American may match your  contribution  to the
         -----------------------
plan, but we are not obligated to match your contributions. American currently matches 50% of your contributions up to 6% of your salary. American contributions are subject to revision by us.

Limitation on Contributions

         Limitation on Employee Salary Deferral.  Although you may contribute up
         --------------------------------------
to 50% of your pay to the plan, federal tax law limits the dollar amount of your annual contribution to $12,000 in 2003. If you are age 50 or more you can make catch-up contributions of $2,000 in 2003. The Internal Revenue Service periodically adjusts this limit for inflation. Contributions in excess of this limit and earnings on those contributions generally will be returned to you by April 15 of the year following your contribution, and they will be subject to regular federal income taxes.

         Limitation on Annual  Additions  and  Benefits.  Under federal tax law,
         ----------------------------------------------
your contributions and our contributions to the plan may not exceed the lesser of 100% of your annual pay, or $40,000. Contributions that we make to any other retirement program that we sponsor may also count against these limits.

         Special Rules About Highly-Paid  Employees.  Special  provisions of the
         ------------------------------------------
Internal Revenue Code limit contributions by employees who receive annual pay greater than $90,000. If you are in this category, some of your contribution may be returned if your contribution, when measured as a percentage of your pay, is substantially higher than the contributions made by other employees.

         If your annual pay is less than $130,000, we may be required to make a minimum contribution to the plan of 3% of your annual pay if the plan is considered to be a "top heavy" plan under federal tax law. The plan is considered "top heavy" if, in any year, the value of the plan accounts of employees making more than $130,000 represent more than 60 percent of the value of all accounts.

Investment of Plan Assets

         All amounts credited to your plan account are held in trust. A trustee appointed by American's Board of Directors administers the trust and invests the plan assets. The plan offers the following investment choices:

         S&P 500 Stock Fund: Invests in the stocks of a broad array of established U.S. companies. Its objective is long-term: to earn higher returns by investing in the largest companies in the U.S. economy.

         Stable Value Fund: Invests primarily in Guaranteed Investment Contracts and Synthetic Guaranteed Investment Contracts. Its objective is short-to-intermediate term: to achieve a stable return over short to intermediate periods of time while preserving the value of a participant's investment.

         S&P MidCap Stock Fund: Invests in the stocks of mid-sized U.S. companies. Its objective is long- term: to earn higher returns which reflect the growth potential of such companies.

         Money Market Fund: Invests in a broad range of high-quality short-term instruments. Its objective is short-term: to achieve competitive short-term rates of return while preserving the value of the participant's principal.

         Government Bond Fund: Invests in U.S. Treasury bonds with maturities of 20 years or more. Its objective is long-term: to earn a higher level of income along with the potential for capital appreciation.

         Income Plus Asset Allocation Fund: Invests approximately 80% of its portfolio in a combination of stable value investments and U.S. bonds. The balance is invested in U.S. and international stocks. Its objective is intermediate-term: to preserve the value of a participant's investment over short periods of time and to offer some potential for growth.

         Growth and Income Asset Allocation Fund: Invests in U.S. domestic and international stocks, U.S. domestic bonds, and stable value investments. Its objective is intermediate-term: to provide a balance between the pursuit of growth and protection from risk.

         Growth Asset Allocation Fund: Invests the majority of its assets in stocks -- domestic as well as international. Its objective is long-term: to pursue high growth of a participant's investment over time.

         International Stock Fund: Invests in over 1,000 foreign stocks in 20 countries. Its objective is long-term: to offer the potential return of investing in the stocks of established non-U.S. companies, as well as the potential risk-reduction of broad diversification.

         Russell 2000 Stock Fund: Invests in most, or all, of the same stocks held in the Russell 2000 Index. Its objective is long-term: to earn high returns in smaller U.S. companies by matching its benchmark, the Russell 2000 Index.

         S&P 500/Growth Stock Fund: Invests in most, or all, of the stocks held in the S&P/BARRA Growth Index which are large-capitalization growth stocks. Its objective is long-term: to match its benchmark, the S&P/BARRA Growth Index.

         S&P 500/Value Stock Fund: Invests in most, or all, of the stocks held in the S&P/BARRA Value Index which are large-capitalization value stocks. Its objective is long-term: to match its benchmark, the S&P/BARRA Value Index.

         Nasdaq 100 Stock Fund: The fund is intended for long-term investors seeking to capture the growth potential of the 100 largest and most actively traded non-financial companies on the Nasdaq Stock Market. The Fund's benchmark is the Nasdaq 100 Index.

         Employer Stock Fund. The Employer Stock Fund invests primarily in the common stock of American Financial Group, Inc.

Performance of Previous Funds

         The annual percentage return on these funds for calendar years 2002, 2001 and 2000 was approximately:


            Fund                             2002          2001        2000
            ----                             ----          ----        ----
Money Market Fund                            1.6%          4.0%        6.2%
Stable Value Fund                            5.3%          5.7%        5.8%
Government Bond Fund                         16.4%         3.2%       21.0%
S&P 500 Stock Fund                          (22.4%)      (12.3%)      (9.6%)
S&P MidCap Stock Fund                       (15.0%)      ( 0.9%)      16.8%
International Stock Fund                    (18.5%)      (22.0%)     (14.7%)
Income Plus Asset Allocation Fund            (2.6%)        1.7%        2.2%
Growth Asset Allocation Fund                (18.8%)      (14.0%)     (11.3%)
Growth & Income Asset Allocation Fund       (10.3%)       (5.2%)      (3.9%)
Russell 2000 Stock Fund                     (20.7%)        2.0%        1.9%
S&P 500/Growth Stock Fund                   (24.0%)      (13.3%)     (19.0%)
S&P 500/Value Stock Fund                    (21.2%)      (12.2%)      11.2%
Nasdaq 100 Stock Fund                       (37.6%)      (32.7%)     (35.0%)
Employer Stock Fund                           N/A          N/A         N/A

Performance of the Employer Stock Fund

         The Employer Stock Fund is invested in the common stock of American Financial Group, Inc. As of the date of this prospectus supplement, none of the shares of common stock have been issued or are outstanding and there is no established market for the American Financial Group, Inc. common stock. Accordingly, there is no record of the investment performance of the Employer Stock Fund. Performance of the Employer Stock Fund depends on a number of factors, including the financial condition and profitability of American Financial Group, Inc. and market conditions for American Financial Group, Inc. common stock generally.

         Please note that investment in the Employer Stock Fund is not an investment in a savings account or certificate of deposit, and such investment in American Financial Group, Inc. common stock through the Employer Stock Fund is not insured by the FDIC or any other regulatory agency. Further, no assurances can be given with respect to the price at which the stock may be sold in the future.

         Investments in the Employer Stock Fund may involve certain special risks relating to investments in the common stock of American Financial Group, Inc. For a discussion of these risk factors, see "Risk Factors" beginning on page __ of the prospectus.

Benefits Under the Plan

         Vesting.  The contributions  that you make in the plan are fully vested
         -------
and cannot be forfeited. You vest in our matching contributions according to the following schedule:

         Number of Full Years of Service           Vested Percentage
         -------------------------------           -----------------
                           Less than 2                      0%
                           2                               20%
                           3                               40%
                           4                               60%
                           5                               80%
                           6 or more                      100%

Withdrawals and Distributions From the Plan

         Withdrawals  Before  Termination  of  Employment.   Your  plan  account
         ------------------------------------------------
provides you with a source of retirement income. But, while you are employed by American, if you need funds from your account before retirement, you may be eligible to receive either an in-service withdrawal, or (from your pre-tax contributions) a hardship distribution or a loan. You can apply for a hardship distribution or a loan from the plan by contacting Josephine Castaldo at American. In order to qualify for a hardship withdrawal, you must have an immediate and substantial need to meet certain expenses, like a mortgage payment or medical bill, and have no other reasonably available resources to meet your financial need. If you qualify for a hardship distribution, the trustee will make the distribution proportionately from the investment funds in which you have invested your account balance. Hardship withdrawals (except for medical expenses exceeding 7.5% of your adjusted gross income) and in-service withdrawals are subject to the 10% early distribution penalty. Loans are not subject to the 10% early distribution penalty.

         Distributions  Upon Termination for Any Other Reason.  If you terminate
         ----------------------------------------------------
employment with American for any reason other than retirement, disability or death and your account balance exceeds $500, the trustee will distribute your benefits to you the later of the April 1 of the calendar year after you turn age 70 1/2 or when you retire, unless you request otherwise. You may elect to maintain your account balance in the plan for as long as American maintains the plan or you may elect one or more of the forms of distribution available under the plan. If your account balance does not exceed $500, the trustee will generally distribute your benefits to you as soon as administratively practicable following termination of employment.

         Distributions  Upon Disability.  If you can no longer work because of a
         ------------------------------
disability, as defined in the plan, you may withdraw your total account balance under the plan and have that amount paid to you in accordance with the terms of the plan. If you later become reemployed after you have withdrawn some or all of your account balance, you may not repay to the plan any withdrawn amounts.

         Distributions Upon Death. If you die before your benefits are paid from
         ------------------------
the plan, your benefits will be paid to your surviving spouse or designated beneficiary.

         Form of  Benefits.  Payment  of your  benefits  upon  your  retirement,
         -----------------
disability, or other termination of employment will be made either in a lump sum payment, installments or an annuity.

         If you die before receiving benefits pursuant to your retirement, disability, or termination of employment, your beneficiary will receive a lump sum payment, unless the payment would exceed $500 and an election is made for annual installments up to 5 years. Your spouse can receive payments for up to 10 years.

         Nonalienation  of Benefits.  Except with respect to federal  income tax
         --------------------------
withholding and as provided with respect to a qualified domestic relations order, as defined in the Internal Revenue Code, benefits payable under the plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the plan shall be void.

         Plan  Loans.  You may  borrow  money  from the  vested  portion of your
         -----------
account. The minimum amount you may borrow is $1,000. The maximum amount is 50% of your vested account balance. You may never borrow more than $50,000 minus the highest outstanding balance on any individual loan during the last 12 months.

         You may take up to five years to repay a general purpose loan. If you are using the loan to purchase your primary residence, a repayment period of 15 years is permissible. You must repay the loan through payroll deductions.

         If you fail to make any loan repayment when due, your loan will be in default. The full amount of the loan will be due and payable by the last day of the calendar quarter following the calendar quarter which contains the due date of the last monthly installment payment. If the outstanding balance of the loan is in default and is not repaid in the aforementioned time period, you will be considered to have received a distribution of said amount.

Administration of the Plan

         Effective April 1, 2003, American will administer the plan. The Bank of New York will serve as trustee and custodian for all investment funds under the plan except the Employer Stock Fund. Joseph Kliminski, Richard Bzdek and Josephine Castaldo, will serve as trustees with respect to the Employer Stock Fund during the initial public offering by American Financial Group, Inc. After the stock of American Financial Group, Inc. begins trading, the Bank of New York also will be the trustee for the Employer Stock Fund. The plan administrator is responsible for the administration of the plan, interpretation of the provisions of the plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the plan, maintenance of plan records, books of account and all other data necessary for the proper administration of the plan, and preparation and filing of all returns and reports relating to the plan which are required to be filed with the U.S. Department of Labor and the IRS, and for all disclosures required to be made to participants, beneficiaries and others under the Employee Retirement Income Security Act.

         The trustee receives and holds the contributions to the plan in trust and distributes them to participants and beneficiaries in accordance with the terms of the plan and the directions of the plan administrator. The trustee is responsible for investment of the assets of the trust. The address of the plan administrator and the trustee for the Employer Stock Fund is 365 Broad Street, Bloomfield, New Jersey 07003. The address of the Bank of New York is One Wall Street, New York, New York, 10286.

Reports to Plan Participants

         The plan administrator will furnish to each participant a statement at least quarterly showing:

o     the balance in your account as of the end of that period;

o     the amount of contributions allocated to your account for that period; and

o     the adjustments to your account to reflect earnings or losses (if any).

         If you invest in the Employer Stock Fund, you will also receive a copy of American Financial Group, Inc.'s Annual Report to Stockholders and a proxy statement related to stockholder meetings.

Amendment and Termination

         It is the intention of American to continue the plan indefinitely. Nevertheless, American, within its sole discretion may terminate the plan at any time. If the plan is terminated in whole or in part, then regardless of other provisions in the plan, you will have a fully vested interest in your accounts. American reserves the right to make, from time to time, any amendment or amendments to the plan that do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that American may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with Employee Retirement Income Security Act.

Merger, Consolidation, or Transfer

         In the event of the merger or consolidation of the plan with another plan, or the transfer of the trust assets to another plan, the plan requires that each participant would (if either the plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer (if the plan had then terminated).

Federal Income Tax Consequences

         The following discussion is only a brief summary of certain federal income tax aspects of the plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences relating to the plan. At the time you receive a distribution from the plan, you will receive a tax notice which conforms to the IRS safe harbor explanation of the distribution in accordance with IRS Notice 2002-3. The tax rules that affect your benefits under the plan change frequently and may vary based on your individual situation. This summary also does not discuss how state or local tax laws affect your plan benefits. We urge you to consult your tax advisor with respect to any distribution from the plan and transactions involving the plan.

         Federal tax law provides the participants under the plan with a number of special benefits:

         (1) you pay no current income tax on your contributions or American contributions; and

         (2) the earnings on your plan accounts are not taxable until you receive a distribution.

         These benefits are conditioned on the plan's compliance with special requirements of federal tax law. We intend to satisfy all of the rules that apply to the plan. However, if the rules are not satisfied, the special tax benefits available to the plan may be lost.

         Special Distribution Rules. If you turned 50 before 1986, you may be eligible to spread the taxes on the distribution over as much as 10 years. You should consult with your tax advisor to determine if you are eligible for this special tax benefit and whether it is appropriate to your financial needs.

         Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. You may roll over virtually all distributions from the plan to retirement programs sponsored by other employers or to an individual retirement account. We will provide you with detailed information on how to roll over a distribution when you are eligible to receive benefits under the plan.

Restrictions on Resale

         If you are an "affiliate" of American Financial Group, Inc. or American Savings Bank of NJ, you may be subject to special rules under federal securities laws that affect your ability to sell shares you hold in the Employer Stock Fund. Directors, officers and substantial shareholders of American Financial Group, Inc. are generally considered "affiliates." Any person who may be an "affiliate" of American may wish to consult with counsel before transferring any common stock they own. If you are not considered an "affiliate" of American you may freely sell any shares of American Financial Group, Inc. common stock distributed to you under the plan, either publicly or privately.

SEC Reporting and Short-Swing Profit Liability

         If you are an officer, director or more than 10% owner of American Financial Group, Inc., you may be required to report purchases and sales of American Financial Group, Inc. common stock through the plan to the Securities and Exchange Commission. In addition, you may be subject to special rules that provide for the recovery by American Financial Group, Inc. of profits realized by an officer, director or a more than 10% owner from the purchase and sale or sale and purchase of the common stock within any six-month period. However, the rules except many transactions involving the plan from the reporting and profit recovery rules. You should consult with us regarding the impact of these rules on your transactions involving American Financial Group, Inc. common stock.

Additional Information

         This prospectus supplement dated ________ __, 2003, is part of the prospectus of American Financial Group, Inc. dated ________ __, 2003. This prospectus supplement shall be delivered to plan participants together with the prospectus and is not complete unless it is accompanied by the prospectus.

                                 LEGAL OPINIONS

         The validity of the issuance of the common stock will be passed upon by Malizia Spidi & Fisch, PC, Washington, D.C., which acted as special counsel for American Financial Group, Inc. in connection with the initial public offering by American Financial Group, Inc.

                      Appendix-A: Investment Election Form

                                                                      Appendix-A
                                                                      ----------


                           AMERICAN SAVINGS BANK OF NJ
              EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN AND TRUST


                           -------------------------

                 Participant Voluntary Investment Election Form

                           -------------------------


Name of Plan Participant:
                           -------------------------


Social Security Number:
                           -------------------------

1.       Instructions.
         -------------

         In connection with the initial public offering of American Financial Group Inc., American has adopted the American Savings Bank of NJ Employees' Savings and Profit Sharing Plan and Trust to permit plan participants to direct all, or a portion, of the assets attributable to their participant accounts into a new fund: the Employer Stock Fund. The assets attributable to a participant's account that are transferred at the direction of the participant into the Employer Stock Fund will be used to purchase shares of common stock of American Financial Group, Inc. to be issued in the initial stock offering of American Financial Group, Inc.

         To direct a transfer of all or a part of the funds credited to your account to the Employer Stock Fund, you should complete this form and return it to Josephine Castaldo, American Savings Bank of NJ, at 365 Broad Street, Bloomfield, New Jersey 07003 who will retain this form and return a copy to you. If you need any assistance in completing this form, please contact Josephine Castaldo at (973) 748-3600. If you do not complete and return this form by ________ __, 2003, at noon, the funds credited to your account under the plan will continue to be invested in accordance with your prior investment direction, or in accordance with the terms of the plan if no investment direction has been provided.

2.       Investment Directions.
         ----------------------

          As a participant in the plan, I hereby voluntarily elect to direct the trustee of the plan to invest the below indicated dollar sum of my participant account balance under the plan as indicated below.

         I hereby voluntarily elect and request to direct investment of the below indicated dollar amount of my participant account funds for the purchase of the common stock to be issued in American Financial Group, Inc.'s initial offering (minimum investment of $250.00; rounded to the nearest $10.00 increment; maximum investment permissible is 20,000 shares of common stock or $200,000): $___________. Enter your $ level of requested purchase through the plan. Such amount may not exceed the vested portion of assets held under the plan for you. Please note that the actual number of shares of common stock purchased on your behalf under the plan may be limited or reduced in accordance with the plan of stock issuance of American Financial Group, Inc. based upon the total number of shares of common stock subscribed for by other parties. On the attached Appendix-B, please indicate from which funds such investments should be transferred. Only available funds may be used for purchase.

         All other funds in my participant account will remain invested as previously requested. All future contributions under the plan will continue to be invested as previously requested or as revised by me at a later date.

3.       Acknowledgment.

         I fully understand that this self-directed portion of my participant account does not share in the overall net earnings, gains, losses, and appreciation or depreciation in the value of assets held by the plan's other investment funds, but only in my account's allocable portion of such items from the directed investment account invested in the common stock. I understand that the plan's trustee, in complying with this election and in following my directions for the investment of my account, is not responsible or liable in any way for the expenses or losses that may be incurred by my account assets invested in common stock under the Employer Stock Fund.

         I further understand that this one time election shall become irrevocable by me upon execution and submission of this Investment Form. Only
                                                                            ----
properly  signed forms  delivered to the plan trustee on or before  ________ __,
--------------------------------------------------------------------------------
2003, at noon, will be honored.
-------------------------------

         The undersigned participant acknowledges that he or she has received the prospectus of the American Financial Group, Inc., dated ________ __, 2003, the prospectus supplement dated ________ __, 2003, regarding the American Savings Bank of NJ Employees' Savings and Profit Sharing Plan and Trust as adopted by American Savings Bank of NJ and this Investment Form. The undersigned hereby acknowledges that the shares of common stock to be purchased with the funds noted above are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, Bank Insurance Fund, the Savings Association Insurance Fund, or any other governmental agency. Investment in the common stock will expose the undersigned to the investment risks and potential fluctuations in the market price of the common stock. Investment in the common stock does not offer any guarantees regarding maintenance of the principal value of such investment or any projections or guarantees associated with future value or dividend payments with respect to the common stock. The undersigned hereby voluntarily makes and consents to this investment election and voluntarily signed his (her) name as of the date listed below. If you so elect, you may choose not to make any investment decision at this time.

I UNDERSTAND THAT BY EXECUTING THIS ORDER I DO NOT WAIVE ANY RIGHTS AFFORDED TO ME BY THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934.

____________________     __________    ___________________          ____________
Witness                  Date          Participant                  Date


For the Trustee                        For the Plan Administrator

____________________     __________    ___________________          ____________
                         Date                                       Date

                Appendix-B: Change of Investment Allocation Form

                                                                      Appendix-B
                                                                      ----------

                      Change of Investment Allocation Form

American Financial Group, Inc.

CHANGE OF INVESTMENT ALLOCATION
-------------------------------

1.  Member Data

________________________________________________________________________________
Print your full name above (Last, first, middle initial)  Social Security Number

________________________________________________________________________________
Street Address             City                  State               Zip

2.  Instructions

American Savings Bank of NJ Employees' Savings and Profit Sharing Plan and Trust is giving members a special opportunity to invest their 401(k) account balances in a new investment fund - the Employer Stock Fund - which is comprised primarily of common stock issued by American Financial Group, Inc. in connection with the initial stock offering of American Financial Group, Inc. The percentage of a member's account transferred at the direction of the member into the Employer Stock Fund will be used to purchase shares of the common stock during the initial offering of American Financial Group, Inc. Please review the prospectus and the prospectus supplement before making any decision.

In the event of an oversubscription in the offering so that the total amount you allocate to the Employer Stock Fund can not be used by the trustee to purchase the common stock, your account will be reinvested in the other funds of the plan as previously directed in your last investment election.

Investing in the common stock entails some risks, and we encourage you to discuss this investment decision with your spouse and investment advisor. The plan trustee and the plan administrator are not authorized to make any representations about this investment other than what appears in the prospectus and prospectus supplement, and you should not rely on any information other than what is contained in the prospectus and prospectus supplement. For a discussion of certain factors that should be considered by each member in deciding whether to invest in the common stock, see "Risk Factors" beginning on page __ of the prospectus. Any shares purchased by the plan pursuant to your election will be subject to the conditions or restrictions otherwise applicable to the common stock, as discussed in the prospectus and prospectus supplement.

3.  Investment Directions   (Applicable to Accumulated Balances Only)

To direct a transfer of all or part of the funds credited to your accounts to the Employer Stock Fund, you should complete and file this form with Josephine Castaldo, Vice President of American Savings Bank of NJ no later than ________ __, 2003 at noon. If you need any assistance in completing this form, please contact Ms. Castaldo at (973) 748-3600. If you do not complete and return this form to Ms. Castaldo ________ __, 2003 at noon, the funds credited to your account under the plan will continue to be invested in accordance with your prior investment direction, or in accordance with the terms of the plan if no investment direction has been provided by you.

         Nothwithstanding the election made in Appendix-A for purchases of the Employer Stock Fund, your purchase of American Stock will be limited to the amounts available in the following funds. No purchases of the Employer Stock Fund will be made with insufficient funds in any funds.

I hereby revoke any previous investment direction and now direct that the market value of the units that I have invested in the following funds, to the extent permissible, be transferred out of the specified fund and invested (in dollar amounts) in the Employer Stock Fund as follows:



                                                              Dollar
                                                             Amounts
                                                              to be
                     Fund                                  transferred
                     ----                                  -----------

S&P 500 Stock Fund....................................        $___________
Russell 2000 Stock Fund...............................        $___________
S&P 500/Growth Stock Fund.............................        $___________
S&P 500/Value Stock Fund..............................        $___________
Stable Value Fund.....................................        $___________
S&P MidCap Stock Fund.................................        $___________
Money Market Fund.....................................        $___________
Government Bond Fund..................................        $___________
International Stock Fund..............................        $___________
Income Plus Fund......................................        $___________
Growth & Income Fund..................................        $___________
Growth Fund...........................................        $___________
Nasdaq 100 Stock Fund.................................        $___________
          Total (Important!)..........................        $___________

(The Total should equal the total dollar amount on Page 1 of Appendix-A.)

Note: The total amount transferred may not exceed the total value of your accounts.

4. Investment Directions (Applicable to Future Contributions Only) I hereby revoke any previous investment instructions and now direct that any future contributions and/or loan repayments, if any, made by me or on my behalf by American Financial Group, Inc. including those contributions and/or repayments received by American Savings Bank of NJ Employees' Savings and Profit Sharing Plan and Trust during the same reporting period as this form, be invested in the following funds (in whole percentages). If I elect to invest in the common stock of American Financial Group, Inc., such future contributions or loan repayments, if any, will be invested in the Employer Stock Fund the month following the conclusion of the stock offering. Please read "Notes" on the following page before completing.
------

                        Fund                               Percentage
                        ----                               ----------

S&P 500 Stock Fund...................................  ____  %
Russell 2000 Stock Fund..............................  ____  %
S&P 500/Growth Stock Fund............................  ____  %
S&P 500/Value Stock Fund.............................  ____  %
Stable Value Fund....................................  ____  %
S&P MidCap Stock Fund................................  ____  %
Money Market Fund....................................  ____  %
Government Bond Fund.................................  ____  %
International Stock Fund.............................  ____  %
Income Plus Fund.....................................  ____  %
Growth & Income Fund.................................  ____  %
Growth Fund..........................................  ____  %
Employer Stock Fund..................................  ____  %
Nasdaq 100 Stock Fund................................  ____  %
       Total (Important!)............................  100%

         Notes: No amounts invested in the Stable Value Fund may be transferred directly to the Money Market Fund. Stable Value Fund amounts invested in the S&P 500 Stock Fund, Russell 2000 Stock Fund, S&P 500/Growth Stock Fund, S&P 500/Value Stock Fund, S&P MidCap Stock Fund, Government Bond Fund, International Stock Fund, Income Plus Fund, Growth & Income Fund, Growth Fund, Nasdaq 100 Stock Fund and/or Employer Stock Fund, for a period of three months may be transferred to the Money Market Fund upon the submission of a separate Change of Investment Allocation Form. The percentage that can be transferred to the Money Market Fund may be limited by any amounts previously transferred from the Stable Value Fund that have not satisfied the equity wash requirement. Such amounts will remain in either the S&P 500 Stock Fund, Russell 2000 Stock Fund, S&P 500/Growth Stock Fund, S&P 500/Value Stock Fund, S&P MidCap Stock Fund, Government Bond Fund, International Stock Fund, Income Plus Fund, Growth & Income Fund, Growth Fund, Nasdaq 100 Stock Fund and/or Employer Stock Fund and a separate direction to transfer them to the Money Market Fund will be required when they become available.

5.  Participant Signature and Acknowledgment - Required

By signing this Change of Investment Allocation form, I authorize and direct the plan administrator and trustee to carry out my instructions. If investing in the Employer Stock Fund, I acknowledge that I have been provided with and read a copy of the prospectus and prospectus supplement relating to the issuance of the common stock. I am aware of the risks involved in the investment in the common stock, and understand that the trustee and plan administrator are not responsible for my choice of investment.

MEMBER'S SIGNATURE

I understand that the above directed change(s) will be processed within one to five days of the form being received by the Thrift Plan Office. I further understand that if I do not complete either Section 3 or Section 4, no change will be made to my current directions for future contributions or accumulated balances, respectively.


_______________________________________            ______________
Signature of Member                                      Date

Pentegra Services, Inc. is hereby authorized to make the above listed change(s) to this member's record.

On behalf of the above named member, I certify that the signature above is that of the participant making this request.

_______________________________________             ______________
Signature of American Savings Bank of NJ                 Date
Authorized Representative





Please complete and return by noon on ________ __, 2003

             Appendix-C: Special Tax Notice Regarding Plan Payments

                                                                      Appendix-C
                                                                      ----------

                   SPECIAL TAX NOTICE REGARDING PLAN PAYMENTS

         This notice explains how you can continue to defer federal income tax on your retirement savings in the American Savings Bank of NJ Employees' Savings and Profit Sharing Plan and Trust (the "Plan") and contains important information you will need before you decide how to receive your Plan benefits.

         This notice is provided to you by American Savings Bank of NJ (your "Plan Administrator") because all or part of the payment that you will soon receive from the Plan may be eligible for rollover by you or your Plan Administrator to a traditional IRA or an eligible employer plan. A rollover is a payment by you or the Plan Administrator of all or part of your benefit to another plan or IRA that allows you to continue to postpone taxation of that benefit until it is paid to you. Your payment cannot be rolled over to a Roth IRA, a SIMPLE IRA, or a Coverdell Education Savings Account (formerly known as an education IRA). An "eligible employer plan" includes a plan qualified under section 401(a) of the Internal Revenue Code, including a 401(k) plan, profit-sharing plan, defined benefit plan, stock bonus plan, and money purchase plan; a section 403(a) annuity plan; a section 403(b) tax-sheltered annuity; and an eligible section 457(b) plan maintained by a governmental employer (governmental 457 plan).

         An eligible employer plan is not legally required to accept a rollover. Before you decide to roll over your payment to another employer plan, you should find out whether the plan accepts rollovers and, if so, the types of distributions it accepts as a rollover. You should also find out about any documents that are required to be completed before the receiving plan will accept a rollover. Even if a plan accepts rollovers, it might not accept rollovers of certain types of distributions, such as after-tax amounts. If this is the case, and your distribution includes after-tax amounts, you may wish instead to roll your distribution over to a traditional IRA or split your rollover amount between the employer plan in which you will participate and a traditional IRA. If an employer plan accepts your rollover, the plan may restrict subsequent distributions of the rollover amount or may require your spouse's consent for any subsequent distribution. A subsequent distribution from the plan that accepts your rollover may also be subject to different tax treatment than distributions from this Plan. Check with the administrator of the plan that is to receive your rollover prior to making the rollover.

         If you have additional questions after reading this notice, you can contact your plan administrator at (973) 748-3600.

         SUMMARY

         There are two ways you may be able to receive a Plan payment that is eligible for rollover:

         (1) Certain payments can be made directly to a traditional IRA that you establish or to an eligible employer plan that will accept it and hold it for your benefit ("DIRECT ROLLOVER"); or

         (2) The payment can be PAID TO YOU.

         If you choose a DIRECT ROLLOVER:

         * Your payment will not be taxed in the current year and no income tax will be withheld.

         * You choose whether your payment will be made directly to your traditional IRA or to an eligible employer plan that accepts your rollover. Your payment cannot be rolled over to a Roth IRA, a SIMPLE IRA, or a Coverdell Education Savings Account because these are not traditional IRAs.

         * The taxable portion of your payment will be taxed later when you take it out of the traditional IRA or the eligible employer plan. Depending on the type of plan, the later distribution may be subject to different tax treatment than it would be if you received a taxable distribution from this Plan.

         If you choose to have a Plan payment that is eligible for rollover PAID TO YOU:

         *        You  will  receive  only  80% of  the  taxable  amount  of the payment, because the Plan Administrator is required to withhold 20% of that amount and send it to the IRS as income tax withholding to be credited against your taxes.

         * The taxable amount of your payment will be taxed in the current year unless you roll it over. Under limited circumstances, you may be able to use special tax rules that could reduce the tax you owe. However, if you receive the payment before age 59 1/2, you may have to pay an additional 10% tax.

         * You can roll over all or part of the payment by paying it to your traditional IRA or to an eligible employer plan that accepts your rollover within 60 days after you receive the payment. The amount rolled over will not be taxed until you take it out of the traditional IRA or the eligible employer plan.

         * If you want to roll over 100% of the payment to a traditional IRA or an eligible employer plan, you must find other money to replace the 20% of the taxable portion that was withheld. If you roll over only the 80% that you received, you will be taxed on the 20% that was withheld and that is not rolled over.

         YOUR RIGHT TO WAIVE THE 30-DAY NOTICE PERIOD. Generally, neither a direct rollover nor a payment can be made from the Plan until at least 30 days after your receipt of this notice. Thus, after receiving this notice, you have at least 30 days to consider whether or not to have your withdrawal directly rolled over. If you do not wish to wait until this 30-day notice period ends before your election is processed, you may waive the notice period by making an affirmative election indicating whether or not you wish to make a direct rollover. Your withdrawal will then be processed in accordance with your election as soon as practical after it is received by the Plan Administrator.

MORE INFORMATION

I. PAYMENTS THAT CAN AND CANNOT BE ROLLED OVER

II. DIRECT ROLLOVER

III. PAYMENT PAID TO YOU

IV. SURVIVING SPOUSES, ALTERNATE PAYEES, AND OTHER BENEFICIARIES

         I.       PAYMENTS THAT CAN AND CANNOT BE ROLLED OVER

         Payments from the Plan may be "eligible rollover distributions." This means that they can be rolled over to a traditional IRA or to an eligible employer plan that accepts rollovers. Payments from a plan cannot be rolled over to a Roth IRA, a SIMPLE IRA, or a Coverdell Education Savings Account. Your Plan Administrator should be able to tell you what portion of your payment is an eligible rollover distribution.

         The following types of payments cannot be rolled over:

         PAYMENTS SPREAD OVER LONG PERIODS. You cannot roll over a payment if it is part of a series of equal (or almost equal) payments that are made at least once a year and that will last for:

          *    your lifetime (or a period measured by your life expectancy), or

          * your lifetime and your beneficiary's lifetime (or a period measured by your joint life expectancies), or

          *    a period of 10 years or more.

         REQUIRED MINIMUM PAYMENTS. Beginning when you reach age 70 1/2 or retire, whichever is later, a certain portion of your payment cannot be rolled over because it is a "required minimum payment" that must be paid to you. Special rules apply if you own more than 5% of your employer.

         HARDSHIP DISTRIBUTIONS. A hardship distribution cannot be rolled over.

         ESOP DIVIDENDS. Cash dividends paid directly to you on employer stock held in an employee stock ownership plan cannot be rolled over.

         CORRECTIVE DISTRIBUTIONS. A distribution that is made to correct a failed nondiscrimination test or because legal limits on certain contributions were exceeded cannot be rolled over.

         LOANS TREATED AS DISTRIBUTIONS. The amount of a plan loan that becomes a taxable deemed distribution because of a default cannot be rolled over. However, a loan offset amount is eligible for rollover, as discussed in Part III below. Ask the Plan Administrator of this Plan if distribution of your loan qualifies for rollover treatment.

         The Plan Administrator of this Plan should be able to tell you if your payment includes amounts which cannot be rolled over.

         II.      DIRECT ROLLOVER

         A DIRECT ROLLOVER is a direct payment of the amount of your Plan benefits to a traditional IRA or an eligible employer plan that will accept it. You can choose a DIRECT ROLLOVER of all or any portion of your payment that is an eligible rollover distribution, as described in Part I above. You are not taxed on any taxable portion of your payment for which you choose a DIRECT ROLLOVER until you later take it out of the traditional IRA or eligible employer plan. In addition, no income tax withholding is required for any taxable portion of your Plan benefits for which you choose a DIRECT ROLLOVER. This Plan might not let you choose a DIRECT ROLLOVER if your distributions for the year are less than $200.

         DIRECT ROLLOVER to a Traditional IRA. You can open a traditional IRA to receive the direct rollover. If you choose to have your payment made directly to a traditional IRA, contact an IRA sponsor (usually a financial institution) to find out how to have your payment made in a direct rollover to a traditional IRA at that institution. If you are unsure of how to invest your money, you can temporarily establish a traditional IRA to receive the payment. However, in choosing a traditional IRA, you may wish to make sure that the traditional IRA you choose will allow you to move all or a part of your payment to another traditional IRA at a later date, without penalties or other limitations. See IRS Publication 590, Individual Retirement Arrangements, for more information on traditional IRAs (including limits on how often you can roll over between IRAs).

         DIRECT ROLLOVER to a Plan. If you are employed by a new employer that has an eligible employer plan, and you want a direct rollover to that plan, ask the plan administrator of that plan whether it will accept your rollover. An eligible employer plan is not legally required to accept a rollover. Even if your new employer's plan does not accept a rollover, you can choose a DIRECT ROLLOVER to a traditional IRA. If the employer plan accepts your rollover, the plan may provide restrictions on the circumstances under which you may later receive a distribution of the rollover amount or may require spousal consent to any subsequent distribution. Check with the plan administrator of that plan before making your decision.

         DIRECT ROLLOVER of a Series of Payments. If you receive a payment that can be rolled over to a traditional IRA or an eligible employer plan that will accept it, and it is paid in a series of payments for less than 10 years, your choice to make or not make a DIRECT ROLLOVER for a payment will apply to all later payments in the series until you change your election. You are free to change your election for any later payment in the series.

         CHANGE IN TAX TREATMENT RESULTING FROM A DIRECT ROLLOVER. The
tax treatment of any payment from the eligible employer plan or traditional IRA receiving your DIRECT ROLLOVER might be different than if you received your benefit in a taxable distribution directly from the Plan. For example, if you were born before January 1, 1936, you might be entitled to ten-year averaging or capital gain treatment, as explained below. However, if you have your benefit rolled over to a section 403(b) tax-sheltered annuity, a governmental 457 plan, or a traditional IRA in a DIRECT ROLLOVER, your benefit will no longer be eligible for that special treatment. See the sections below entitled "Additional 10% Tax if You Are under Age 59 1/2" and "Special Tax Treatment if You Were Born before January 1, 1936."

         III.     PAYMENT PAID TO YOU

         If your payment can be rolled over (see Part I above) and the payment is made to you in cash, it is subject to 20% federal income tax withholding on the taxable portion (state tax withholding may also apply). The payment is taxed in the year you receive it unless, within 60 days, you roll it over to a traditional IRA or an eligible employer plan that accepts rollovers. If you do not roll it over, special tax rules may apply.

         Income Tax Withholding:

         MANDATORY WITHHOLDING. If any portion of your payment can be rolled over under Part I above and you do not elect to make a DIRECT ROLLOVER, the Plan is required by law to withhold 20% of the taxable amount. This amount is sent to the IRS as federal income tax withholding. For example, if you can roll over a taxable payment of $10,000, only $8,000 will be paid to you because the Plan must withhold $2,000 as income tax. However, when you prepare your income tax return for the year, unless you make a rollover within 60 days (see "Sixty-Day Rollover Option" below), you must report the full $10,000 as a taxable payment from the Plan. You must report the $2,000 as tax withheld, and it will be credited against any income tax you owe for the year. There will be no income tax withholding if your payments for the year are less than $200.

         VOLUNTARY WITHHOLDING. If any portion of your payment is taxable but cannot be rolled over under Part I above, the mandatory withholding rules described above do not apply. In this case, you may elect not to have withholding apply to that portion. If you do nothing, an amount will be taken out of this portion of your payment for federal income tax withholding. To elect out of withholding, ask the Plan Administrator for the election form and related information.

         SIXTY-DAY ROLLOVER OPTION. If you receive a payment that can be rolled over under Part I above, you can still decide to roll over all or part of it to a traditional IRA or to an eligible employer plan that accepts rollovers. If you decide to roll over, you must contribute the amount of the payment you received to a traditional IRA or eligible employer plan within 60 days after you receive the payment. The portion of your payment that is rolled over will not be taxed until you take it out of the traditional IRA or the eligible employer plan.

         You can roll over up to 100% of your payment that can be rolled over under Part I above, including an amount equal to the 20% of the taxable portion that was withheld. If you choose to roll over 100%, you must find other money within the 60-day period to contribute to the traditional IRA or the eligible employer plan, to replace the 20% that was withheld. On the other hand, if you roll over only the 80% of the taxable portion that you received, you will be taxed on the 20% that was withheld.

         EXAMPLE: The taxable portion of your payment that can be rolled over under Part I above is $10,000, and you choose to have it paid to you. You will receive $8,000, and $2,000 will be sent to the IRS as income tax withholding. Within 60 days after receiving the $8,000, you may roll over the entire $10,000 to a traditional IRA or an eligible employer plan. To do this, you roll over the $8,000 you received from the Plan, and you will have to find $2,000 from other sources (your savings, a loan, etc.). In this case, the entire $10,000 is not taxed until you take it out of the traditional IRA or an eligible employer plan. If you roll over the entire $10,000, when you file your income tax return you may get a refund of part or all of the $2,000 withheld.

         If, on the other hand, you roll over only $8,000, the $2,000 you did not roll over is taxed in the year it was withheld. When you file your income tax return, you may get a refund of part of the $2,000 withheld. (However, any refund is likely to be larger if you roll over the entire $10,000.)

         ADDITIONAL 10% TAX IF YOU ARE UNDER AGE 59 1/2. If you receive a payment before you reach age 59 1/2 and you do not roll it over, then, in addition to the regular income tax, you may have to pay an extra tax equal to 10% of the taxable portion of the payment. The additional 10% tax generally does not apply to (1) payments that are paid after you separate from service with your employer during or after the year you reach age 55, (2) payments that are paid because you retire due to disability, (3) payments that are paid as equal (or almost equal) payments over your life or life expectancy (or your and your beneficiary's lives or life expectancies), (4) dividends paid with respect to stock by an employee stock ownership plan (ESOP) as described in Code section 404(k), (5) payments that are paid directly to the government to satisfy a federal tax levy, (6) payments that are paid to an alternate payee under a qualified domestic relations order, or (7) payments that do not exceed the amount of your deductible medical expenses. See IRS Form 5329 for more information on the additional 10% tax.

         SPECIAL TAX TREATMENT IF YOU WERE BORN BEFORE JANUARY 1, 1936.
If you receive a payment from a plan qualified under section 401(a) or a section 403(a) annuity plan that can be rolled over under Part I and you do not roll it over to a traditional IRA or an eligible employer plan, the payment will be taxed in the year you receive it. However, if the payment qualifies as a "lump sum distribution," it may be eligible for special tax treatment. (See also "Employer Stock or Securities", below.) A lump sum distribution is a payment, within one year, of your entire balance under the Plan (and certain other similar plans of the employer) that is payable to you after you have reached age 59 1/2 or because you have separated from service with your employer (or, in the case of a self-employed individual, after you have reached age 59 1/2 or have become disabled). For a payment to be treated as a lump sum distribution, you must have been a participant in the Plan for at least five years before the year in which you received the distribution. The special tax treatment for lump sum distributions that may be available to you is described below.

         TEN-YEAR AVERAGING. If you receive a lump sum distribution and you were born before January 1, 1936, you can make a one-time election to figure the tax on the payment by using "10-year averaging" (using 1986 tax rates). Ten-year averaging often reduces the tax you owe.

         There are other limits on the special tax treatment for lump sum distributions. For example, you can generally elect this special tax treatment only once in your lifetime, and the election applies to all lump sum distributions that you receive in that same year. You may not elect this special tax treatment if you rolled amounts into this Plan from a 403(b) tax-sheltered annuity contract, a governmental 457 plan, or from an IRA not originally attributable to a qualified employer plan. If you have previously rolled over a distribution from this Plan (or certain other similar plans of the employer), you cannot use this special averaging treatment for later payments from the Plan. If you roll over your payment to a traditional IRA, governmental 457 plan, or 403(b) tax-sheltered annuity, you will not be able to use special tax treatment for later payments from that IRA, plan, or annuity. Also, if you roll over only a portion of your payment to a traditional IRA, governmental 457 plan, or 403(b) tax-sheltered annuity, this special tax treatment is not available for the rest of the payment. See IRS Form 4972 for additional information on lump sum distributions and how you elect the special tax treatment.

         EMPLOYER STOCK OR SECURITIES. There is a special rule for a payment from the Plan that includes employer stock (or other employer securities). To use this special rule, 1) the payment must qualify as a lump sum distribution, as described above, except that you do not need five years of plan participation, or 2) the employer stock included in the payment must be attributable to "after-tax" employee contributions, if any. Under this special rule, you may have the option of not paying tax on the "net unrealized appreciation" of the stock until you sell the stock. Net unrealized appreciation generally is the increase in the value of the employer stock while it was held by the Plan. For example, if employer stock was contributed to your Plan account when the stock was worth $1,000 but the stock was worth $1,200 when you received it, you would not have to pay tax on the $200 increase in value until you later sold the stock.

         You may instead elect not to have the special rule apply to the net unrealized appreciation. In this case, your net unrealized appreciation will be taxed in the year you receive the stock, unless you roll over the stock. The stock can be rolled over to a traditional IRA or another eligible employer plan, either in a direct rollover or a rollover that you make yourself. Generally, you will no longer be able to use the special rule for net unrealized appreciation if you roll the stock over to a traditional IRA or another eligible employer plan.

         If you receive only employer stock in a payment that can be rolled over, no amount will be withheld from the payment. If you receive cash or property other than employer stock, as well as employer stock, in a payment that can be rolled over, the 20% withholding amount will be based on the entire taxable amount paid to you (including the value of the employer stock determined by excluding the net unrealized appreciation). However, the amount withheld will be limited to the cash or property (excluding employer stock) paid to you.

         If you receive employer stock in a payment that qualifies as a lump sum distribution, the special tax treatment for lump sum distributions described above (such as 10-year averaging) also may apply. See IRS Form 4972 for additional information on these rules.

         REPAYMENT OF PLAN LOANS. If your employment ends and you have an outstanding loan from your Plan, your employer may reduce (or "offset") your balance in the Plan by the amount of the loan you have not repaid. The amount of your loan offset is treated as a distribution to you at the time of the offset and will be taxed unless you roll over an amount equal to the amount of your loan offset to another qualified employer plan or a traditional IRA within 60 days of the date of the offset. If the amount of your loan offset is the only amount you receive or are treated as having received, no amount will be withheld from it. If you receive other payments of cash or property from the Plan, the 20% withholding amount will be based on the entire amount paid to you, including the amount of the loan offset. The amount withheld will be limited to the amount of other cash or property paid to you (other than any employer securities). The amount of a defaulted plan loan that is a taxable deemed distribution cannot be rolled over.


         IV.      SURVIVING SPOUSES, ALTERNATE PAYEES, AND OTHER
BENEFICIARIES

         In general, the rules summarized above that apply to payments to employees also apply to payments to surviving spouses of employees and to spouses or former spouses who are "alternate payees." You are an alternate payee if your interest in the Plan results from a "qualified domestic relations order," which is an order issued by a court, usually in connection with a divorce or legal separation.

         If you are a surviving spouse or an alternate payee, you may choose to have a payment that can be rolled over, as described in Part I above, paid in a DIRECT ROLLOVER to a traditional IRA or to an eligible employer plan or paid to you. If you have the payment paid to you, you can keep it or roll it over yourself to a traditional IRA or to an eligible employer plan. Thus, you have the same choices as the employee.

         If you are a beneficiary other than a surviving spouse or an alternate payee, you cannot choose a direct rollover, and you cannot roll over the payment yourself.

         If you are a surviving spouse, an alternate payee, or another beneficiary, your payment is generally not subject to the additional 10% tax described in Part III above, even if you are younger than age 59 1/2.

         If you are a surviving spouse, an alternate payee, or another beneficiary, you may be able to use the special tax treatment for lump sum distributions and the special rule for payments that include employer stock, as described in Part III above. If you receive a payment because of the employee's death, you may be able to treat the payment as a lump sum distribution if the employee met the appropriate age requirements, whether or not the employee had 5 years of participation in the Plan.

         HOW TO OBTAIN ADDITIONAL INFORMATION

         This notice summarizes only the federal (not state or local) tax rules that might apply to your payment. The rules described above are complex and contain many conditions and exceptions that are not included in this notice. Therefore, you may want to consult with the Plan Administrator or a professional tax advisor before you take a payment of your benefits from your Plan. Also, you can find more specific information on the tax treatment of payments from qualified employer plans in IRS Publication 575, Pension and Annuity Income, and IRS Publication 590, Individual Retirement Arrangements. These publications are available from your local IRS office, on the IRS's Internet Web Site at www.irs.gov, or by calling 1-800-TAX-FORMS.

                 PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Officers and Directors.

     Article XI of the Bylaws of American Financial Group, Inc. (the "Subsidiary Holding Company") sets forth circumstances under which directors, officers, employees and agents of the Subsidiary Holding Company may be insured or indemnified against liability which they incur in their capacities as such.

Article XI:
-----------

     Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he is or was a director, officer or employee of the Subsidiary Holding Company or is or was serving at the request of the Company as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the Subsidiary Holding Company to the fullest extent authorized by the Regulations of the Office, as the same exists or may hereafter be amended against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith.

     The right to indemnification conferred herein shall include the right to be paid by the Subsidiary Holding Company the expenses incurred in defending any such proceeding in advance of its final disposition, to the fullest extent authorized by the Regulations of the Office. The rights to indemnification and to the advancement of expenses conferred herein shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or employee and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

Item 25. Other Expenses of Issuance and Conversion

*   Legal Fees.................................................  $110,000
*   Accounting Fees............................................    75,000
*   Appraisal/Business Plan Fees...............................    68,000
*   Blue Sky (State Securities Laws) Legal and Filing Fees.....    35,000
*   Conversion Agent...........................................    10,000
*   Printing Fees and Expenses.................................    50,000
*   Postage and Mailing Expenses...............................    35,000
*   Stock Certificate Expenses.................................     5,000
*   Transfer Agent Fees........................................    20,000
*   Underwriting Fees and Expenses.............................   132,500
*   OTS Filing Fees............................................     6,400
*   SEC Filing Fee.............................................       900
*   EDGAR Expenses.............................................    20,000
*   NASD Regulation, Inc. Filing Fee...........................     1,600
*   Other    ..................................................    10,600
                                                                 --------
                     Total.....................................  $580,000
                                                                 ========
-----------------
*  Estimated, at supermax.

Item 26. Recent Sales of Unregistered Securities.

     Not Applicable

Item 27. Exhibits:

     The exhibits filed as part of this Registration Statement are as follows:

     1    Form of Sales Agency Agreement with Milestone Merchant Partners*
     2    Plan of Stock Issuance of American Financial Group, Inc.
     3(i) Charter of American Financial Group, Inc.
     3(ii) Bylaws of American Financial Group, Inc.
     4    Specimen Stock Certificate of American Financial Group, Inc.
     5 Opinion of Malizia Spidi & Fisch, PC regarding legality of securities registered
     8.1  Federal Tax Opinion of Malizia Spidi & Fisch, PC
     8.2  State Tax Opinion of Crowe Chizek and Company LLC
     10.1 Employment Agreement between American Savings Bank of NJ and Joseph Kliminski
     10.2 Employment  Agreement  between American Savings Bank of NJ and Richard
          M. Bzdek
     10.3 Employment Agreement between American Savings Bank of NJ and Eric B. Heyer
     10.4 Form of Executive Salary Continuation Agreement
     21   Subsidiaries
     23.1 Consent of Malizia Spidi & Fisch, PC (contained in its opinions filed as Exhibits 5, 8.1 and 8.2)
     23.2 Consent of Crowe Chizek and Company LLC
     23.3 Consent of FinPro, Inc.
     24   Power of Attorney (reference is made to the signature page)
     99.1 Stock Order Form*
     99.2 Marketing Materials*
     99.3 Opinion of FinPro, Inc. as to the value of subscription rights
     99.4 Conversion Valuation Appraisal Report prepared by FinPro, Inc.

---------------
* To be filed.

Item 28. Undertakings

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ("Securities Act");

          (ii) Reflect in the prospectus any facts or events which individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, the undersigned registrant shall treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) The undersigned registrant shall file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Bloomfield, New Jersey on May 22, 2003.

                                      AMERICAN FINANCIAL GROUP, INC.


                                      By:  /s/ Joseph Kliminski
                                           -------------------------------------
                                           Joseph Kliminski
                                           President and Chief Executive Officer
                                           (Duly Authorized Representative)

     We the undersigned directors and officers of American Financial Group, Inc. do hereby severally constitute and appoint Joseph Kliminski our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below and to execute all instruments for us and in our names in the capacities indicated below which said Joseph Kliminski may deem necessary or advisable to enable American Financial Group, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form SB-2 relating to the offering of American Financial Group, Inc. common stock, including specifically but not limited to, power and authority to sign for us or any of us, in our names in the capacities indicated below, the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that Joseph Kliminski shall do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons in the capacities indicated as of May 22, 2003.


/s/ W. George Parker                          /s/ Joseph Kliminski
------------------------------------------    ----------------------------------
W. George Parker                              Joseph Kliminski
Chairman and Director                         President, Chief Executive Officer
                                                 and Director
                                              (Principal Executive Officer)


/s/ Eric B. Heyer                             /s/ Vincent S. Rospond
------------------------------------------    ----------------------------------
Eric B. Heyer                                 Vincent S. Rospond
Vice President and Chief Financial Officer    Director
(Principal Accounting Officer)


/s/ H. Joseph North                           /s/ James H. Ward, III
------------------------------------------    ----------------------------------
H. Joseph North                               James H. Ward, III
Director                                      Director


/s/ Stanley Obal                              /s/ Robert Gaccioni
------------------------------------------    ----------------------------------
Stanley Obal                                  Robert Gaccione
Director                                      Director

As filed with the Securities and Exchange Commission on May 22, 2003        Registration No. 333-
---------------------------------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   EXHIBITS TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933



                         American Financial Group, Inc.
          -------------------------------------------------------------
          (Exact name of Small Business Issuer as specified in charter)


       United States                       6035                 56-2317250
---------------------------------    -----------------      --------------------
(State or other jurisdiction         (Primary SIC No.)      (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                 365 Broad Street, Bloomfield, New Jersey 07003
                                  973-748-3600
        ----------------------------------------------------------------
        (Address and telephone number of principal executive offices and principal place of business)

           Mr. Joseph Kliminski, President and Chief Executive Officer
                 365 Broad Street, Bloomfield, New Jersey 07003
                                  973-748-3600
           -----------------------------------------------------------
            (Name, address and telephone number of agent for service)

                  Please send copies of all communications to:

             Samuel J. Malizia, Esq.                Sanford Brown, Esq.
             Tiffany A. Hasselman, Esq.             Charlotte M. Rasche, Esq.
             MALIZIA SPIDI & FISCH, PC              BRACEWELL & PATTERSON
             1100 New York Ave., N.W.               500 North Akard
             Suite 340 West                         Suite 4000
             Washington, D.C.  20005                Dallas, Texas  75201
             (202) 434-4660                         (214) 758-1093

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after this registration statement becomes effective.

                         INDEX TO EXHIBITS TO FORM SB-2

Exhibit
-------


     1    Form of Sales Agency Agreement with Milestone Merchant Partners*
     2    Plan of Stock Issuance of American Financial Group, Inc.
     3(i) Charter of American Financial Group, Inc.
     3(ii) Bylaws of American Financial Group, Inc.
     4    Specimen Stock Certificate of American Financial Group, Inc.
     5 Opinion of Malizia Spidi & Fisch, PC regarding legality of securities registered
     8.1  Federal Tax Opinion of Malizia Spidi & Fisch, PC
     8.2  State Tax Opinion of Crowe Chizek and Company LLC
     10.1 Employment Agreement between American Savings Bank of NJ and Joseph Kliminski
     10.2 Employment  Agreement  between American Savings Bank of NJ and Richard
          M. Bzdek
     10.3 Employment Agreement between American Savings Bank of NJ and Eric B. Heyer
     10.4 Form of Executive Salary Continuation Agreement
     21   Subsidiaries
     23.1 Consent of Malizia Spidi & Fisch, PC (contained in its opinions filed as Exhibits 5, 8.1 and 8.2)
     23.2 Consent of Crowe Chizek and Company LLC
     23.3 Consent of FinPro, Inc.
     24   Power of Attorney (reference is made to the signature page)
     99.1 Stock Order Form*
     99.2 Marketing Materials*
     99.3 Opinion of FinPro, Inc. as to the value of subscription rights
     99.4 Conversion Valuation Appraisal Report prepared by FinPro, Inc.

---------------
* To be filed.